CONTRIBUTION AGREEMENT

                                   Dated as of

                               September 30, 1999

                                 By and Between

                       77 WEST WACKER LIMITED PARTNERSHIP

                                       and

                                       OTR

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS.....................................................    1
    Section 1.1    Specific Definitions...................................    1
    Section 1.2    Terms Generally........................................    8

ARTICLE II TERMS OF THE TRANSACTION.......................................    8
    Section 2.1    Formation of the Joint Venture.........................    8
    Section 2.2    Deposit................................................    8
    Section 2.3    Cash Contribution to the LLC...........................    8
    Section 2.4    Instruments of Transfer and Conveyance.................    9
    Section 2.5    77 WWLP Contribution...................................    9
    Section 2.6    Debt Financing of Property.............................    9
    Section 2.7    Title Policy...........................................   10
    Section 2.8    Extinguishment of Existing Debt........................   11
    Section 2.9    Distribution to 77 WWLP................................   11

ARTICLE III INSPECTION....................................................   11
    Section 3.1    Due Diligence; Indemnity.  ............................   11
    Section 3.2    Delivery of Property Information by 77 WWLP and Prime..   12
    Section 3.3    Title and Survey.......................................   13
    Section 3.4    Objection Notice.......................................   13
    Section 3.5    Intentionally deleted..................................   14
    Section 3.6    Intentionally deleted..................................   14
    Section 3.7    Tenant Estoppels.......................................   14
    Section 3.8    Air Rights Lease.......................................   15

ARTICLE IV OPERATIONS AND RISK OF LOSS....................................   15
    Section 4.1    Ongoing Operations.....................................   15
    Section 4.2    Damage.................................................   16
    Section 4.3    Condemnation...........................................   17

ARTICLE V CLOSING.........................................................   17
    Section 5.1    Closing................................................   17
    Section 5.2    Conditions to the Parties' Obligations to Close........   17
    Section 5.3    Deliveries by 77 WWLP in Escrow........................   21
    Section 5.4    OTR's Deliveries in Escrow.............................   22
    Section 5.5    LLC's Deliveries in Escrow.............................   23
    Section 5.6    Closing Statements.....................................   23
    Section 5.7    Possession.............................................   23
    Section 5.8    Delivery of Books and Records..........................   23

ARTICLE VI PRORATIONS; COSTS..............................................   24
    Section 6.1    Prorations. ...........................................   24
    Section 6.2    Post-Closing Corrections...............................   26
    Section 6.3    Utilities..............................................   26
    Section 6.4    Service Contracts......................................   26
    Section 6.5    Costs..................................................   26
    Section 6.6    Sales, Transfer, and Documentary Taxes.................   26
    Section 6.7    Utility Deposits.......................................   26
    Section 6.8    Sales Commissions......................................   26
    Section 6.9    Wages.  Intentionally deleted..........................   26
    Section 6.10   Tenant Improvements and Allowances.....................   26

ARTICLE VII REPRESENTATIONS AND WARRANTIES................................   27
    Section 7.1    Representations and Warranties of 77 WWLP..............   27
    Section 7.2    OTR's Representations and Warranties...................   31
    Section 7.3    Survival of Representations and Warranties.............   31




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
                                                                            PAGE
                                                                            ----
ARTICLE VIII DEFAULT AND REMEDIES.........................................   31
    Section 8.1    Default by 77 WWLP.....................................   31
    Section 8.2    OTR's Default..........................................   32
    Section 8.3    Other Expenses.........................................   32

ARTICLE IX INDEMNIFICATION................................................   32
    Section 9.1    Indemnity of 77 WWLP...................................   32
    Section 9.2    LLC's Indemnity........................................   32
    Section 9.3    Procedure..............................................   32
    Section 9.4    Survivability..........................................   32

ARTICLE X MISCELLANEOUS...................................................   33
    Section 10.1   Parties Bound. ........................................   33
    Section 10.2   Headings. .............................................   33
    Section 10.3   Invalidity; No Waiver..................................   33
    Section 10.4   Governing Law. ........................................   33
    Section 10.5   Survival...............................................   33
    Section 10.6   No Third Party Beneficiary.............................   33
    Section 10.7   Entirety and Amendments................................   34
    Section 10.8   Time. .................................................   33
    Section 10.9   Confidentiality........................................   33
    Section 10.10  Attorneys' Fees........................................   34
    Section 10.11  Notices................................................   34
    Section 10.12  Construction...........................................   34
    Section 10.13  Calculation of Time Periods............................   35
    Section 10.14  Information and Audit Cooperation......................   35
    Section 10.15  Execution in Counterparts..............................   35
    Section 10.16  Exculpation............................................   35
    Section 10.17  Further Assurances.....................................   35
    Section 10.18  Bulk Sales.............................................   35
    Section 10.19  Notification of Certain Matters........................   36
    Section 10.20  Termination............................................   36
    Section 10.21  Procedure and Effect of Termination....................   36
    Section 10.22  Remedies Cumulative; Equitable Relief..................   36
    Section 10.23  Waiver of Compliance; Consents.........................   37
    Section 10.24  Intentionally deleted..................................   37
    Section 10.25  Waiver of Jury Trial...................................   37
    Section 10.26  Like Kind Exchange.....................................   37
    Section 10.27  Sprinkler Heads........................................   37
    Section 10.28  Holidays...............................................   38

EXHIBITS
    Exhibit A -    Commission Schedule....................................   39
    Exhibit B-1 -  Description of Property Subject to Appurtenances.......   40
    Exhibit B-2 -  Description of Land....................................   42
    Exhibit C -    Management Agreement...................................   46
    Exhibit D -    Operating Agreement....................................   47
    Exhibit E -    Management Office Furniture & Equipment
                     Furniture List.......................................

APPENDICES
    Appendix 2.2 - Escrow Agreement.......................................   47
    Appendix 2.6 - Loan Terms.............................................   50
    Appendix 2.7(1) - Reinsurers of Title Policy..........................   51
    Appendix 2.7(2) - Owner's Policy......................................
    Appendix 2.7(3) - Conditions Precedent to Title Policy
                        Performable by 77 WWLP............................   52
    Appendix 3.2 - Description of Property Information....................   54
    Appendix 3.4 - Delinquent Tax Letter Agreement .......................   55
    Appendix 3.7 - Tenant Estoppels.......................................   56


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                                                                            PAGE
                                                                            ----
APPENDICES (CONT'D)
    Appendix 3.8 - Ground Lessor Estoppel.................................
    Appendix 5.3(b) - Form of Deed........................................   57
    Appendix 5.3(c) - Form of Bill of Sale and Assignment.................   62
    Appendix 5.3(d) - Tenant and Vendor Notices...........................   70
    Appendix 5.3(f) - Form of FIRPTA Affidavit............................   72
    Appendix 6.1(e) - Leasing Commissions Payable by 77 WWLP..............   74
    Appendix 6.10(a)- 77 WWLP TI Obligations..............................   75
    Appendix 6.10(b)- LLC TI Obligations..................................   76
    Appendix 7.1(c) - Lease Defaults......................................   77
    Appendix 7.1(o) - Litigation..........................................   78
    Appendix 10.11  - Notice Addresses....................................   79

                             CONTRIBUTION AGREEMENT
                             ----------------------

     THIS Contribution Agreement (this "Agreement"), is entered as of September 30, 1999, by and between 77 WEST WACKER LIMITED PARTNERSHIP, a limited partnership organized under the laws of Illinois ("77 WWLP"), and OTR, an Ohio general partnership, acting on behalf of and legally binding the State Teachers Retirement System of Ohio ("STRBO"), an instrumentality of the State of Ohio (such partnership, acting on behalf of STRBO, "OTR"), with reference to the following.
                                    RECITALS:

     A. 77 WWLP holds title to certain real property located in Chicago, Cook County, Illinois commonly known as 77 West Wacker Drive, at which is located a 50 story Class A office building with an area of approximately 944,556 net rentable square feet, a health club facility with an area of approximately 12,288 square feet located on an air rights parcel adjacent to such building, a restaurant with an area of approximately 4,800 square feet and 45 parking spaces.

     B. 77 WWLP and OTR desire for 77 WWLP to form 77 West Wacker Drive, L.L.C., a limited liability company organized under the laws of Delaware (the "LLC").

     C. Subsequent to formation of the LLC, the parties wish for the following to occur: (i) 77 WWLP to transfer to the LLC all of the real property and related personal property to which it holds title; (ii) the LLC to borrow the principal amount of $170,000,000 from an institutional lender on the terms more specifically provided in Appendix 2.6 hereof; (iii) the LLC to pay the existing indebtedness of 77 WWLP secured by 77 WWLP's property; (iv) following payment of such existing indebtedness and at the same time as or following such contribution, distribution and borrowing, OTR to contribute to the LLC $66,000,000 as preferred equity yielding a nine and one-half percent (9?%) per year cumulative return; (v) following payment of such existing indebtedness and at the same time as or following such borrowing, OTR to contribute to the LLC $22,000,000; (vi) the LLC to pay in cash to 77 WWLP as a distribution an amount equal to the amount contributed to the LLC by OTR, (vii) 77 WWLP to assign or distribute its membership interest in the LLC to Prime Group Realty L.P., a limited partnership organized under the laws of Delaware ("Prime") and, to the extent required by Lender, another affiliate of Prime; (viii) following payment of such existing indebtedness and at the same time as or following such borrowing, OTR and Prime to enter into an Amended and Restated Operating Agreement governing the LLC substantially in the form of Exhibit D attached hereto and incorporated herein; and (ix) following payment of such existing indebtedness and at the same time as or following such contribution, distribution and borrowing, OTR to receive a membership interest in the LLC.

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  respective
representations,   warranties,   covenants   and   agreements   of  each  party,
respectively, set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 SPECIFIC DEFINITIONS. Terms with initial capital letters used herein shall have the meanings ascribed to them below.

     "77 WWLP Contribution" shall mean the contribution of the Property to the LLC as provided herein, free, clear and unencumbered except for the Permitted Exceptions.

     "77 WWLP Contribution Value" shall mean $110,000,000, as such amount may be adjusted in accordance with Article VI.

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
     "Action(s)" shall mean any litigation or proceeding of any nature, whether at law or in equity, before any court, arbitrator, arbitration panel or Governmental Authority.

     "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For the purpose of this definition, "control" means the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

     "Agreement" shall mean this Contribution Agreement, including the exhibits attached hereto.

     "Air Rights Lease" shall mean a certain lease dated March 7, 1991 between American National Bank and Trust Company, as Trustee under trust agreement dated November 26, 1985 and known as Trust Number 66121, as landlord, and 77 WWLP, as Tenant, and recorded as Document Number 91119739 in the office of the Recorder of Cook County, Illinois.

     "Air Rights Parcel" shall mean a certain parcel of property leased to 77 WWLP pursuant to the Air Rights Lease.

     "Appurtenances: shall mean the interest of the tenant under the Air Rights Lease on, in or appurtenant to the Air Rights Parcel and the rights of the party named 77 West Wacker Limited Partnership pursuant to the Parking Agreement in the Transportation Building, including those affecting the property described in Exhibit B-1 attached hereto and incorporated herein and any and all right, title and interest of 77 WWLP in and to all intangible property that is now or hereafter used in connection with the operation, ownership, maintenance, management or occupancy of the Air Rights Parcel or the Appurtenant Improvements, including without limitation, any and all of the following: plans and specifications for the Air Rights Parcel or the Appurtenant Improvements, including as built plans, unexpired warranties, guaranties, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of such Air Rights Parcel or Appurtenant Improvements; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); insurance proceeds or condemnation awards to the extent provided in Sections 4.2 or 4.3 of this Agreement; marketing and promotional brochures related to the Air Rights Parcel or the Appurtenant Improvements; and books and records pertaining to the Air Rights Parcel or the Appurtenant Improvements.

     "Appurtenant Improvements" shall mean the interests of the tenant under the Air Rights Lease to all buildings, improvements, fixtures, structures, parking areas and landscaping located on, in or appurtenant to the Air Rights Parcel, if any, including the health club and the skywalks.

     "Bill of Sale and Assignment" shall mean an agreement to be entered into between 77 WWLP and the LLC pursuant to which the LLC assumes certain Liabilities pertaining to the Property, and 77 WWLP transfers to the LLC all of its right, title and interest in, to and under the Property.

     "Brokers" means BT Alex. Brown and Jones Lang LaSalle.

     "Capital Contribution" means, in the case of OTR, the OTR Contribution, and in the case of 77 WWLP, the 77 WWLP Contribution.

     "Cleanup" shall mean all actions required by Environmental Laws with respect to the Property to: (a) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform studies and investigations and monitoring and care; or (d) respond to any government requests for information or documents in any way relating to clean up, removal, treatment or remediation or potential clean up, removal, treatment or remediation of Hazardous Materials in the workplace or outdoor environment.

     "Closing" shall have the meaning set forth in Section 5.1.

     "Closing Date" shall mean a date on or before September 30, 1999, as such date may be extended as provided in Section 3.4.

     "Closing Documents" shall mean the documents that the parties are required to deliver in Article V.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission Schedule" means the schedule attached to this Agreement as Exhibit A and incorporated herein.

     "CCRs" shall have the meaning set forth in Section 3.8.

     "Debt" shall mean the obligation of the LLC to repay the Loan and the other obligations of the LLC under the Loan Documents.

     "Deposit" shall mean $500,000 deposited by OTR with the Escrow Agent as provided in Section 2.2, together with any interest or other earnings on such $500,000.

     "Due Diligence Period" shall mean the period from the date of this Agreement through 11:59 p.m. (E.D.T.) on the Effective Date.

     "Effective Date" shall mean the date on which each party to this Agreement shall have executed and delivered it to each other.

     "Employment Laws" shall mean all federal, state, local and municipal Laws in effect at or prior to the Effective Date relating to employees, dependent contractors and independent contractors and their employment, or rendition of services, including but not limited to those laws relating to taxation, health, labor, labor-management relations, occupational health and safety, pay equity, employment equity or discrimination, employment standards, benefits and workers' compensation.

     "Endorsements" shall mean, (i) owner's comprehensive, (ii) non-imputation, and (iii) those endorsements forming a part of the proforma policy of title insurance attached as Appendix 2.7(2) hereto.

     "Environmental Laws" shall mean all applicable Laws relating to pollution of the environment or protection of the environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous
Material into the environment (including, without limitation, ambient air, surface water, groundwater, land, soil, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, Release, transport or handling of Hazardous Material, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

     "Environmental Permit" shall mean any permit, license, registration, waste identification number, variance or other authorization of any Governmental Authority relating to the business or operations of 77 WWLP or the Property required by any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean Chicago Title Insurance Company.

     "Escrow Agreement" shall mean the Escrow Agreement to be entered into by and among Prime, 77 WWLP, OTR and Chicago Title Insurance Company, as Escrow Agent, to be funded with the Deposit, substantially in the form of Appendix 2.2 attached hereto and incorporated herein.

     "Existing Debt" means the indebtedness of 77 WWLP to Existing Lender and the obligations of 77 WWLP to Existing Lender under the Existing Mortgage.

     "Existing Lender" means the holder of the Existing Mortgage and the indebtedness, the repayment of which the Existing Mortgage secures.

     "Existing   Mortgage"  means  a  certain  mortgage  and  related  documents currently encumbering the Property securing the indebtedness of 77 WWLP to Lehman Brothers Holdings, Inc.

     "Financial Statements" shall have the meaning set forth in Section 3.2 and Appendix 3.2.

     "Governmental   Authority"   shall  mean  any   federal,   state  or  local
governmental department, court, commission, board, bureau, agency, taxing authority or instrumentality having jurisdiction over the Property.

     "Hazardous Materials" shall mean all or any of the following substances defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "contaminants," "hazardous substances," "hazardous materials," "hazardous wastes," "pollutants," "toxic substances" or any other formulation intended to define, list or classify substances by reason of their adverse or deleterious properties including but not limited to the following:
(a) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (b) any flammable substances, explosives or any radioactive materials; (c) underground storage tanks, whether empty or containing any substance; (d) asbestos in any form that is or could become friable; (e) polychlorinated biphenyls or any electrical equipment which contains any oil or dialectic fluid containing polychlorinated biphenyls; and
(f) all substances defined as "hazardous substances, oils, pollutants or contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ? 300.5, or defined as such by, or regulated as such under, any Environmental Law.

     "Improvements"   shall   mean  all   buildings,   improvements,   fixtures,
structures, parking areas and landscaping located on or in the Land.

     "Intangible Property" shall mean all right, title and interest of 77 WWLP in and to all intangible personal property owned by 77 WWLP and now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, any and all of the following: trade names and trademarks associated with such Real Property, including; the plans and specifications for the Improvements, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of such Real Property; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards to the extent provided in Sections 4.2 or 4.3 of this Agreement; marketing and promotional brochures and materials for the Property; trade names and trademarks pertaining to the Property; and books and records relating to the Property.

     "Knowledge" with respect to any particular representation or warranty contained in this Agreement, shall mean the actual knowledge of Jeffrey A. Patterson, James Runnion and/or Scott McKibben.

     "Land" shall mean the land described in Exhibit B attached hereto and incorporated herein and all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in any wise appertaining to the Land, including any and all mineral rights, development rights, water rights and the like; and all right, title, and interest of 77 WWLP in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land, if any.

     "Laws" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, writs, judgments, injunctions, decrees, licenses and permits of any Governmental Authority.

     "Lender" means collectively the lenders making the Loan as contemplated in Appendix 2.6 attached hereto, including Westdeutsche Immobilien Bank, a German banking association, as a lender and as agent for all of such lenders, as contemplated in Appendix 2.6 attached hereto.

     "Leases" shall mean, as to the Property, all leases, subleases or other agreements pursuant to which any Person has the right to occupy space in the Improvements (including leases made after the date hereof as permitted by this Agreement), but excluding the Air Rights Lease and any sublease or occupancy agreement pertaining to the Air Rights Parcel.

     "Lease Assignment" shall mean the assignment of leases and rents pursuant to which the LLC pledges the leases and rents of the Property in order to secure its obligation to repay the Loan.

     "Liabilities" shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute, accrued, contingent, monetary or nonmonetary, direct or indirect, known or unknown or matured or unmatured or of any other nature.

     "Lien" shall mean with respect to the Real Property, the following: any mortgage, pledge, restriction, security interest, claim, charge, adverse interest in property, lease, lien or other encumbrance of any kind, including any property interest or title of any vendor, lessor, lender or other secured party under any conditional sale contract or title retention contract, and in the case of securities or equity interests, any put, call or similar right of a third party with respect to such securities or equity interests.

     "LLC" shall mean 77 West Wacker Drive, L.L.C., a Delaware limited liability company.

     "Loan" shall mean the borrowing contemplated by the LLC from the Lender in the principal amount of $170,000,000.

     "Loan Documents" shall mean the documents evidencing or securing the indebtedness to repay the Loan.

     "Management Agreement" shall mean a certain Management Agreement between the LLC and Prime to be entered into at Closing, in the form of Exhibit C attached hereto and incorporated herein.

     "Manager"  shall  mean  Prime,   Prime  Group  Realty  Services,   Inc.,  a
corporation organized under the laws of Maryland, or an Affiliate of either.

     "Material damage" or "materially damaged" shall have the meaning set forth in Section 4.2.

     "Mortgage" shall mean the mortgage and security agreement encumbering the Property to secure the obligation of the LLC to repay the Loan.

     "Notice Addresses" shall mean the addresses set forth in Appendix 10.11, as the same may be changed in accordance with Section 10.11.

     "Objection Notice" shall have the meaning set forth in Section 3.4.

     "Operating Agreement" shall mean the Amended and Restated Operating Agreement of the LLC between Prime and OTR, or between 77 WWLP and OTR, as the case may be, substantially in the form attached hereto as Exhibit D and incorporated herein.

     "OTR Contribution" shall have the meaning provided in Section 2.3.

     "OTR Representative" shall have the meaning provided in Section 3.1.

     "Parking Agreement" means a certain Parking Agreement dated October 22, 1991 among 77 WWLP and American National Bank and Trust Company of Chicago, not personally but as trustee under trust agreement dated June 18, 1981 and known as trust number 52947 and North Loop Transportation Center Limited Partnership.

     "Permitted Exceptions" shall mean:

          (a) Liens for taxes not yet due and payable;

          (b) tenants as tenants in possession only under the Leases without any option to purchase or right of first refusal with respect to the Property or any portion thereof (other than rights of first offer or first refusal to lease office space at the Property or similar rights);

          (c) exceptions approved by OTR as provided in Section 3.4;

          (d) exceptions shown in the Pro Forma Title Policy attached hereto as Appendix 2.7(2); and

          (e) the Lien of the Loan Documents securing the Loan.

     "Person" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, joint venture, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau or other entity or authority.

     "Personal Property" shall mean all right, title and interest of 77 WWLP in and to all tangible personal property owned by 77 WWLP described in Exhibit E attached hereto and incorporated herein and heretofore, now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, but "Personal Property" shall not mean personal property owned by tenants of the Property pursuant to Leases, or personal property that is (i) not required for the use or operation of the Real Property or the Appurtenant Improvements and (ii) is owned by Manager or owned by the operators of the health club located in the Air Space Parcel or the parking garage included in the Improvements.

     "Property" shall mean the Real Property, the Leases, the Rents, the Personal Property, the Intangible Property and the Service Contracts.

     "Property Information" means the documents, materials and information specified in Appendix 3.2 attached hereto and incorporated herein.

     "Property Value" means $280,000,000, as such amount may be adjusted in accordance with Article VI hereof.

     "Real Property" shall mean the Land and the Improvements.

     "Rents" shall mean all income from the Real Property, including without limitation, all fixed or base rent, percentage rent, additional rent or other amounts payable by tenants under Leases with respect to operating expenses, taxes or other charges under the Leases but excluding rent payable pursuant to the Air Rights Lease, amounts payable pursuant to the Parking Agreement and revenue of the health club operation located in the Air Rights Parcel.

     "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, soil and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or property, if applicable Environmental Laws would require the effect of any of the same on the environment to be remedied or reported to a Governmental Authority.

     "Service" shall mean the Internal Revenue Service of the United States.

     "Service Contracts" shall mean all service contracts and other contracts, agreements or instruments relating to the ownership, use, management or operation of the Property, including equipment leases or any other lease in which 77 WWLP is lessee, but excluding the Leases.

     "Subsidiary" shall mean with respect to a Person any corporation or other entity the majority of the voting stock or other equity interest of which is owned, directly or indirectly, beneficially or of record, by such Person, or which is otherwise controlled, directly or indirectly, by such Person.

     "Supplemental   Property   Information"  means  any  additional   documents
furnished to OTR in accordance with Section 3.2 hereof during the Due Diligence Period.

     "Survey" shall mean the survey of the Real Property prepared by a surveyor licensed in the jurisdiction in which the Real Property is located, a plat of which 77 WWLP has previously delivered to OTR, to which plat such surveyor has appended a certificate pursuant to which such surveyor certifies to OTR, the Title Company and the LLC that the survey accurately depicts the Property as of a date subsequent to the Effective Date.

     "Tax Return" shall mean any return, report, document, declaration or other information or filing (including any related or supporting information) filed or required to be filed with any taxing authority or jurisdiction with respect to Taxes.

     "Title Commitment" shall mean a commitment for an ALTA Form 1970 owner's title insurance policy for the Real Property in the initial amount of $10,000 (which shall be increased at Closing to $280,000,000) covering title to the Real Property on or after the date of this Agreement, showing 77 WWLP as the owner of the Fee Real Property and the rights of the tenant under the Air Rights Lease.

     "Title Company" shall mean Chicago Title Insurance Company.

     "Title Policy" shall mean an ALTA Owner's Policy (1970 Form) of title insurance issued by the Title Company as of the date and time of the recording of the Deed, in form and substance the same as the pro forma policy of title insurance attached hereto as Appendix 2.7(2).

     Section 1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Appendix, Exhibit or Schedule and terms defined in any Appendix, Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Appendix, Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available by the party in question. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Effective Date. References to "dollars" or "$" in this Agreement shall mean United States dollars.

                                   ARTICLE II

                            TERMS OF THE TRANSACTION

     Section 2.1 FORMATION OF THE JOINT VENTURE. At least three (3) business days prior to Closing, 77 WWLP shall prepare, sign, and file with the Secretary of State of Delaware the Articles of Organization of the LLC. At Closing, 77 WWLP and OTR, or Prime and OTR, as the case may be, shall execute and deliver counterparts of the Operating Agreement, provided that the conditions precedent to the performance of such obligations are satisfied or waived as provided herein.

     Section 2.2 DEPOSIT. Within five (5) business days after the end of the Due Diligence Period, OTR shall deposit the Deposit with the Escrow Agent. Contemporaneously with the execution of this Agreement, OTR, 77 WWLP and the Escrow Agent shall execute the Escrow Agreement substantially in the form of Appendix 2.2 attached hereto and incorporated herein. The Deposit shall be held and disbursed as provided in the Escrow Agreement. At Closing, the full amount of the Deposit shall be (i) disbursed to the LLC and (ii) credited against the OTR Contribution.

     Section 2.3 CASH CONTRIBUTION TO THE LLC.

          (a) At Closing, OTR shall contribute to the LLC cash in the amount of $88,000,000 (the "OTR Contribution"), as such amount may be adjusted in
     Article VI hereof, provided that the conditions precedent to the performance of such obligation are satisfied or waived as provided herein, upon the terms set forth herein.

          (b) In exchange for the OTR Contribution to the LLC, OTR shall receive at Closing a membership interest in the LLC as provided for and set forth in the Operating Agreement.

     Section 2.4 INSTRUMENTS OF TRANSFER AND CONVEYANCE. In order to effect the formation of the LLC and the OTR Contribution as contemplated by Sections 2.1 and 2.3, on the Closing Date, 77 WWLP and OTR shall execute and deliver, or cause to be executed and delivered, in escrow to the Escrow Agent, dated the Closing Date, subject only to Permitted Exceptions, the Closing Documents and funds that each, respectively, is required to deliver as more particularly provided in Article V.

         Section 2.5  77 WWLP CONTRIBUTION.

          (a) At or before the Closing, 77 WWLP shall transfer to the LLC by delivery of the Assignment and Deed as provided in Section 5.3 hereof good and marketable title to the Property and the Appurtenances and the Appurtenant Improvements, free, clear and unencumbered except for the Permitted Exceptions, the Existing Mortgage and otherwise upon the terms set forth herein. At or before the Closing, 77 WWLP shall satisfy the Existing Debt as provided in Section 2.8 hereof.

          (b) In exchange for the 77 WWLP Contribution, 77 WWLP shall have the right to receive at Closing a membership interest in the LLC as provided for and set forth in the Operating Agreement. Contemporaneous with the distributions specified in Section 2.9, 77 WWLP shall assign to Prime, and if required by Lender, an Affiliate of Prime, its right, title and interest in 77 WWLP's right to membership in the LLC, and 77 WWLP shall cause Prime to assume all and singular, the obligations of 77 WWLP under the Operating Agreement, whether such performance was due prior or subsequent to such assignment.

     Section 2.6 DEBT FINANCING OF PROPERTY. 77 WWLP and OTR intend that they will authorize, empower and direct the LLC (i)(a) to borrow $170,000,000 to finance in part the LLC from Lender and (b) agree to repay the Loan on the terms set forth in Appendix 2.6 attached hereto and incorporated herein or (ii) to accept title to the Property subject to the lien of the Loan Documents and to assume the obligations of 77 WWLP under the Loan Documents accruing from and after Closing.

     77 WWLP and OTR shall cooperate with each other during the Due Diligence Period to obtain the Loan on the terms set forth in Appendix 2.6 and otherwise reasonably satisfactory to each of OTR and Prime. 77 WWLP shall notify OTR from time to time of its progress in obtaining such Loan commitment and negotiating the terms of the Loan Documents and shall respond to requests from OTR for information on such progress.

     If the proposed commitment of Lender to make the proposed Loan, the proposed Loan and the Loan Documents contain and effect economic terms of the Loan set forth in Appendix 2.6 and if the terms of the Loan Documents do not contain noneconomic terms materially adverse to either 77 WWLP or OTR, 77 WWLP and OTR shall authorize, direct and empower the LLC either (i) to obtain the Loan and to execute and deliver the Loan Documents in favor of Lender at Closing or (ii) to accept title to the Property subject to the lien of the Loan Documents and to assume the obligations of 77 WWLP under the Loan Documents accruing from and after Closing. At least five (5) days prior to the Closing Date, 77 WWLP shall furnish to OTR copies of all of the proposed Loan Documents and notify OTR whether the proposed Loan Documents provide for a Loan effecting the economic terms set forth in Appendix 2.6 and do not provide for noneconomic terms materially adverse to 77 WWLP.

     If OTR determines that the proposed Loan Documents (i) do not provide for a Loan effecting the economic terms set forth in Appendix 2.6 or (ii) provide noneconomic terms materially adverse to OTR, OTR shall elect in writing to (i) terminate this Agreement or (ii) raise objections by providing notice thereof. If OTR does not give such notice within five days after receipt from 77 WWLP of the proposed Loan Documents OTR shall be deemed to have terminated this Agreement. If OTR notifies 77 WWLP of any such objections, 77 WWLP shall exercise reasonable efforts for two (2) business days following such notice to cause such objections to be removed or corrected. If necessary, the Closing Date shall be extended to permit 77 WWLP to use such two (2) business day period. If despite such reasonable efforts, 77 WWLP is unable to cause such objections to be removed or corrected to OTR's reasonable satisfaction within such two (2) business day period, then OTR may elect on or prior to the date that is twenty
(20) days following the date that it gave notice of such objections to (i) terminate this Agreement or (ii) accept the proposed Loan Documents as to which it had previously objected without the removal or correction of the objections that 77 WWLP has been unable to remove or correct. If OTR so elects to terminate or accept, such election shall be OTR's sole and exclusive remedy under this Agreement, at law or in equity with respect to such objection.

     If 77 WWLP is unable, prior to the Closing Date, to negotiate with Lender the terms of Loan Documents that (i) provide for a Loan effecting the economic terms set forth in Appendix 2.6 from Lender and (ii) do not provide noneconomic terms materially adverse to 77 WWLP, despite reasonable efforts to do so, 77 WWLP may elect to terminate this Agreement by written notice to OTR, given on or before the Closing Date.

     The obligations of the LLC to repay the Loan and the other obligations of the LLC under the Loan Documents are sometimes referred to herein collectively as the "Debt".

     Section 2.7 TITLE POLICY. (a) 77 WWLP shall do those things specified in the following Section 2.7(b) in order to induce the Title Company to issue to the LLC at the Closing, or irrevocably commit in writing at Closing to deliver within fifteen (15) days following Closing, the Title Policy meeting the following requirements:

          (i) the effective time of the Title Policy shall be the date and time of recording of the Deed;

          (ii) the amount of the Title Policy shall be $280,000,000;

          (iii) the insured under the Title Policy shall be the LLC;

          (iv) the Title Policy shall be reinsured with direct access reinsurance agreements satisfactory to OTR, 77 WWLP and Prime by the reinsurers identified in Appendix 2.7(1) with the limits of liability set forth in Appendix 2.7(1); and

          (v) the Title Policy shall be in the same form as the proforma policy of title insurance attached hereto as Appendix 2.7(2) attached hereto and incorporated herein.

     (b)  77 WWLP shall:

          (i) request Title Company to issue the Title Policy;

          (ii) cause the satisfaction of the conditions precedent set forth in the Title Commitment and the Endorsements included in it to Title Company's liability to issue the Title Policy pursuant to the Title Commitment that are more particularly described in Appendix 2.7(3) attached hereto and incorporated herein; and

          (iii) perform 77 WWLP's obligations hereunder.

     Section 2.8 EXTINGUISHMENT OF EXISTING DEBT. At or prior to Closing, provided that the conditions precedent provided in Section 5.2 hereof to 77 WWLP's duty to perform its obligations under Sections 5.1 and 5.3 hereof are satisfied or waived by 77 WWLP, including the disbursement of the proceeds of the Loan to the LLC and the LLC's making such proceeds available for the satisfaction of the Existing Debt, 77 WWLP shall satisfy in full the Existing Debt, pursuant to a payoff letter obtained by it with respect to the Existing Debt satisfactory to the Title Company and, within thirty (30) days following Closing, shall obtain a full and complete release in reasonable form of the Property the Appurtenances and the Appurtenant Improvements from the Lien of the Existing Mortgage. For such purpose, 77 WWLP may use the proceeds of the Loan. If the payoff letter is incorrect, and the Existing Debt is not satisfied in full, 77 WWLP shall immediately satisfy the Existing Debt in full at its expense upon receiving written notice that it has not satisfied the Existing Debt in full. If excess funds are paid to the holder of the Existing Debt, 77 WWLP shall be entitled to pursue, collect and keep recovery of any such excess payment.

         Section 2.9 DISTRIBUTION TO 77 WWLP. At Closing, provided that the Existing Debt has been paid in full in accordance with the payoff letter obtained from the holder of the Existing Debt contemplated in Section 2.9 and the Title Policy is issued, 77 WWLP and OTR shall authorize and empower the LLC to distribute the proceeds of the OTR Contribution to 77 WWLP or as directed by 77 WWLP except for an amount of the OTR Contribution equal to the fees payable as financing fees in connection with the obtaining of the Loan (the "Financing Fees"). At Closing, 77 WWLP and OTR shall authorize and empower the LLC to distribute an amount of the OTR Contribution equal to the amount of the Financing Fees to the person or persons entitled to the payment of the Financing Fees.

                                   ARTICLE III

                                   INSPECTION

     Section 3.1 DUE DILIGENCE; INDEMNITY. OTR shall have the Due Diligence Period in which to examine, inspect, and investigate the Property, the Appurtenances and the Appurtenant Improvements and the proposed transaction and, in OTR's sole and absolute judgment and discretion, to determine whether the Property and the proposed transaction is satisfactory to OTR.

     Upon reasonable advance notice to 77 WWLP and subject to the rights of tenants under Leases, OTR and its agents, employees and representatives, contractors, architects and other parties designated by OTR ("OTR's Representative") shall, during the term of this Agreement, have reasonable access during normal business hours to the Property, the Appurtenances and the Appurtenant Improvements and all books and records for the Property that are in the possession or control of 77 WWLP or its agents or managers for the purpose of conducting analyses, surveys, architectural, engineering, geotechnical and environmental inspections and tests (including reasonable intrusive inspection and sampling after prior written notice to 77 WWLP and in the presence of Manager), and any other inspections, studies, or tests reasonably required by OTR after prior written notice to 77 WWLP and in the presence of Manager. OTR shall have the right to conduct a "walk-through" of the Property, the Appurtenances and the Appurtenant before Closing, subject to the rights of tenants under Leases and accompanied by Manager. In the course of its investigations, OTR may make inquiries, in the manner described below, to the Manager, Lender, and, in the manner described below, the following tenants: R.R. Donnelley & Son Company, Jones Day Reavis & Pogue LLP, and Everen Securities, Inc.

     OTR shall keep the Property, the Appurtenances and the Appurtenant Improvements free and clear of any liens arising out of such entry and inspection and will indemnify, defend, and hold 77 WWLP, its partners, officers, directors, agents and employees, harmless from all such liens and any claims asserted by third parties against 77 WWLP, or its partners, officers, directors, agents or employees (other than those arising out of the negligence or willful misconduct of 77 WWLP) to recover for personal injury or property damage as a result of OTR's Representatives' entry onto the Property, the Appurtenances and the Appurtenant Improvements. If any inspection or test damages the Property, OTR at its sole cost will restore the Property, the Appurtenances and the Appurtenant Improvements to the condition they were in immediately prior to any such inspection or test in a manner reasonably satisfactory to 77 WWLP. OTR's obligations under this Section 3.1 shall survive the termination of this Agreement and, if applicable, the Closing.

     During the fourteen (14) day period following the Effective Date, 77 WWLP shall schedule and reschedule, if necessary, meetings among representatives of 77 WWLP and OTR and representatives of the following tenants under Leases having responsibility on behalf of such tenants for such Leases: (i) R.R. Donnelley & Son Company, (ii) Jones Day Reavis & Pogue LLP, and (iii) Everen Securities, Inc. The purpose of such meetings is to give representatives of OTR the opportunity to interview such tenants concerning their Leases and the Property as part of OTR's due diligence.

     If (i) such meetings do not occur within fourteen (14) days following the Effective Date or (ii) if OTR is not satisfied in its sole discretion with such meetings, OTR may on or before the expiration of such fourteen (14) day period either (a) terminate this Agreement by notice to 77 WWLP or (b) raise objections by providing notice thereof. If OTR does not give 77 WWLP notice that it has no objections within such fourteen (14) day period, OTR shall be deemed to have terminated the Agreement. If OTR notifies 77 WWLP of any such objections, 77 WWLP shall have the option, but not the obligation, within ten (10) days after delivery of such notice to remove or cause to be corrected OTR's objections. If 77 WWLP fails or refuses to cause such objections to be removed or corrected to OTR's satisfaction during within such ten (10) day period, then OTR may elect on or prior to the date that is twenty (20) days following the date that it gave notice of such objections to (i) terminate this Agreement or (ii) accept the Property regardless of such objections and proceed to Closing without deduction from the OTR Contribution or reduction of the 77 WWLP Contribution Value. If OTR so elects to terminate or accept this Agreement, such election shall be OTR's sole and exclusive remedy under this Agreement, at law or in equity with respect to such objection. If OTR makes no such election during such twenty (20) day period, OTR shall be deemed to have elected to terminate this Agreement.

     Section 3.2 DELIVERY OF PROPERTY INFORMATION BY 77 WWLP AND PRIMe. In order to assist OTR with its inspection and review of the Property, the Appurtenances and the Appurtenant Improvements, 77 WWLP shall, within five (5) business days after the date of this Agreement, provide, to the extent not previously provided, to OTR true, correct and complete copies of the items set forth on Appendix 3.2 to this Agreement with respect to the Property, the Appurtenances and the Appurtenant Improvements (collectively, the "Property Information"), except that copies of the items marked (1) need not be delivered to OTR. Instead, OTR, at its option may inspect and copy such items upon request during the Due Diligence Period or otherwise prior to Closing. If any such item is not in possession or control of 77 WWLP or its agents or managers, or reasonably capable of being generated by 77 WWLP or its agents or managers, 77 WWLP shall provide to OTR a written certification to that effect. During the term of this Agreement, 77 WWLP shall provide OTR with any document described above as and when it comes into the possession or control of 77 WWLP or its agents or managers, or is produced by 77 WWLP or its agents or managers after the initial delivery of the Property Information. Without limiting the foregoing, 77 WWLP shall make all other documents, files and information concerning the Property in the possession or control of 77 WWLP or its agents or managers, available for OTR's inspection and copying at the office of Prime or such other location as shall be mutually agreed by the parties. OTR acknowledges receipt of such of the Property Information as is set forth in Appendix 3.2 to this Agreement.

     Section 3.3 TITLE AND SURVEY. Within ten (10) days after OTR acknowledges receipt of such of the Property Information as is set forth in Appendix 3.2(b) to this Agreement, 77 WWLP shall, at its cost and expense, order to be prepared and delivered to OTR with respect to the Property, the Appurtenances and the Appurtenant Improvements: (i) the Title Commitment, (ii) to the extent not previously delivered to OTR true, complete and legible copies of all documents referenced in the Title Commitment, (iii) the Survey and (iv) UCC searches performed by a search company reasonably acceptable to OTR, with respect to 77 WWLP, from the Secretary of State of Illinois and from the County Recorder in which the Property is located and, if other than Illinois, from the Secretary of State in the state in which the chief executive office of Prime and 77 WWLP is located. OTR acknowledges receiving the Title Commitment and copies of the documents referenced in it.

     Section 3.4 OBJECTION NOTICE. If OTR is not satisfied in its sole discretion with any of its inspections, reviews or with any other matter concerning any or all of the Property, the Appurtenances and the Appurtenant Improvements or the proposed transaction, OTR may, on or prior to the expiration of the Due Diligence Period, either (i) terminate this Agreement by notice to 77 WWLP, or (ii) raise certain objections with respect to the Property by providing notice in writing thereof (the "Objection Notice"). The Objection Notice shall specify which matters (the "Objections") OTR does not find satisfactory. If OTR does not provide an Objection Notice or a notice stating that it has no Objections prior to the end of the Due Diligence Period, OTR shall be deemed to have terminated this Agreement.

     If OTR timely provides an Objection Notice, 77 WWLP shall have the option, but not the obligation within ten (10) days after delivery of such Objection Notice to remove or cause to be corrected to OTR's satisfaction, all of such Objections. In all cases, provided that the conditions to the obligations of 77 WWLP set forth in Section 5.2 are met, 77 WWLP shall be obligated at Closing to fully discharge (i) all Liens (other than the Lien of nondelinquent taxes) of a definite and ascertainable amount and (ii) liens of a definite and ascertainable amount (other than the lien of nondelinquent taxes and any Permitted
Appurtenance Liens (as defined in this Section 3.4)) encumbering the Appurtenances or the Appurtenant Improvements to the extent that any of (i) or
(ii) (exclusive of (a) the Existing Mortgage and (b) any Permitted Appurtenance Liens) represent a charge or charges of $250,000 or less in the aggregate and result from the intentional acts of 77 WWLP, that are not specifically assumed by the LLC or accepted by OTR in writing and (ii) the Existing Mortgage.

     For the purpose of this Agreement, Permitted Appurtenance Liens shall mean the following: (i) liens that are subordinate to the rights of the tenant under the Air Space Lease; (ii) liens that are subordinate to the rights of the entity named 77 West Wacker Limited Partnership under the Parking Agreement; (iii) the lien of a certain mortgage dated May 1, 1987 and recorded in the office of the Recorder of Cook County, Illinois on May 12, 1987 as Document Number 87254852; and (iv) the lien of taxes currently delinquent encumbering the area beneath the Air Rights Parcel, provided that such lien is a Permitted Appurtenance Lien only if at Closing 77 WWLP executes and delivers to OTR the letter agreement, a copy of which is attached hereto as Appendix 3.6 and incorporated herein (the "Delinquent Tax Letter Agreement"). For the purpose of this Agreement, the Disapproved Encumbrances are (i) the Existing Mortgage and (ii) Liens and liens specified in the immediately preceding grammatical paragraph that 77 WWLP is obliged to discharge fully at Closing. 77 WWLP shall not have any obligation to remove or cause to be corrected any Objection except for Disapproved Encumbrances.

     If 77 WWLP fails or refuses to cause the Objections to be removed and corrected to OTR's satisfaction within such ten (10) day period, then OTR may elect, on or prior to the date and time that is twenty (20) days after the delivery of the Objection Notice, at 5:00 p.m., E.D.T., to (i) terminate this Agreement, or (ii) accept the Property subject to any Objections (other than the Disapproved Encumbrances, which 77 WWLP must discharge as provided earlier in this Section 3.4) and proceed to Closing. If OTR elects to terminate or accept this Agreement with respect to an Objection that is not so removed or corrected and that is not a Disapproved Encumbrance, such election shall be OTR's sole and exclusive remedy under this Agreement, at law or equity with respect to such Objection. If OTR makes no such election during such twenty (20) day period to terminate or so to accept the Property subject to any Objections, OTR shall be deemed to have elected to terminate this Agreement.

     If after the expiration of the Due Diligence Period, the Title Company revises the Title Commitment or the surveyor revises the Survey to add or modify exceptions, or to add or modify conditions to the issuance of any of the Endorsements, then, unless OTR elects by notice to Prime to accept such exceptions or conditions within five (5) days after being notified thereof, then this Agreement shall be deemed terminated. If, within such five (5) day period, OTR notifies 77 WWLP that it objects to such new matters (the "Post-Commitment Objection Notice") then 77 WWLP will have the option, but not the obligation within ten (10) days after delivery of such Post-Commitment Objection Notice to remove or cause to be corrected, or to commit to remove or cause to be corrected prior to Closing, to OTR's satisfaction, all of such new matters (except for Disapproved Encumbrances, which 77 WWLP must discharge as provided earlier in this Section 3.4). If 77 WWLP fails or refuses to cause such new matters (other than Disapproved Encumbrances, which 77 WWLP must discharge as provided earlier in this Section 3.4) to be removed or corrected to OTR's satisfaction, or to become legally obliged to remove or cause to be corrected such matters to OTR's satisfaction (other than Disapproved Encumbrances) prior to Closing, in either event within such ten (10) day period, then OTR may elect, as its sole and exclusive remedy under this Agreement, at law or in equity, on or prior to the date and time that is ten (10) days after the delivery of the Post-Commitment Objection Notice, at 5:00 p.m., E.D.T., to (i) terminate this Agreement or (ii) accept the Property subject to such new matters and proceed to Closing. If OTR so elects to terminate or accept this Agreement, such election shall be OTR's sole and exclusive remedy under the Agreement, at law or in equity with respect to such matter arising after the expiration of the Due Diligence Period (except for Disapproved Encumbrances, which 77 WWLP must discharge as provided earlier in this Section 3.4). If OTR makes no such election within such ten (10) day period to terminate or so to accept the Property subject to such new matters, OTR shall be deemed to have elected to terminate this Agreement.

     If necessary, the Closing Date shall be extended the number of days necessary to give effect to the notice and cure periods set forth in this
Section 3.4.

     If OTR terminates this Agreement as provided in this Section 3.4 or if this Agreement is deemed terminated pursuant to this Section 3.4, the Deposit shall be immediately returned to OTR, and no party shall have any further obligations hereunder, except as specifically set forth in this Agreement.

     Section 3.5 Intentionally deleted.

     Section 3.6 Intentionally deleted.

     Section 3.7 TENANT ESTOPPELS. OTR shall not be obliged to perform its obligations at Closing unless the following condition is satisfied: at least two
(2) business days prior to the Closing, the LLC and OTR receive duly executed estoppel certificates from (i) Jones Day Reavis & Pogue, (ii) Everen Securities, Inc., (iii) R.R. Donnelley & Sons Company, and (iv) other tenants under Leases that collectively comprise not less than (a) ninety-five percent (95%) of the rentable square feet of the Property or, (b) if duly executed estoppel certificates are received from each tenant occupying at least one entire floor of the Improvements, eighty-five percent (85%) of the rentable square feet of the Property. Such estoppels shall be in the forms set forth in Appendix 3.7 attached hereto and incorporated herein (the "Tenant Estoppels"). The Tenant Estoppels must be (i) dated no earlier than thirty (30) days prior to the Closing, (ii) consistent in all material respects with the Leases and the statements of the tenants in the tenant interviews conducted as contemplated in
Section 3.1 and (iii) be consistent with the following statements: (a) the Lease is in full force and effect; (b) except as disclosed in Appendix 7.1(a), neither 77 WWLP nor the tenant is in default under the Lease; (c) except as disclosed in Appendix 7.1(c), the tenant has not asserted, and the tenant has no, defenses or offsets to rent accruing after the Closing Date; (d) except as set forth in Appendices 6.10(a), 6.10(b), or 7.1(c) hereto, all of the landlord's obligations to construct tenant improvements or reimburse the tenant for tenant improvements under the Lease have been paid or performed in full; and (e) except as set forth in the Lease, all concessions (other than any unexpired rent abatement set forth in the Lease) from the landlord have been paid and performed in full.

     Prime and 77 WWLP shall have provided OTR with copies of the Tenant Estoppels for OTR's review and comment before delivering the Tenant Estoppels to tenants. Prime and 77 WWLP shall use the following efforts to obtain the Tenant Estoppels from all tenants under Leases in a timely manner: (i) 77 WWLP shall mail proposed Tenant Estoppels to each tenant of the Property; and (ii) 77 WWLP shall follow up telephonically once every three business days prior to Closing to encourage such tenants to execute and deliver such Tenant Estoppels. If the required Tenant Estoppels are not timely delivered to OTR, or if any Tenant Estoppel either does not meet the foregoing requirements or discloses any facts inconsistent with the Leases and objectionable to OTR in its reasonable discretion, OTR may elect on or before the earlier of (i) one (1) day prior to the Closing Date or (ii) ten (10) days following receipt of the relevant Tenant Estoppel, to either: (i) terminate this Agreement by delivering written notice to Prime one (1) day prior to Closing, in which event the Deposit shall be promptly returned to OTR, and neither party shall have any further obligations, except as specifically set forth herein; or (ii) waive the satisfaction of this condition and proceed with Closing. If OTR fails to make such election at least one day prior to the Closing Date, OTR shall be deemed to have elected to terminate this Agreement.

     Section 3.8 AIR RIGHTS LEASE. OTR shall not be liable to perform its obligations at Closing unless the following condition is satisfied: prior to Closing, 77 WWLP shall deliver to OTR an estoppel certificate addressed to OTR and the LLC, in the form attached as Appendix 3.8 and incorporated herein, or if not in such form, in such form as is otherwise reasonably satisfactory to OTR, from the landlord under the Air Rights Lease.


                                   ARTICLE IV

                           OPERATIONS AND RISK OF LOSS

     Section 4.1 ONGOING OPERATIONS. From the Effective Date through the Closing
Date:

               (a) OPERATION OF PROPERTY. 77 WWLP shall maintain the Property in substantially its current condition and in compliance with all applicable laws and regulations. 77 WWLP shall maintain the Appurtenances and the Appurtenant Improvements in substantially the current condition of each, and in the condition required by the Air Rights Lease. Except as necessary to comply with the preceding sentence, 77 WWLP shall not make any material alterations to the Property, the Appurtenances or the Appurtenant Improvements or any portion thereof without OTR's prior written consent. 77 WWLP shall perform its obligations under all Leases, Service Contracts and other agreements that may affect the Property, the Appurtenances or the Appurtenant Improvements.

               (b) NEW CONTRACTS. 77 WWLP shall not amend, terminate, exercise any rights or options under, grant concessions regarding, or enter into any contract or agreement that will be an obligation affecting the Property, the Appurtenances or the Appurtenant Improvements or binding on the LLC after Closing (other than a Lease, as to which Section 4.1(g) applies), except contracts entered into in the ordinary course of business that are terminable without cause or penalty on 30-days' notice, without OTR's prior consent.

               (c) LISTINGS AND OTHER OFFERS. 77 WWLP shall not list the Property, the Appurtenances or the Appurtenant Improvements with any broker other than the Brokers or otherwise make or accept any offers to sell all or any part of the Property, the Appurtenances or the Appurtenant Improvements, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, the Appurtenances or the Appurtenant Improvements or enter into any contracts or agreements (whether binding or not) regarding any disposition of all or any part of the Property, the Appurtenances or the Appurtenant Improvements.

               (d) REMOVAL AND REPLACEMENT OF TANGIBLE PERSONAL PROPERTY. 77 WWLP shall not remove any Personal Property except as may be required for necessary repair or replacement or on account of obsolescence of such Personal Property. Any such repair and replacement shall be of equal quality and quantity as existed as of the time of its removal.

               (e) MAINTENANCE OF INSURANCE. 77 WWLP shall carry its insurance in effect as set forth in the Property Information, or equivalent substitute insurance, through the Closing Date.

               (f) MAINTENANCE OF PERMITS. 77 WWLP shall maintain (or cause to be maintained) in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership, operation or improvement of the Property, the Appurtenances or the Appurtenant Improvements.

               (g) LEASING. 77 WWLP shall not amend, terminate, grant concessions regarding, or enter into any Lease of space in excess of 10,000 square feet of net rentable area without OTR's prior written consent. OTR shall not unreasonably withhold or delay its consent. If OTR fails to object or otherwise reply to a request for consent by Prime or 77 WWLP within five (5) business days after receipt of (i) any such request by Prime or 77 WWLP and (ii) all information requested by OTR that is reasonably required in order to make an informed decision, OTR shall be deemed to have consented to such proposed action. OTR acknowledges and agrees that the economic terms of the Leases provided in the memorandum from Scott McKibben to Steve Huber attached to Appendix 6.1(e) are satisfactory to OTR and that OTR consents to the entering of Leases to the proposed tenants set forth in such memorandum provided such Leases contain the economic terms set forth in such memorandum and are substantially in the form of the standard form of Lease contained in the Property Information.

     Section 4.2 DAMAGE. 77 WWLP shall bear risk of loss to the Property, the Appurtenances and the Appurtenant Improvements from the Effective Date to and including the Closing Date. 77 WWLP shall promptly give OTR written notice of any damage to the Property, the Appurtenances or the Appurtenant Improvements describing such damage, stating whether such damage and loss of rents is covered by insurance and the estimated cost of repairing such damage. In the event of any material damage (described below) to or destruction of the Property the Appurtenances or the Appurtenant Improvements or any portion thereof, OTR may, at its option, by notice to 77 WWLP given within ten (10) business days after 77 WWLP provides the above described notice to OTR (and if necessary the Closing Date shall be extended to give OTR the full ten (10) business day period to make such election): (i) terminate this Agreement, in which event the Deposit shall be immediately returned to OTR, or (ii) proceed under this Agreement, in which event 77 WWLP shall cause any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due as a result of such damage or destruction to be paid to the LLC, and the LLC shall assume responsibility for such repair. If OTR fails to timely make such election to terminate or proceed, OTR shall be deemed to have elected to terminate this Agreement with respect to the Property as provided above. If OTR elects (ii) above, OTR may extend the Closing Date for up to an additional 30 day period in which to obtain insurance settlement agreements with the insurers of 77 WWLP. 77 WWLP will cooperate with OTR in obtaining the insurance proceeds and such agreements from the insurers of 77 WWLP. If the Property, the Appurtenances or the Appurtenant Improvements are not materially damaged, then OTR shall not have the right to terminate this Agreement, but 77 WWLP shall commence and diligently pursue the repair of the damage before the Closing using the insurance proceeds in a manner reasonably satisfactory to OTR, or, if such repairs cannot reasonably be completed before the Closing, at Closing 77 WWLP shall (i) contribute to the LLC any and all insurance proceeds received by it on account of such damage that 77 WWLP has not expended to make such repairs and (ii) assign to the LLC all of 77 WWLP's rights in, to and under any insurance policies covering such damage and proceeds thereof payable on account of such damage, in which event, the LLC shall thereafter complete such repair. "Material damage" and "materially damaged" means damage that (x) in OTR's reasonable estimation exceeds $5,000,000 to repair, (y) entitles any tenant occupying in excess of 10,000 net rentable square feet to terminate its Lease, or (z) in OTR's reasonable estimation, will take longer than 120 days to repair.

         Section 4.3 CONDEMNATION. If from and after the Effective Date to and including the Closing Date, 77 WWLP obtains Knowledge that any proceedings in eminent domain are contemplated, threatened or instituted by any body having the power of eminent domain with respect to the Property, the Appurtenances or the Appurtenant Improvements or any portion thereof, 77 WWLP shall notify OTR in writing. OTR may, at its option, by notice to 77 WWLP given within ten (10) business days after 77 WWLP notifies OTR of such proceedings (and if necessary the Closing Date shall be extended to give OTR the full ten (10) business day period to make such election): (i) terminate this Agreement, in which event the Deposit shall be immediately returned to OTR, or (ii) proceed under this Agreement. If OTR elects (ii) above, 77 WWLP shall, at the Closing, assign to the LLC its entire right, title and interest in and to any condemnation award in which event, the LLC shall thereafter assume responsibility for any necessary repair. During the pendency of this Agreement OTR and 77 WWLP shall jointly negotiate and otherwise deal with the condemning authority in respect of such matter. If OTR fails to timely make such election, OTR shall be deemed to have elected to terminate this Agreement as provided above.


                                    ARTICLE V

                                     CLOSING

     Section 5.1 CLOSING. The consummation of the transactions contemplated herein ("Closing") shall occur on the Closing Date through an escrow with the Escrow Agent at the offices of the Escrow Agent in Chicago, Illinois. The parties shall, and shall cause the LLC to, execute supplemental escrow instructions as may be appropriate to enable Escrow Agent to cause compliance with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement. Such instructions shall provide that if the Escrow Agent has authority from the other parties to disburse funds and deliver documents of all parties delivered into escrow with Escrow Agent on the Closing Date, the Escrow Agent shall disburse all such funds and deliver all such documents concurrently. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest, delivery of the Title Policy, disbursement of the Loan proceeds and payment of the OTR Contribution and satisfaction of the Existing Debt, customarily referred to as a "New York Style" closing.

     Section 5.2 CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE.

          (a) MUTUAL CONDITIONS. In addition to all other conditions set forth herein, no party shall be liable to perform its obligations at Closing unless one of the following conditions is satisfied: (i) Lender disburses the proceeds of the Loan to 77 WWLP prior to Closing or (ii) Lender disburses the proceeds of the Loan to the LLC at Closing.

          (b) OTR CONDITIONS. OTR shall not be liable to perform its obligations at Closing unless as of the Closing Date:

               (i) no notice shall have been issued after the expiration of the Due Diligence Period of any violation or alleged violation of any Law, including building code (but excluding possible sprinkler head violations, as to which Section 10.27 applies), with respect to the Property, the Appurtenances or the Appurtenant Improvements the cost of which to correct, alone or with other such violations in the aggregate, would reasonably exceed $250,000 and which has not been corrected to the satisfaction of the issuer of the notice;

               (ii) at Closing 77 WWLP shall not be in material default under any agreement to be assigned to, or obligation to be assumed by, the LLC under this Agreement;

               (iii) the Leases shall be in full force and effect and no material default or claim by landlord or tenant shall exist or have arisen under any Leases that was not specifically disclosed in the initial Rent Roll and no tenant leasing space in excess of 10,000 net rentable square feet shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding;

               (iv) the representations and warranties of 77 WWLP contained herein shall be true and correct in all material respects, without giving effect to Knowledge based qualifications;

               (v) as of the Closing Date, 77 WWLP shall have performed its obligations hereunder; and

               (vi) no moratorium, statute, order, regulation, ordinance or judgment of any court or Governmental Authority has been enacted, adopted, issued or initiated since the Effective Date that would materially and adversely affect the Property;

               (vii) the Property, the Appurtenances and the Appurtenant Improvements are delivered to the LLC at Closing free and clear of any occupants or rights to possession other than those of tenants under the Leases, the Loan Documents and the Permitted Exceptions;

               (viii)  the  Title   Company  has  issued  or   irrevocably   and
          unconditionally  committed  to issue the Title Policy  within  fifteen
          (15) days following Closing;

               (ix) 77 WWLP shall have delivered all other documents and other deliveries required in this Agreement;

               (x) no circumstance has occurred since the end of the Due Diligence Period that would permit OTR to terminate this Agreement under Section 4.2 or Section 4.3, as to which Section 4.2 and Section 4.3, respectively, govern;

               (xi) 77 WWLP shall have entered into a Lease of 2,122 net rentable square feet of space on the 40th floor of the Improvements with Peregrin Capital as lessee for a term of five years commencing October 1, 1999 on a net basis at a base rent of $23 per square foot, increasing $1 per square foot on each anniversary of the commencement of the term (the "Peregrin Lease") that is substantially in the standard form of Lease included in the Property Information (the "Standard Lease Form");

               (xii) 77 WWLP shall have provided evidence reasonably satisfactory to OTR that the total tenant finish costs and leasing commissions incurred by 77 WWLP for the Peregrin Lease will not exceed $40 per square foot of net rentable area leased pursuant to the Peregrin Lease, or to the extent that the costs and commissions incurred by 77 WWLP exceed such amount, Prime is legally obliged to indemnify the LLC and hold it harmless from such excess;

               (xiii) 77 WWLP shall have entered into a modification of the Lease with Zevnik & Horton as lessee pursuant to which (i) the lessee leases an additional 5,958 square feet of net rentable area on the 33rd floor of the Improvements for a term commencing on July 1, 2000 on a net basis at a base rent of $20 per square foot, increasing 35? per square foot on each anniversary of the commencement of the term (the "Z&H Expansion") and that is substantially in the Standard Lease Form;

               (xiv) 77 WWLP shall have entered into an extension of the Lease with Zevnik & Horton pursuant to which the term of such lease is extended from July 1, 2000 through June 30, 2003 at a base rent of $20 per square foot, increasing 35? per square foot each July 1 (the "Z&H Lease Extension") and that is substantially in the Standard Lease Form;

               (xv) 77 WWLP shall have provided evidence reasonably satisfactory to OTR that no tenant finish costs shall be incurred in connection with the Z&H Expansion or the Z&H Extension and that leasing commissions for the same shall not exceed $2.85 per square foot, or to the extent that the costs and commissions incurred by 77 WWLP exceed such amount, Prime is legally obliged to indemnify the LLC and hold it harmless from such excess;

               (xvi) 77 WWLP shall have entered into a modification (the "MWBB Modification") of the lease with McGuire Woods Battle & Booth LLP ("MWBB") pursuant to which the space leased is expanded by 22,617 net rentable square feet on the 44th floor of the Improvements effective February 1, 2000, the term of the lease to MWBB is extended to January 31, 2010, the Lease is on a net rent basis, at a base rent of $21.50 per square foot, increasing on each February 1 by 65? per square foot and that is substantially in the Standard Lease Form;

               (xvii) 77 WWLP shall have provided evidence reasonably satisfactory to OTR that no tenant finish costs shall be incurred in connection with the MWBB Modification and that leasing commissions for the costs and commissions shall not exceed $8.55 per square foot or to the extent that the same incurred by 77 WWLP exceed such amount, Prime is legally obliged to indemnify the LLC and hold it harmless from such excess;

               (xviii) 77 WWLP shall have entered into a lease of 3,155 rentable square feet on the 41st floor of the Improvements with Carvill as lessee (the "Carvill Lease") for a term of five years commencing on October 1, 1999 on a net basis at a base rent of $23.00 per square foot, increasing 75? per square foot on each October 1 that is substantially in the Standard Lease Form;

               (xix) 77 WWLP shall have provided evidence reasonably satisfactory to OTR that tenant finish costs and leasing commissions incurred for the Carvill Lease shall not exceed $13.94 per square foot, or, to the extent that the costs and commissions incurred by 77 WWLP exceed such amount, that Prime is legally obliged to indemnify and hold harmless the LLC from such excess;

               (xx) 77 WWLP shall have entered into alternate arrangements for the sub-leasing of the space demised to it pursuant to the Air Rights Lease satisfactory to OTR so that OTR shall not receive unrelated business income in connection with such space;

               (xxi) 77 WWLP shall cause Prime to undertake liability for and indemnify the LLC against the obligations of 77 WWLP under Section 29 of the Lease to Jones Day Reavis & Pogue LLP ("Jones Day") to indemnify Jones Day against liability in connection with its lease of space at 225 West Washington Street, Chicago, Illinois;

               (xxii) good, indefeasible, marketable and insurable fee simple absolute title to the Property, free, clear and unencumbered except for the Permitted Exceptions, and otherwise on the terms set forth herein, shall have vested in the LLC or been tendered by 77 WWLP to the LLC;

               (xxiii) good, marketable and insurable title to the Appurtenances and the Appurtenant Improvements, free, clear and unencumbered except for the Permitted Exceptions (including any Permitted Appurtenance Liens as defined in Section 3.4) and otherwise on the terms set forth herein shall have vested in the LLC or been tendered by 77 WWLP to the LLC; and

               (xxiv) all other conditions to OTR's obligations to proceed to Closing which are set forth in this Agreement are satisfied.

          (c) 77 WWLP CONDITIONS. 77 WWLP shall not be liable to perform its obligations at Closing unless, as of the Closing Date:

               (i) all of OTR's representations and warranties hereunder are true and correct in all material respects;

               (ii) OTR has performed all of its covenants hereunder required to be performed on or before Closing;

               (iii) OTR has tendered payment of the OTR Contribution;

               (iv) OTR has delivered all documents and other deliveries required of it under this Agreement; and

               (v) no notice shall have been issued after the expiration of the Due Diligence Period of any violation or alleged violation of any law, including building codes (but excluding possible sprinkler head violations, as to which Section 10.27 applies), the cost of which to correct, alone or with other such violations in the aggregate, would reasonably exceed $250,000, except that in no event shall this condition apply in the case of any such violation that 77 WWLP intentionally caused to occur;

               (vi) OTR has authorized the LLC to distribute to or on behalf of 77 WWLP (A) the amount provided in Section 2.9 and (B) an amount, not in excess of the sum of (I) the principal amount of $170,000,000 and
          (II) an amount equal to one month of interest on the Existing Debt, in order to satisfy the Existing Debt in full;

               (vii) no moratorium, statute, order, regulation, ordinance or judgment of any court or Governmental Authority has been enacted, adopted, issued or initiated since the Effective Date that would materially and adversely affect the Property; and

               (viii) all other conditions to 77 WWLP's obligations to proceed to Closing which are set forth in this Agreement are satisfied.

          (d) APPROVAL OF PRIME LENDERS. Neither 77 WWLP nor OTR shall be liable to perform their respective obligations at Closing if 77 WWLP gives notice to OTR that 77 WWLP has been unable to obtain approval on or before the fourteenth (14th) day following execution of this Agreement of the lenders providing a line of credit to Prime or Prime Group Realty Trust, a Maryland real estate investment trust (the "REIT"), to the transaction contemplated by this Agreement, and 77 WWLP gives notice to OTR prior to 5:00 pm, Central Daylight Time within such fourteen (14) day period that such lenders have not so approved such transaction. If such notice is given or if this Agreement terminates pursuant to Section 2.6, the last grammatical paragraph of Section 3.1 or Section 3.7, (i) the Deposit shall be paid to OTR, and (ii) 77 WWLP shall pay to OTR the lesser of (A) $100,000 and (B) the aggregate amount of costs and expenses incurred by OTR to third parties in connection with negotiating this Agreement, performing its obligations under it and exercising its rights and powers under it (the "Due Diligence Expenses"). 77 WWLP shall pay such amount to OTR within thirty (30) days following OTR's furnishing to 77 WWLP of evidence reasonably substantiating the incurring of Due Diligence Expenses.

          (e) FAILURE OF CONDITION. So long as a party is not in default in the performance of any obligation hereunder, if any condition to such party's obligation to perform obligations at Closing set forth in this Agreement has not been satisfied as of the Closing Date, such party may, in its sole discretion, (i) terminate this Agreement, by delivering written notice to the other parties on or before the Closing Date, (ii) elect to extend the time available for the satisfaction of such condition by up to a total of 10 business days or (iii) elect on or before the Closing Date to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. If such party elects to proceed pursuant to clause (ii) above, and such condition remains unsatisfied after the end of such extension period, then, at such time, such party may elect to proceed pursuant to either clause (i) or (iii) above. Any failure to timely elect to proceed under clauses (i), (ii) or
     (iii) above, shall be deemed an election to proceed under clause (i) above. In the event of a termination pursuant to this section, the Deposit shall be returned to OTR.

     Section 5.3 DELIVERIES BY 77 WWLP IN ESCROW. At least one business day prior to the Closing Date, 77 WWLP shall deliver in escrow to the Escrow Agent or outside of escrow to OTR the following and in the case of the following that are documents, each duly executed and, where appropriate, in recordable form and notarized:

          (a) OPERATING AGREEMENT. A counterpart of the Operating Agreement executed by Prime;

          (b) DEED. A special warranty deed substantially in the form attached hereto as Appendix 5.3(b) and incorporated herein, executed and acknowledged by 77 WWLP in its individual capacity, conveying to the LLC good, indefeasible, marketable and insurable fee absolute simple title to the Real Property, subject only to the Permitted Exceptions (the "Deed");

          (c) BILL OF SALE AND ASSIGNMENT. A counterpart of the Bill of Sale and Assignment in the form of Appendix 5.3(c) attached hereto (the "Assignment"), executed and acknowledged by 77 WWLP in its individual capacity vesting in the LLC good title to the property described therein free of any claims except for Permitted Exceptions;

          (d) NOTICE TO TENANTS AND VENDORS. A notice to each tenant in the form attached as Appendix 5.3(d) attached hereto and incorporated herein as well as a notice to each vendor under the Service Contracts in the form attached as Appendix 5.3(d) attached hereto and incorporated herein;

          (e) STATE LAW DISCLOSURES. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

          (f)  FIRPTA.  An  affidavit  of  77  WWLP  (the  "FIRPTA   Affidavit")
     substantially in the form of Appendix 5.3(f) attached hereto and incorporated herein. If 77 WWLP fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, the LLC shall proceed in accordance with the withholding provisions imposed by Section 1445 of the Internal Revenue Code of 1986, as amended;

          (g) TENANT  ESTOPPELS.  Tenant Estoppels  satisfying the conditions in
     Section 3.7;

          (h) GROUND LESSOR'S ESTOPPEL. The ground lessor's estoppel as provided in Section 3.8;

          (i) AUTHORITY. Evidence of the existence, organization and authority of 77 WWLP and of the authority of the persons executing documents on behalf of 77 WWLP reasonably satisfactory to OTR, the Escrow Agent and the Title Company;

          (j) DELINQUENT TAX LETTER AGREEMENT. A counterpart of the Delinquent Tax Letter Agreement.

          (k) TITLE DOCUMENTS. The documents specified in Appendix 2.7(3);

          (l) PRIME UNDERTAKING. An undertaking in writing executed by Prime in favor of the LLC and OTR, reasonably satisfactory to OTR, pursuant to which Prime agrees to perform those obligations of 77 WWLP that survive the Closing, including without limitation, the obligations of 77 WWLP (i) to satisfy in full the Existing Indebtedness and to obtain a release of the Existing Mortgage as provided in Section 2.8 herein, (ii) provided in the Delinquent Tax Letter Agreement, (iii) to pay Leasing Commissions and TI Obligations as provided in Sections 6.1(e) and 6.10 herein and, (iv) if required in Section 10.27, to replace sprinkler heads at the Property as provided in Section 10.27 herein;

          (m) MANAGEMENT AGREEMENT. A counterpart of the Management Agreement executed by the Manager;

          (n)  OPINION.   the  opinion  of  Winston  &  Strawn  as  to  the  due
     authorization and execution by 77 WWLP of the documents that 77 WWLP are required by this Agreement to deliver that is reasonably satisfactory to OTR; and

          (o) OTHER DELIVERIES. Such other documents, certificates and instruments reasonably necessary in order to effect the transactions described herein, including without limitation, transfer tax declarations, broker lien waivers, bulk sale clearances and any documents necessary to comply with any applicable environmental transfer disclosure laws and any other Closing deliveries required to be made by or on behalf of 77 WWLP as provided in this Agreement.

     Section 5.4 OTR'S DELIVERIES IN ESCROW. (a) Documents. At least one business day prior to the Closing Date, OTR shall deliver in escrow to the Escrow Agent or outside of escrow to Prime or 77 WWLP the following, each duly executed and, where appropriate, in recordable form and notarized:

               (i) OPERATING AGREEMENT. A counterpart of the Operating Agreement executed by OTR;

               (ii) DELINQUENT TAX LETTER AGREEMENT. A counterpart of the Delinquent Tax Letter Agreement;

               (iii) OPINION. The opinion of Taft, Stettinius & Hollister LLP as to the due authorization and execution by OTR of the documents that OTR is required by this Agreement to deliver that is reasonably satisfactory to 77 WWLP; and

               (iv) OTHER DELIVERIES. Such other documents, certificates and instruments reasonably necessary in order to effect the transaction described herein and any other closing deliveries required to be made by or on behalf of OTR as provided in this Agreement.

          (b) FUNDS. On the Closing Date, OTR shall deliver in escrow to the Escrow Agent the OTR Contribution.

     Section 5.5 LLC'S DELIVERIES IN ESCROW. (a) Except as specified below, at least one business day prior to the Closing Date, each of 77 WWLP and OTR shall or if Prime is or shall be a member of the LLC, as of Closing, 77 WWLP shall cause Prime to, and OTR shall, execute counterparts of the following as members on behalf of the LLC and shall deliver them in escrow to the Escrow Agent:

               (i) LOAN DOCUMENTS. The Loan Documents in the form required by Lender and approved by OTR and 77 WWLP, unless the Loan Documents are executed and delivered prior to Closing, in which event, an assumption of the Loan Documents, if any, required by Lender and reasonably satisfactory to OTR and 77 WWLP, except that if this Agreement terminates pursuant to Section 2.6 hereof, neither OTR nor 77 WWLP shall have any such obligation;

               (ii) BILL OF SALE AND ASSIGNMENT. Counterpart of Bill of Sale and Assignment;

               (iii) STATE LAW DISCLOSURES. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

               (iv) MANAGEMENT AGREEMENT. A counterpart of the Management Agreement; and

               (v) OTHER DELIVERIES. Such other documents, certificates and instruments reasonably necessary in order to effect the transactions described herein, including any documents reasonably necessary to cause the Title Company to issue a loan policy of title insurance to Lender insuring the lien of the Loan Documents (except that OTR shall not be obliged to sign any counterpart of any such document).

          (b) FUNDS. On the Closing Date, OTR and 77 WWLP shall each authorize and empower the LLC to deliver the proceeds of the Loan in escrow to the Escrow Agent to the extent not already delivered in escrow to the Escrow Agent by Lender.

     Section 5.6 CLOSING STATEMENTS. At least one business day prior to the Closing Date, 77 WWLP and OTR shall deposit with the Escrow Agent closing statements for the Property consistent with this Agreement executed by 77 WWLP in its individual capacity and by 77 WWLP and OTR on behalf of the LLC.

     Section 5.7 POSSESSION. 77 WWLP shall deliver possession of the Property, the Appurtenances and the Appurtenant Improvements to the LLC at the Closing.

     Section 5.8 DELIVERY OF BOOKS AND RECORDS. Pursuant to the Management Agreement, subsequent to Closing, Prime shall retain at its offices the original documents and instruments assigned to the LLC pursuant to the Assignment; copies or originals of all books and records of account, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents that pertain to the Property, the Appurtenances or the Appurtenant Improvements; all advertising materials, booklets, keys and other items, if any, pertaining to the Property, the Appurtenances or the Appurtenant Improvements;
and, if in the possession or control of Prime or 77 WWLP, the original "as-built" plans and specifications and all other available plans and specifications.

                                   ARTICLE VI

                                PRORATIONS; COSTS

     Section 6.1 PRORATIONS. Not less than three (3) business days prior to Closing, 77 WWLP shall provide to OTR such information and verification reasonably necessary to support the prorations under this Section 6.1. The items in this Section 6.1 shall be prorated between 77 WWLP and the LLC as of the close of business on the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to the LLC. 77 WWLP shall pay to the LLC at Closing the amount, if any, by which credits in favor of the LLC shall exceed credits in favor of 77 WWLP. 77 WWLP and OTR shall authorize and empower the LLC at Closing to pay to 77 WWLP at Closing the amount, if any, by which credits in favor of 77 WWLP shall exceed credits in favor of the LLC.

          (a) TAXES AND ASSESSMENTS. OTR and 77 WWLP acknowledge and agree that the tenants are obliged under the Leases to pay substantially all of any accrued but unpaid ad valorem real property taxes and assessments ("Taxes") in accordance with the Leases. Accordingly, no adjustment shall be made in respect of such Taxes incurred by LLC or 77 WWLP.

          (b) COLLECTED RENT. At Closing, any Rent and other income under Leases collected by 77 WWLP before Closing that applies to any period after Closing shall be prorated so that the LLC shall receive a credit in the amount equal to the product of such Rent and other income and a fraction, the numerator of which is the number of days in the period covered by such payment from and after the day of Closing and the denominator of which is the total number of days in the period covered by such payment. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, 77 WWLP and OTR shall cause the LLC to apply all rent and income collected by the LLC from a tenant, whether through a normal collection effort, litigation, or otherwise, first to such tenant's current monthly rental and then to arrearages in the reverse order in which they were due, remitting to 77 WWLP, after deducting collection costs, any balance properly allocable to 77 WWLP's period of ownership. 77 WWLP and OTR shall authorize, empower and direct the LLC to bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but the LLC need not engage a collection agency or take legal action to collect any rent arrearages. 77 WWLP shall not have the right to seek collection of any rents or other income applicable to any period before the Closing, except that 77 WWLP may use collection efforts against Cafe Baci that do not involve litigation or interference with Cafe Baci's possession of the space currently leased to it at the Property. Except as otherwise provided in this Section 6.1(b), any Rents or other income received by 77 WWLP after Closing which are owed to the LLC shall be held in trust and remitted to the LLC promptly after receipt for allocation and disbursement as provided in this Section 6.1. Any Rents or settlement amounts received by 77 WWLP or the LLC from Cafe Baci for a period prior to Closing belong to 77 WWLP.

          (c) OPERATING EXPENSE PASS-THROUGHS. This subparagraph shall apply to any additional rent (collectively, "Operating Expense Pass-Throughs") payable under the Leases to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively "Operating Expenses") incurred by the owner of the Property in connection with the ownership, operation, maintenance and management of the Property. OTR and 77 WWLP acknowledge and agree that the tenants at the Property are obliged under the Leases to pay substantially all of the Operating Expenses in accordance with the Leases. Accordingly, no adjustment shall be made in respect of Operating Expenses incurred by the LLC or 77 WWLP, and, at Closing, 77 WWLP shall pay to the LLC an amount equal to the amount of Operating Expense Pass-throughs that it has collected prior to Closing that it has not used to pay Operating Expenses prior to Closing.

          (d) TENANT DEPOSITS. At Closing, 77 WWLP shall transfer to the LLC all tenant security deposits (and interest thereon if required by law or contract to be earned thereon). At Closing, 77 WWLP shall initiate transfer to the LLC of any letters of credit furnished as tenant security deposits and thereafter diligently pursue such transfer. As of Closing, the LLC shall assume 77 WWLP's obligations related to tenant security deposits, but only to the extent that they are transferred as provided in this Section 6.1(d).

          (e) LEASING COMMISSIONS. On or before the date that the same become due and payable, 77 WWLP shall pay in full those leasing commissions specified in Appendix 6.1(e) attached hereto and incorporated herein that 77 WWLP is to pay. Leasing commissions arising in connection with any renewal or expansion rights under Leases that are properly exercisable after the date of this Agreement and disclosed in the Commission Schedule, if any, shall be the LLC's obligation to pay as and when due. The LLC shall pay these leasing commissions specified in Exhibit A that the LLC is to pay.

          (f) OTHER REVENUES AND INCOME AND OTHER EXPENSES. At Closing, any and all revenues and income in connection with the operation at the Property, the Appurtenances or the Appurtenant Improvements not otherwise covered in this Article VI and collected by or on behalf of 77 WWLP before the Closing and applicable to the LLC's period of ownership shall be prorated between 77 WWLP and the LLC so that 77 WWLP receives the same to the extent they accrued and are allocable with respect to the period of its ownership of the Property and the LLC receives the same to the extent that they accrued and are allocable with respect to the period of its ownership of the Property, the Appurtenances or the Appurtenant Improvements. At Closing, any and all expenses in connection with the operation of the Property the Appurtenances or the Appurtenant Improvements paid by 77 WWLP before Closing, not otherwise covered in this Article VI, and applicable to the LLC's period of ownership of the Property, the Appurtenances or the Appurtenant Improvements shall be prorated between 77 WWLP so that 77 WWLP pays for such expenses to the extent that they accrued and are allocable to the period of its ownership of the Property, the Appurtenances or the Appurtenant Improvements and the LLC pays for such expenses to the extent that they accrued and are allocable with respect to the period of its
     ownership  of  the  Property,   the   Appurtenances   or  the   Appurtenant
     Improvements. If any such amount cannot be determined at Closing, such payment shall be based upon an estimate. In addition, (i) 77 WWLP shall promptly remit or cause to be remitted to the LLC any such revenues and income not covered in this Article VI and collected by 77 WWLP after Closing that are applicable to the LLC's period of ownership, and (ii) 77 WWLP and OTR shall authorize, empower and direct the LLC to remit or cause to be remitted to 77 WWLP such revenues and income not otherwise covered in this Article VI collected by the LLC after Closing that are applicable to 77 WWLP's period of ownership. In addition, 77 WWLP shall pay its prorata share of any such expenses in connection with the operation of the Property, the Appurtenances or the Appurtenant Improvements not otherwise covered by this Article VI within ten (10) days following written notice from the LLC that such amount is due to the extent that the LLC pays for any such expense that is applicable to 77 WWLP's period of ownership.

          (g) INTEREST ON THE DEBT. Interest accrued and unpaid on the Debt prior to Closing shall be a credit in favor of the LLC. Interest paid on the Debt prior to Closing with respect to the day of Closing and thereafter shall be a credit in favor of 77 WWLP.

     Section 6.2 POST-CLOSING CORRECTIONS. 77 WWLP, in its individual capacity, on the one hand, and the LLC, on the other, shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment, whether made at Closing or within one year thereafter, including any payments or adjustments made pursuant to this Article VI, provided such adjustment is claimed by such party within one year after Closing. No expense related to the ownership or operation of the Property, the Appurtenances or the Appurtenant Improvements shall be charged to or paid or assumed by OTR or the LLC under this Agreement, other than those obligations expressly assumed by the LLC.

     Section 6.3 UTILITIES. OTR and 77 WWLP acknowledge and agree that the tenants are obliged under the Leases to pay for substantially all of the utilities consumed at the Property in accordance with the Leases. Accordingly, no adjustment shall be made in respect of the expense of such utilities incurred by the LLC or 77 WWLP.

     Section 6.4 SERVICE CONTRACTS. OTR and 77 WWLP acknowledge and agree that the tenants are obliged under the Leases to pay substantially all of the charges incurred by 77 WWLP under Service Contracts in accordance with the Leases. Accordingly, no adjustment shall be made in respect of the expenses incurred by the LLC or 77 WWLP under the Service Contracts.

     Section 6.5 COSTS. OTR shall pay (i) one-half of the Escrow Agent?s escrow fee, closing charges, and any cancellation fee, (ii) the cost of the Title Policy and the Endorsements, and (iii) the costs associated with OTR's due diligence activities. 77 WWLP shall pay (i) one-half of the Escrow Agent's escrow fee, closing charges and any cancellation fee, (ii) the cost of the Survey, and (iii) all recording fees or other charges incurred in connection with the recording of the Deed and clearing title, including without limitation any prepayment or release fees. Each party shall be responsible for its own attorney's and other professional fees.

     Section 6.6 SALES, TRANSFER, AND DOCUMENTARY TAXES. 77 WWLP shall pay all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state, county or local Law. 77 WWLP in its individual capacity shall, and 77 WWLP or Prime and OTR, as members of the LLC, shall authorize, empower and direct the LLC to execute any applicable city, county and state transfer tax returns or other declarations.

     Section 6.7 UTILITY DEPOSITS. 77 WWLP shall transfer to the LLC at Closing any deposits with utility companies that are transferable.

     Section 6.8 SALES COMMISSIONS. 77 WWLP, on the one hand, and OTR, on the other, represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Brokers. If Closing occurs, 77 WWLP shall pay Brokers in accordance with its separate agreement with Brokers. Brokers are independent contractors and are not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, in the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify, defend and hold harmless the other parties from and against any such claim based upon any actual or alleged statement, representation or agreement of such party. This provision shall survive any termination of this Agreement and the Closing.

     Section 6.9 WAGES. Intentionally deleted.

     Section 6.10 TENANT IMPROVEMENTS AND ALLOWANCES. Tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances, moving expenses and other out-of-pocket costs that are the obligation of the landlord under Leases ("TI Obligations") shall be allocated between 77 WWLP, in its individual capacity, on the one hand, and the LLC, on the other hand, in accordance with this Section 6.10.

          (a) EXISTING TI OBLIGATIONS. 77 WWLP shall pay all TI Obligations that are specified as obligations of 77 WWLP in Appendix 6.10(a) attached hereto and incorporated herein to the obligee of such TI Obligations as and when the same are due.

          (b) OTHER TI OBLIGATIONS. The LLC shall pay all TI Obligations that are specified as obligations of the LLC in Appendix 6.10(b) attached hereto and incorporated herein to the obligee of such TI Obligations as and when the same are due.

          (c) Intentionally deleted.

          (d) ASSIGNMENT OF CONTRACTS. If tenant improvement work required under any Lease is not complete at Closing, 77 WWLP shall at Closing assign the architect, contractor and other agreements relating to such improvements to the LLC, and the LLC shall assume obligations under such agreements occurring from and after Closing, except for payment obligations of 77 WWLP set forth in Section 6.10(a). Such assignment shall be in form and substance reasonably acceptable to OTR and shall be accompanied by consents to such assignment from the parties obligated under such agreements.

          (e) CHANGE ORDERS. 77 WWLP shall not agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to TI Obligations that the LLC must assume under Section 6.1(d) without OTR's prior written approval if (i) modification of the Lease to which such TI Obligations pertain would require OTR's approval under this Agreement or (ii) such modification would require OTR's approval under the Operating Agreement, if the same were in effect.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     Section 7.1 REPRESENTATIONS AND WARRANTIES OF 77 WWLP. As a material inducement to OTR to execute this Agreement and consummate this transaction, 77 WWLP represents and warrants to OTR that:

          (a) ORGANIZATION AND AUTHORITY. 77 WWLP has been duly organized and is validly existing under the laws of the state under which it is organized, and is in good standing and qualified to do business in Illinois. 77 WWLP has the full right and authority and, except as provided in Section 5.2(d), has obtained any and all consents required to enter into this Agreement, all of the documents to be delivered by 77 WWLP at the Closing and to consummate or cause to be consummated the transactions contemplated hereby. At Closing, 77 WWLP shall have obtained any and all consents required to enter this Agreement, all of the documents to be delivered by 77 WWLP at the Closing and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by 77 WWLP at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of 77 WWLP, enforceable in accordance with their terms.

          (b) CONFLICTS AND PENDING ACTIONS OR PROCEEDINGS. There is no agreement to which either 77 WWLP is a party or, to the Knowledge of 77 WWLP, which is binding on 77 WWLP which is in conflict with this Agreement other than the Existing Mortgage or as provided in Section 5.2(d). At Closing, there shall be no agreement to which 77 WWLP is a party, or to the Knowledge of 77 WWLP which is binding on 77 WWLP which is in conflict with this Agreement. Except as disclosed in the Property Information or the Supplemental Property Information, there is no action or proceeding pending or, to 77 WWLP's Knowledge, threatened in writing against 77 WWLP or relating to the Property, the Appurtenances or the Appurtenant Improvements, and no basis exists for any such action or proceeding to the extent that the same could result in a claim against the LLC or a claim against the Property, the Appurtenances or the Appurtenant Improvements sounding in contract (as opposed to tort). 77 WWLP has not received any written notice that any condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property, the Appurtenances or the Appurtenant Improvements. Except as disclosed in the Title Commitment, 77 WWLP has not received any written notice and has no Knowledge of (i) any pending or threatened Liens, special assessments or impositions to be made against the Property, (ii) any pending or threatened special assessments or impositions to be made against the Appurtenances or the Appurtenant Improvements that would not be subordinate to the rights of 77 WWLP therein (other than the lien of taxes not yet due and payable), or (iii) any liens against the Appurtenances or the Appurtenant Improvements that would not be subordinate to the rights of 77 WWLP therein (other than the lien of taxes not yet due and payable or as may be set forth in Appendix 2.7(2)).

          (c) LEASES. The documents constituting the Leases that are delivered to OTR pursuant to Section 3.2 are true, correct and complete copies of all of the Leases affecting the Property, the Appurtenances or the Appurtenant Improvements including any and all amendments and guarantees. Except as set forth in the Property Information, the Supplemental Property Information and Appendix 6.1(e), there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To 77 WWLP's Knowledge the Leases are in full force and effect. Neither 77 WWLP nor, to the Knowledge of 77 WWLP and except as disclosed in Appendix 7.1(c) attached hereto and incorporated herein or in the Tenant Estoppels, are 77 WWLP or any of the tenants in default under the Leases. To the Knowledge of 77 WWLP, except as disclosed in Appendix 7.1(c) attached hereto and incorporated herein or the Tenant Estoppels, no tenants have asserted nor are there any defenses or offsets to rent accruing after the Closing Date. Except as set forth in Appendix 6.10(a), Appendix 6.10(b) and Appendix 7.1(c) attached hereto and incorporated herein, all of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full, and except as set forth in the Leases or the Tenant Estoppels, all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full. Except for the Existing Mortgage and collateral assignments being fully released at Closing, 77 WWLP has not assigned or pledged the Leases or Rents or any interest therein.

          (d) SERVICE CONTRACTS. The list of Service Contracts delivered to OTR pursuant to this Agreement is true, correct, and complete as of its date. The documents constituting the Service Contracts that are delivered to OTR as a part of the initial Property Information and the Supplemental Property Information are true, correct and complete copies of all the Service Contracts affecting the Property, the Appurtenances or the Appurtenant Improvements. Neither 77 WWLP nor, to the Knowledge of 77 WWLP, any other party is in material default under any Service Contract.

          (e) FINANCIAL STATEMENTS. The Financial Statements delivered to OTR pursuant to this Agreement show all items of income and expense (operating and capital) incurred in connection with the ownership, operation, and management of the Property, the Appurtenances and the Appurtenant Improvements for the periods indicated and are true, correct, and complete in all material respects.

          (f) PERMITS, LEGAL COMPLIANCE, AND NOTICE OF DEFECTS. To its Knowledge, 77 WWLP has all licenses, permits and certificates necessary for the use and operation of the Property, the Appurtenances and the Appurtenant Improvements including, without limitation, all certificates of occupancy necessary for the occupancy of the Property, the Appurtenances and the Appurtenant Improvements all of which are in full force and effect. 77 WWLP has not taken or failed to take any action that would result in their revocation, or received any written notice of an intention to revoke any of them. To the Knowledge of 77 WWLP, neither the Property, the Appurtenances or the Appurtenant Improvements nor the use thereof violates any Law or any covenants or restrictions encumbering the Property, the Appurtenances or the Appurtenant Improvements. To the Knowledge of 77 WWLP, except as disclosed in the Property Information and the Supplemental Property Information, there are no material physical defects in the Improvements or the Appurtenant Improvements. Except to the extent, if any, specified in the Property Information or the Supplemental Property Information, 77 WWLP has not received any written notice from any insurance company or underwriter and has no Knowledge of any defects that would materially adversely affect the insurability of the Property, the Appurtenances or the Appurtenant Improvements or cause an increase in insurance premiums. 77 WWLP has not received written notice from any Governmental Authority or other person of, and has no Knowledge of any violation of zoning, building, fire, health, environmental, Law (including those respecting the Americans with Disabilities Act), or any restriction, condition, covenant or consent in regard to the Property, the Appurtenances or the Appurtenant Improvements or any part thereof which have not been corrected to the satisfaction of such Governmental Authority.

          (g) ENVIRONMENTAL. 77 WWLP has no Knowledge of the presence or Release of Hazardous Materials on or from the Property, the Appurtenances or the Appurtenant Improvements such that applicable Environmental Law requires the remedy of the effect on the environment of such presence or release, or of any violation of Environmental Laws related to the Property, the Appurtenances or the Appurtenant Improvements. To the Knowledge of 77 WWLP, no tenant or other occupant has manufactured, introduced, Released or discharged from or onto the Property, the Appurtenances or the Appurtenant Improvements any Hazardous Materials such that applicable Environmental Law requires the remedy of the effect on the environment of the same. To the Knowledge of 77 WWLP, no tenant or other occupant has used the Property, the Appurtenances or the Appurtenant Improvements or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials such that applicable Environmental Law requires the remedy of the effect on the environment of the same. There are no underground storage tanks located on the Property, the Appurtenances or the Appurtenant Improvements. 77 WWLP has furnished to OTR a true, correct and complete copy of all Environmental Assessments and/or studies pertaining to the

     Property, the Appurtenances or the Appurtenant Improvements in the possession or control of either. To the Knowledge of 77 WWLP, no additional environmental assessments or studies exist with respect to the Property, the Appurtenances or the Appurtenant Improvements.

          (h) DISCLOSURE. Other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, the Service Contracts, the Leases, the Air Rights Lease, the Parking Agreement, the agreements pertaining to the health club in the Air Rights Parcel and any other contracts or agreements included in the Property Information or the Supplemental Property Information, there are no contracts or agreements of any kind relating to the Property, the Appurtenances or the Appurtenant Improvements to which 77 WWLP, or its agents or affiliates is a party and which would be binding on either or both of the LLC or the Property, the Appurtenances or the Appurtenant Improvements after Closing. 77 WWLP has delivered to OTR or made available to OTR for inspection all written materials in the possession or control of 77 WWLP which contain information or disclose facts or conditions that would have a material adverse impact on the use, operation or marketability of the Property, the Appurtenances or the Appurtenant Improvements. Copies of Property Information and Supplemental Property Information delivered to OTR pursuant to Section 3.2 hereof are or will be true, correct and complete copies. 77 WWLP has no Knowledge of any material inaccuracy or omission in the Property Information or Supplemental Property Information delivered as contemplated in Section 3.2 or in that certain Memorandum dated August 5, 1999 from Scott McKibben to Stephen Huber attached to Appendix 6.1(e).

          (i) Intentionally deleted.

          (j) DISTRIBUTIONS AND DISCLOSURES. To the Knowledge of Prime and 77 WWLP, all obligations, disclosures, consents and distributions in connection with the contribution of the Property, the Appurtenances or the Appurtenant Improvements that under applicable law or any applicable, valid and binding agreements are required to be performed, given or made or received with respect to any person or entity that directly or indirectly holds an interest in 77 WWLP shall be, and at Closing shall have been, performed, given and made.

          (k) Intentionally deleted.

          (l) Intentionally deleted.

          (m) Intentionally deleted.

          (n) Intentionally deleted.

          (o) LITIGATION. To the Knowledge of 77 WWLP, except as set forth in Appendix 7.1(o) attached hereto and incorporated herein, no pending or threatened (in writing) litigation or governmental proceeding affects 77 WWLP or the Property, the Appurtenances or the Appurtenant Improvements.

          (p) Intentionally deleted.

          (q) GOVERNMENTAL ACTIONS. 77 WWLP has not received any written notice that any rent controls or governmental moratoria affecting the Property, the Appurtenances or the Appurtenant Improvements are threatened, pending or proposed.

          (r) BANKRUPTCY MATTERS. To the Knowledge of 77 WWLP, no tenant under any Lease of more than 10,000 square feet of net rentable area has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

          (s) Intentionally deleted.

          (t) Intentionally deleted.

          (u) INSURANCE. 77 WWLP carries insurance with respect to the Property, the Appurtenances or the Appurtenant Improvements required to be carried by the owner of the Property. All such insurance is in full force and effect. To the Knowledge of 77 WWLP, the Property, the Appurtenances and the Appurtenant Improvements materially comply with all requirements of each such policy, and 77 WWLP has not received from any of the insurers thereunder any written notice requiring work or suggesting that any material work be performed at the Property, the Appurtenances or the Appurtenant Improvements. To the Knowledge of 77 WWLP, there are no defects or inadequacies in the Property, the Appurtenances or the Appurtenant Improvements that would adversely affect the insurability of the same or cause the imposition of extraordinary premiums therefor or create or be likely to create a hazard, excessive maintenance costs or material operating deficiencies, except as disclosed in the Property Information or the Supplemental Property Information.

          (v) KNOWLEDGE. James Runnion has been the person responsible for managing the Property, the Appurtenances and the Appurtenant Improvements for 77 WWLP since the completion of the Improvements and the Appurtenant Improvements.

          (w) EMPLOYEES. 77 WWLP has no employees.

          (x) PERSONAL PROPERTY. The Personal Property includes the personal property necessary to operate the Property, the Appurtenances and the Appurtenant Improvements in the manner currently operated.

     Section 7.2 OTR'S REPRESENTATIONS AND WARRANTIES. As a material inducement to 77 WWLP to execute this Agreement and consummate this transaction, OTR represents and warrants to 77 WWLP that:

          (a) ORGANIZATION AND AUTHORITY. OTR has been duly organized and is validly existing as an Ohio partnership. OTR has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by OTR at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of OTR, enforceable in accordance with their terms.

          (b) CONFLICTS AND PENDING ACTION. No agreement to which OTR is a party or which to OTR's Knowledge is binding on OTR conflicts with this Agreement. No action or proceeding is pending or, to OTR's Knowledge, threatened against OTR which challenges or impairs OTR's ability to execute or perform its obligations under this Agreement.

     Section 7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article 7 are made as of the date of this Agreement and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing except as otherwise specifically provided in this Agreement. Subject to the terms and provisions of Section 10.19 hereof, the representations in Section

7.1(a) through (f) and (h), and Section 7.2 shall survive the Closing for a period of eighteen (18) months, unless a suit is filed within such period alleging the inaccuracy of such representations or warranties, in which event such representations and warranties alleged in such suit to be inaccurate shall survive until the final resolution of such suit. The representations in Section 7.1(g) shall survive the Closing for a period of seven (7) years, unless a suit is filed within such period alleging the inaccuracy of such representations or warranties, in which case such representations and warranties shall survive until the final resolution of such suit.

                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

     Section 8.1 DEFAULT BY 77 WWLP. If this transaction fails to close as a result of default by 77 WWLP in the performance of its obligations hereunder or any representation or warranty of 77 WWLP is inaccurate (all conditions to the obligations of 77 WWLP having been satisfied or waived) (herein, a "default"), the Escrow Agent shall return the Deposit to OTR. In addition, OTR shall be entitled to the remedy of specific performance. OTR shall not be entitled to any other remedy if this transaction fails to close as a result of 77 WWLP's default.

     Section 8.2 OTR's DEFAULT. If this transaction fails to close as a result of the failure of OTR to perform its obligations hereunder or any representation or warranty of OTR is inaccurate (herein a "default") (all conditions to OTR's obligations having been satisfied or waived), then the sole remedies of 77 WWLP in such event shall be (i) to terminate this Agreement or (ii) to the remedy of specific performance. 77 WWLP shall not be entitled to any other remedy if this transaction fails to close as a result of OTR's default.

     Section 8.3 OTHER EXPENSES. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees due to the Escrow Agent for holding the Deposit and any fees due to the Title Company for cancellation of the Title Commitment, and the Deposit shall be paid to OTR.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.1 INDEMNITY OF 77 WWLP. 77 WWLP shall indemnify, defend and hold the LLC and OTR harmless from any liability, claim, demand, loss, expense or damage (collectively, "loss") that is: suffered by, or asserted by any third party against the LLC or OTR arising from any act or omission of 77 WWLP, its respective agents, employees or contractors or otherwise arising out of the ownership or operation of the Property, the Appurtenances and the Appurtenant Improvements arising or occurring prior to the Closing, except that the LLC shall not be entitled to indemnification with respect to matters as to which the LLC is specifically obliged pursuant to this Agreement, any document delivered at Closing, or under Section 9.2 to indemnify 77 WWLP.

     Section 9.2 LLC'S INDEMNITY. 77 WWLP and OTR shall take all necessary acts as members of the LLC to authorize and empower the LLC to agree to, and shall direct the LLC to indemnify, defend and hold 77 WWLP harmless of and from any loss that is: suffered by, or asserted by any third party against, 77 WWLP arising from any act or omission of the LLC, its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property, the Appurtenances and the Appurtenant Improvements first arising or occurring on or after Closing, except that 77 WWLP shall not be entitled to indemnification with respect to matters as to which 77 WWLP in its individual capacity is specifically obliged pursuant to this Agreement, any document delivered at Closing or under Section 9.1 to indemnify the LLC or OTR and except that the LLC shall have no liability to indemnify 77 WWLP in connection with the obligations of Lessor under Section 29 of the Lease to Jones Day Reavis & Pogue LLP.

     Section 9.3 PROCEDURE. The following provisions govern all actions for indemnity under this Article 9 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties. An indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitee, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor's ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

     Section  9.4  SURVIVABILITY.  The  obligations  of the  parties  under this
Article 9 shall survive the Closing.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 PARTIES BOUND. No party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void, except that concurrent with Closing, 77 WWLP may assign to an "intermediary," as such term is contemplated under regulations issued by the Service to implement Section 1031 of the Code, any right of 77 WWLP under this Agreement to payment that 77 WWLP may deem necessary so that 77 WWLP may try to take advantage of Section 1031 of the Code in connection with the transfer of the Property to the LLC. Neither OTR nor the LLC shall have any liability to 77 WWLP in any way connected with the attempt by 77 WWLP to take advantage of
Section 1031 of the Code in connection with the transfer of the Property, the Appurtenances or the Appurtenant Improvements. OTR shall cooperate with 77 WWLP in effecting such exchange. OTR shall not be obliged to incur any liability or expense in order to perform such cooperation obligation. Except as limited by the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

     Section 10.2 HEADINGS. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

     Section 10.3 INVALIDITY; NO WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     Section 10.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state of Illinois.

     Section 10.5 SURVIVAL. The provisions of this Agreement that contemplate performance after the Closing, the obligations of the parties not fully performed at the Closing and not expressly waived in writing in connection with the Closing or specifically deemed to have been waived in accordance with this Agreement, and all indemnities set forth in this Agreement shall survive the Closing and shall not be deemed to be merged into or waived by the instruments delivered at Closing.

     Section 10.6 NO THIRD PARTY BENEFICIARY. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity (other than the LLC) as a third party beneficiary, designee, or otherwise.

     Section 10.7 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     Section 10.8 TIME. Time is of the essence in the performance of this Agreement.

     Section 10.9 CONFIDENTIALITY. No party shall make or authorize the LLC to make any public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of all the parties, except that a party or the LLC may make disclosure of this Agreement to its lenders, creditors, officers, employees and agents as necessary to perform its obligations hereunder or to the extent required by applicable Laws.

     Notwithstanding the foregoing, this confidentiality provision shall not apply to information: (a) that is as of the date of this Agreement or hereafter enters the public domain (other than in violation of this Agreement), (b) that is compelled to be disclosed by law or a court or other binding order, and (c) any information required to be disclosed to any governmental bodies and/or regulatory agencies, including, without limitation, the Securities and Exchange Commission. Further, Prime, 77 WWLP and OTR shall each have the right to (i) disclose the existence of this Agreement and the contents hereof to (1) its partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, potential lenders, tenants and investors, counsel and accountants (and the employees and agents of such parties) provided that the disclosing party advises such persons of the confidential nature of this Agreement and the transaction contemplated hereby, and (2) analysts covering OTR, Prime, 77 WWLP (or its partners), as applicable, or the REIT industry, and
(ii) file any applicable forms with the Securities and Exchange Commission that accurately reflect such factual information pertaining to the Property and the transaction contemplated hereby that 77 WWLP determines to be necessary or prudent in complying with 77 WWLP's legal disclosure obligations.

     Section 10.10 ATTORNEYS' FEES. Should any party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered shall pay the prevailing party all reasonable costs, charges, and expenses, including attorneys' fees and costs, expended or incurred in connection therewith.

     Section 10.11 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Appendix 10.11. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, or (b) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal to accept delivery. A party's address may be changed by written notice to the other party, except that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to OTR shall be deemed given by OTR and notices given by counsel to the 77 WWLP shall be deemed given by 77 WWLP.

     Section 10.12 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and the documents to be executed at the Closing and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the documents to be delivered at Closing or any exhibits or amendments thereto.

     Section 10.13 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in Illinois, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5 p.m. E.D.T.

     Section 10.14 INFORMATION AND AUDIT COOPERATION. At OTR's or the LLC's request, at any time before or within two years following the Closing, 77 WWLP shall provide to any independent auditor designated by OTR or the LLC access to the books and records of the Property.

     Section 10.15 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. All of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

     Section 10.16 EXCULPATION. (a) This Agreement is executed by certain general partners of OTR, not individually, but solely on behalf of, and as the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"), and in consideration for entering into this Agreement, 77 WWLP hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of OTR (except for any cause of action based upon lack of authority or fraud), and all persons dealing with OTR must look solely to STRBO's assets for the enforcement of any claim against OTR, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.

          (b) This Agreement is executed by certain individuals, not individually, but solely on behalf of, and as the authorized representative for 77 WWLP and its general partners. OTR hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of 77 WWLP (except for any cause of action based upon lack of authority or fraud), and all persons dealing with 77 WWLP must look solely to the assets of 77 WWLP and its general partner and such general partner's general partner for the enforcement of any claim against 77 WWLP, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of (i) 77 WWLP or (ii) the general partner of 77 WWLP or such general partner's general partners.

     Section 10.17 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by each party at Closing, each party shall perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to the LLC.

     Section 10.18 BULK SALES. If any applicable provisions of law require that any state or local taxation authorities be notified of the transactions contemplated herein, or if clearance is required of such authorities, each in order to permit the transfer of the Property, the Appurtenances and the Appurtenant Improvements as contemplated herein without liability to 77 WWLP for any state or local taxes required to be paid or collected by 77 WWLP prior to the Closing Date, a condition precedent to the obligations of OTR hereunder shall be that all such notification and clearance requirements shall have been complied with and OTR and the LLC shall have received the requisite clearances and releases from further liability or the amount included on any bulk sales form shall have been withheld from amounts payable to 77 WWLP. 77 WWLP shall, within ten (10) days after the date hereof, make all filings necessary to obtain such clearances and shall contemporaneously provide OTR with copies of all such filings.

     Section 10.19 NOTIFICATION OF CERTAIN MATTERS. 77 WWLP shall give prompt notice to OTR upon becoming aware of, and OTR shall give prompt notice to 77 WWLP upon becoming aware of, (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of 77 WWLP or OTR, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 10.19 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     If OTR becomes aware of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, OTR shall immediately notify 77 WWLP of such event or information, and if OTR nonetheless performs its obligations under Article 5 of this Agreement and acquires a membership interest in the LLC, OTR shall be deemed to have waived all claims resulting from any such untruth or inaccuracy, and 77 WWLP shall not be liable to OTR for damages as a result of any such untruth or inaccuracy. 77 WWLP shall have the burden of proving that OTR was aware on or before Closing of the occurrence or non-occurrence of any such event.

     Section 10.20 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing:

          (a) By the mutual written consent of 77 WWLP and OTR; and

          (b) In the circumstances otherwise specified elsewhere in this Agreement.

     Section 10.21 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement contemplated in Section 10.20 hereof:

          (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be held in confidence as provided in Section 10.9; and

          (c) the Deposit shall be returned to OTR.

     Section 10.22 REMEDIES CUMULATIVE; EQUITABLE RELIEF. Except as otherwise provided in Article VIII and elsewhere in this Agreement, all rights and remedies which any party may be entitled to exercise under this Agreement may be exercised cumulatively, successively, and without prejudice to any other rights and remedies to which such party may be entitled, at law or in equity. Without limitation of the foregoing, the parties hereto agree that irreparable damage to OTR and 77 WWLP would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, both OTR and 77 WWLP shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which OTR or 77 WWLP is entitled at law or in equity.

     Section 10.23 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise specifically provided in this Agreement, any failure of Prime and 77 WWLP, on the one hand, or OTR, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by OTR or 77 WWLP, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereof, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.23.

     Section 10.24 Intentionally deleted.

     Section 10.25 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.26 LIKE KIND EXCHANGE.

          (a) OTR agrees to cooperate with Prime and 77 WWLP, as described in subsection (b) below, to accommodate the desire of 77 WWLP to treat the transfer of the Property, the Appurtenances and the Appurtenant Improvements and distribution to 77 WWLP contemplated by this Agreement as part of a tax deferred exchange by 77 WWLP under Section 1031 of the Code; however, OTR and 77 WWLP acknowledge and agree that OTR shall have no responsibility for the tax treatment to 77 WWLP or Prime.

          (b) In order to accommodate 77 WWLP, OTR agrees that (i) consistent with Section 10.26(a) hereof, it shall make payment of, as requested by 77 WWLP, to the person or persons designated by 77 WWLP, which person will be intended to be a "qualified escrow" or "qualified trust" for purposes of
     Section 1.031(k)-1(g)(3) of the Treasury Regulations, and (ii) as requested by 77 WWLP, OTR will consent to the assignment of this Agreement on or after the date hereof to a person, who is intended to be a "qualified intermediary" for purposes of Section 1.1031(k)-1(g)(3) of the Treasury Regulations. Notwithstanding such assignment, 77 WWLP shall remain jointly and severally liable for performance of the obligations of 77 WWLP hereunder and for the representations and warranties of 77 WWLP made hereunder.

     Section 10.27 SPRINKLER HEADS. 77 WWLP shall obtain on or before December 31, 1999 a letter from a testing laboratory reasonably satisfactory to OTR and recognized by Underwriter's Laboratories to the effect that such laboratory does not recommend that any further action (other than ordinary repair and maintenance) is necessary to address issues raised by the type of sprinkler heads currently installed in the fire suppression system in the Improvements and the Additional Improvements. If 77 WWLP is unable to obtain such letter by such date, 77 WWLP at its sole cost and expense shall replace such sprinkler heads with sprinkler heads as to which 77 WWLP receives a letter as contemplated in the previous sentence as soon as reasonably possible and in any event on or before September 30, 2000. The obligations of 77 WWLP under this section 10.27 shall survive Closing.

     OTR acknowledges and agrees that 77 WWLP may pursue claims and recoveries at its expense relating to the sprinkler heads. Any such recovery that it receives shall be the sole property of 77 WWLP, and not that of the LLC or OTR.

     Section 10.28 HOLIDAYS. Whenever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

                             77 WEST WACKER LIMITED PARTNERSHIP

                             By Prime Group Realty, L.P., a limited partnership organized under the laws of Delaware, its general partner

                             By Prime Group Realty Trust, a real estate investment trust organized under the laws of Maryland, its managing general partner


                             By: /s/ Jeffrey A. Patterson
                                ------------------------------------------------

                             Name:   Jeffrey A. Patterson
                                   ---------------------------------------------

                             Title:  Executive Vice President
                                   ---------------------------------------------

                             OTR


                             By: /s/ Stephen A. Mitchell
                                ------------------------------------------------
                                     Stephen A. Mitchell, general partner
                                ------------------------

                                    EXHIBIT A
                                    ---------

             LEASING COMMISSIONS AFTER CLOSING - OBLIGATIONS OF LLC
             ------------------------------------------------------


The LLC shall pay the following leasing commission:

---------------------------  ---------  ----------------  ---------------------
           Tenant               RSF     Leasing Comm/RSF   Leasing Commissions
---------------------------  ---------  ----------------  ---------------------
A.  Zevnich & Horton           22,067       $  2.85            $   62,891

B.  McGuire Woods Bottle       22,617       $  8.55            $  193,375
    & Boothe LLP Expansion

                             ---------                         ------------
                  Total        44,684                          $  256,266

The LLC pays all commissions due and payable to leasing brokers in connection with extension and/or renewal of Leases following the Closing Date, except as provided in Appendix 6.1(e) to the contrary.

                                   EXHIBIT B-1
                                   -----------

                        PROPERTY SUBJECT TO APPURTENANCES
                        ---------------------------------

TO THE EXTENT OF ANY INCONSISTENCY BETWEEN THE LEGAL DESCRIPTIONS SHOWN IN APPENDIX 2.7(2) AND THIS EXHIBIT B-1, THAT SHOWN IN THE APPENDIX SHALL CONTROL. THE LEASEHOLD ESTATE CREATED BY THE INSTRUMENT HEREIN REFERRED TO AS THE LEASE, EXECUTED BY: AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1985 AND KNOWN AS TRUST NUMBER 66121, AS LESSOR, AND 77 WEST WACKER LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP AS LESSEE, DATED MARCH 7, 1991, WHICH LEASE WAS RECORDED MARCH 18, 1991 AS DOCUMENT 91119739 WHICH DEMISED PARCEL 7 FOR A TERM OF YEARS AS SET FORTH THEREIN, AND DEMISES THE "APPURTENANT RIGHTS" SET FORTH IN PARCEL B OF EXHIBIT 'B' TO SAID LEASE OVER PARCEL 10 FOR SAID TERM, SAID PARCELS 7 AND 10 BEING DESCRIBED AS FOLLOWS:

PARCEL 7:

THE PROPERTY AND SPACE WHICH LIES BETWEEN HORIZONTAL PLANES WHICH ARE +50.63 FEET AND +80.63 FEET, RESPECTIVELY ABOVE THE CHICAGO CITY DATUM, AND WHICH IS ENCLOSED BY VERTICAL PLANES EXTENDING UPWARD FROM THE BOUNDARIES, AT THE SURFACE OF THE EARTH, OF THAT PART OF BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO, IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

ALL OF SUB-LOTS 1 TO 7 AND THE ALLEY IN THE ASSESSOR'S DIVISION OF LOT 5 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO; ALSO, LOT 6 (EXCEPT THE EAST 20.00 FEET THEREOF) IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO ALL IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 10:

THAT PART OF THE LAND DESCRIBED BELOW WHICH IS DEMISED AS APPURTENANT RIGHTS IN THE LEASE NOTED ABOVE:

THAT PART OF THE LAND DESCRIBED BELOW WHICH IS DEMISED AS APPURTENANT RIGHTS IN THE LEASE NOTED ABOVE:

THAT PART OF BLOCK 17 IN THE ORIGINAL  TOWN OF CHICAGO IN THE  SOUTHEAST  1/4 OF
SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

ALL OF SUB-LOTS 1 TO 7, AND THE ALLEY IN THE ASSESSOR'S DIVISION OF LOT 5 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO; ALSO LOT 6 (EXCEPT THE EAST 20.00 FEET THEREOF) IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO; ALL IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, EXCEPT THAT PART WHICH LIES BETWEEN HORIZONTAL PLANES, WHICH ARE 50.63 FEET AND
80.63 FEET, RESPECTIVELY, ABOVE CHICAGO DATUM.

I. RIGHT TO PART 169 CARS ON THOSE PORTIONS OF PARCEL 11B, AS SET FORTH IN PARKING AGREEMENT DATED OCTOBER 22, 1991 AND RECORDED APRIL 17, 1992 AS DOCUMENT 92280477 AMONG AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO AS TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 18, 1991 AND KNOWN AS TRUST NUMBER 52947, 77 WEST WACKER LIMITED PARTNERSHIP, AND OTHERS, SAID PARCEL 11 BEING DESCRIBED, AS
FOLLOWS:

PARCEL 11:

11A. ALL OF SUBLOTS 1 TO 7 AND THE ALLEY IN ASSESSOR'S DIVISION OF LOT 5 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO;

ALSO

LOT 6 (EXCEPT THE EAST 20 FEET THEREOF) IN SAID BLOCK 17;

ALSO

ALL OF SUB-LOTS 1 TO 8 IN THE SUBDIVISION OF LOT 8 IN SAID BLOCK 17 ALL IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

ALSO

THE NORTH 111.00 FEET OF THE EAST 1/2 OF LOT 7 (AS SUCH EAST 1/2 IS MEASURED ALONG THE SOUTH LINE OF LOT 7), LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +22.00 FEET ABOVE CHICAGO CITY DATUM;

THE SOUTH 16.00 FEET OF THE NORTH 127.00 FEET OF THE EAST 1/2 OF LOT 7 (AS SUCH EAST 1/2 IS MEASURED ALONG THE SOUTH LINE OF LOT 7), LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +14.66 FEET ABOVE CHICAGO CITY DATUM;

THAT PART OF THE EAST 1/2 OF LOT 7 (AS SUCH EAST 1/2 IS MEASURED ALONG THE SOUTH LINE OF LOT 7) EXCEPT THE NORTH 127.00 FEET THEREOF, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +12.66 FEET ABOVE CHICAGO CITY DATUM;

THE EAST 20 FEET OF LOT 6 AND THE WEST 1/2 OF LOT 7 (AS SUCH WEST 1/2 IS MEASURED ALONG THE SOUTH LINE OF LOT 7), LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +29.00 FEET ABOVE CHICAGO CITY DATUM;

ALL IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

11B. LOT 27 IN LOOP TRANSPORTATION CENTER SUBDIVISION OF PART OF BLOCK 18 IN ORIGINAL TOWN OF CHICAGO IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

                                   EXHIBIT B-2
                                   -----------

                               Description of Land
                               -------------------

TO THE EXTENT OF ANY INCONSISTENCY BETWEEN THE LEGAL DESCRIPTIONS SHOWN IN APPENDIX 2.7(2) AND THIS EXHIBIT, THAT SHOWN IN THE APPENDIX SHALL CONTROL.

PARCEL 1:

LOT 3 (EXCEPT THE EAST 20.50 FEET THEREOF); TOGETHER WITH THE NORTH 1.00 FOOT OF THE ORIGINAL 18-FOOT ALLEY LYING SOUTH OF AND ADJOINING THE SOUTH LINE OF SAID LOT 3 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

AND

LOT 1 TO 9, BOTH INCLUSIVE, IN THE SUBDIVISION OF LOT 4; TOGETHER WITH THE NORTH
1.50 FEET OF THE ORIGINAL 18-FOOT ALLEY LYING SOUTH OF AND ADJOINING THE SOUTH LINE OF SAID SUBDIVISION OF LOT 4 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO IN
SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF THE WEST 1/2 OF NORTH GARVEY COURT (SAID NORTH GARVEY COURT BEING THE WEST 1/2 OF LOT 2 AND THE EAST 20.50 FEET OF LOT 3; TOGETHER WITH THE NORTH
1.00 FOOT OF THE ORIGINAL 18-FOOT ALLEY LYING SOUTH OF AND ADJOINING THE SOUTH LINE OF THE AFORESAID PARTS OF LOTS 2 AND 3; THE SOUTH OF SAID 1.00 FOOT STRIP, BEING THE NORTH LINE OF WEST HADDOCK PLACE AS ESTABLISHED BY ORDINANCE PASSED SEPTEMBER 17, 1852) LYING ABOVE AN INCLINED PLANE HAVING AN ELEVATION OF +17.26 FEET ABOVE THE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF BLOCK 17 AND HAVING AN ELEVATION OF +21.23 FEET ABOVE THE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF WEST HADDOCK PLACE ALL IN BLOCK 17, (AS VACATED BY THE CITY OF CHICAGO IN AN ORDINANCE PASSED MARCH 21, 1990 AND RECORDED APRIL 11, 1990 AS DOCUMENT 90164868), IN THE ORIGINAL TOWN OF CHICAGO IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

THAT PART OF WEST HADDOCK PLACE AS ESTABLISHED BY ORDINANCE PASSED SEPTEMBER 17, 1852; TOGETHER WITH THE SOUTH 1.50 FEET OF THE ORIGINAL 18-FOOT ALLEY LYING NORTH OF AND ADJOINING THE NORTH LINE OF LOT 1 IN THE ASSESSOR'S DIVISION OF LOT 5 IN BLOCK 17; ALSO, THE SOUTH 1.00 FOOT OF SAID ORIGINAL 18-FOOT ALLEY LYING NORTH OF AND ADJOINING THE NORTH LINE OF LOT 6 IN BLOCK 17, ALL TAKEN AS ONE TRACT, LYING WEST OF THE SOUTHERLY EXTENSION OF THE WEST LINE OF THE EAST 20.50 FEET OF LOT 3 IN SAID BLOCK 17 AND LYING EAST OF THE WEST LINE OF BLOCK 17 AND ITS EXTENSIONS, (AS VACATED BY THE CITY OF CHICAGO IN AN ORDINANCE PASSED MARCH 21, 1990 AND RECORDED APRIL 11, 1990 AS DOCUMENT 90164868) IN THE ORIGINAL TOWN OF CHICAGO IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EASEMENT APPURTENANT TO AND FOR THE BENEFIT OF PARCELS 1, 2, AND 4 CREATED BY THE GRANT OF EASEMENT RECORDED AS DOCUMENT 90164870 AS AMENDED BY DOCUMENT
91096330 FOR INGRESS, EGRESS, CONSTRUCTION, USE AND MAINTENANCE OF A PLAZA WALKWAY OVER PARCELS 3 AND 5, SAID PARCELS 3 AND 5 BEING DESCRIBED AS FOLLOWS:

PARCEL 3:

THAT PART OF THE EAST 1/2 OF NORTH GARVEY COURT (SAID NORTH GARVEY COURT BEING THE WEST 1/2 OF LOT 2 AND THE EAST 20.50 FEET OF LOT 3; TOGETHER WITH THE NORTH
1.00 FOOT OF THE ORIGINAL  18-FOOT  ALLEY LYING SOUTH OF AND ADJOINING THE SOUTH

LINE OF THE AFORESAID PARTS OF LOTS 2 AND 3, THE SOUTH LINE OF SAID 1.00 FOOT STRIP BEING THE NORTH LINE OF WEST HADDOCK PLACE AS ESTABLISHED BY ORDINANCE PASSED SEPTEMBER 17, 1852) LYING ABOVE AN INCLINED PLANE HAVING AN ELEVATION OF +17.26 FEET ABOVE THE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF BLOCK 17 AND HAVING AN ELEVATION OF +21.23 FEET ABOVE THE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF WEST HADDOCK PLACE AND LYING BELOW AN INCLINED PLANE HAVING AN ELEVATION OF 47.26 FEET ABOVE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF SAID BLOCK 17 AND HAVING AN ELEVATION OF +51.23 FEET ABOVE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF WEST HADDOCK PLACE, ALL IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO, IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 5

THAT PART OF WEST HADDOCK PLACE AS ESTABLISHED BY ORDINANCE PASSED SEPTEMBER 17, 1852; TOGETHER WITH THE SOUTH 1.00 FOOT OF THE ORIGINAL 18-FOOT ALLEY LYING NORTH OF AND ADJOINING THE NORTH LINE OF THE WEST 1/2 OF LOT 7 AND THE NORTH LINE OF THE EAST 20.50 FEET OF LOT 6 ALL TAKEN AS ONE TRACT LYING EAST OF THE SOUTHERLY EXTENSION OF THE WEST LINE OF THE EAST 20.50 FEET OF LOT 3 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO, LYING WEST OF THE SOUTHERLY EXTENSION OF THE EAST LINE OF THE WEST 1/2 OF LOT 2 IN SAID BLOCK 17, LYING ABOVE AN INCLINED PLANE, HAVING AN ELEVATION OF +21.23 FEET ABOVE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF WEST HADDOCK PLACE AFORESAID, AND HAVING AN ELEVATION OF +21.72 FEET ABOVE CHICAGO CITY DATUM, MEASURED ALONG THE SOUTH LINE OF THE ORIGINAL 18-FOOT ALLEY AFORESAID, AND LYING BELOW AND INCLINED PLANE, HAVING AN ELEVATION OF +71.23 FEET ABOVE CHICAGO CITY DATUM, MEASURED ALONG THE NORTH LINE OF WEST HADDOCK PLACE AFORESAID, AND HAVING AN ELEVATION OF +71.72 FEET ABOVE CHICAGO CITY DATUM, MEASURED ALONG THE SOUTH LINE OF THE ORIGINAL 18-FOOT ALLEY AFORESAID, ALL IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EASEMENTS FOR SUPPORT AS CREATED BY GRANT OF EASEMENT RECORDED AS DOCUMENT 90164870 AS AMENDED BY DOCUMENT 91096330 OVER PARCEL 6, SAID PARCEL 6 BEING DESCRIBED AS FOLLOWS:

PARCEL 6:

THAT PART OF GARVEY COURT DEPICTED IN EXHIBIT "B" OF THE GRANT OF EASEMENT RECORDED AS DOCUMENT 90164870 AS AMENDED BY DOCUMENT 91096330.

RECIPROCAL EASEMENT AGREEMENT DATED DECEMBER 5, 1990 AND RECORDED AS DOCUMENT 91092145 MADE BY AND BETWEEN CHICAGO TITLE AND TRUST COMPANY, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 12, 1986 AND KNOWN AS TRUST NO. 1088617 AND 77 WEST WACKER LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP, FOR A JOINT ACCESS STAIRWAY CONNECTING THE TWO PARTIES' PROPERTY AS SPECIFICALLY DESCRIBED IN SAID INSTRUMENT OVER PARCEL 8, SAID PARCEL 8 BEING DESCRIBED AS FOLLOWS:

PARCEL 8:

THAT PORTION OF THE LAND DESCRIBED BELOW (THE STAIRWAY LAND) SUBJECT TO THE EASEMENT SET FORTH ABOVE: LOT 1 AND THE EAST 1/2 OF LOT 2 IN BLOCK 17 OF THE ORIGINAL TOWN OF CHICAGO IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

AND

A STRIP OF LAND LYING SOUTH OF AND ADJOINING LOT 1 AND THE EAST 1/2 OF LOT 2 IN BLOCK 17 OF THE ORIGINAL TOWN OF CHICAGO BOUNDED ON THE NORTH BY THE SOUTH LINE OF SAID LOTS AND ON THE SOUTH BY THE NORTH LINE OF PUBLIC ALLEY AS NARROWED BY ORDINANCE OF THE COMMON COUNCIL OF THE CITY OF CHICAGO PASSED SEPTEMBER 17, 1852, ALL IN COOK COUNTY, ILLINOIS.

EASEMENTS OVER PARCEL 9 AS SET FORTH IN AGREEMENT BY AND AMONG AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1985 AND KNOWN AS TRUST NUMBER 66121, 200 NORTH DEARBORN PARTNERSHIP, AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 19, 1989 AND KNOWN AS TRUST NUMBER 11025-08 AND 77 WEST WACKER LIMITED PARTNERSHIP, DATED DECEMBER 31, 1990 AND RECORDED MARCH 18, 1991 AS DOCUMENT 91119736, FOR WALL OPENINGS; USING, CONSTRUCTING, MAINTAINING, REPAIRING, RECONSTRUCTING AND RENEWING THE PLAZA, AND EXTENDING AND CONTINUING THE PLAZA; AND FOR "WALL WORK" AS THEREIN DEFINED, SAID PARCEL 9 BEING DESCRIBED AS FOLLOWS:

PARCEL 9

THAT PORTION OF THE LAND DESCRIBED BELOW (THE WALL LAND) SUBJECT TO THE EASEMENTS SET FORTH ABOVE: ALL OF SUB-LOTS 1 TO 7 AND THE ALLEY IN THE ASSESSOR'S DIVISION OF LOT 5 IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO; ALSO LOT 6 (EXCEPT THE EAST 20.00 FEET THEREOF) IN BLOCK 17 IN THE ORIGINAL TOWN OF CHICAGO ALL IN THE SOUTHEAST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

SUPPORT AND INGRESS AND EGRESS EASEMENTS AS CREATED BY AGREEMENT DATED OCTOBER 22, 1991, AND RECORDED MARCH 26, 1992, AS DOCUMENT 92199746 AMONG AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 18, 1991, AND KNOWN AS TRUST NUMBER 52947, AND OTHERS OVER THOSE PORTIONS OF PARCELS 11A AND 11B, WHICH ARE SET FORTH IN SAID AGREEMENT; SAID PARCEL 11 BEING DESCRIBED IN EXHIBIT B-1 TO THIS CONTRIBUTION AGREEMENT.

CONSTRUCTION, REPAIR, SUPPORT, AND INGRESS AND EGRESS EASEMENTS AS CREATED BY AGREEMENT DATED OCTOBER 22, 1991, AND RECORDED NOVEMBER 12, 1991 AS DOCUMENT 91591893 AMONG AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1985, KNOWN AS TRUST NUMBER 66121M AND OTHERS OVER THOSE PORTIONS OF PARCEL 11A, WHICH ARE SET FORTH IN SAID AGREEMENT, SAID PARCEL 11 BEING DESCRIBED IN EXHIBIT B-1 TO THIS CONTRIBUTION AGREEMENT.

                                    EXHIBIT C
                                    ---------

                              Management Agreement
                              --------------------

     77 WWLP and OTR shall negotiate the terms of the Management Agreement for fourteen (14) days following the Effective Date. If 77 WWLP and OTR are unable to reach agreement on the form of the Management Agreement by such time, this Agreement shall be deemed to have terminated.

                                    EXHIBIT D
                                    ---------











                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                          77 WEST WACKER DRIVE, L.L.C.




                         Dated as of September 30, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I  DEFINITIONS....................................................   1
    Section 1.1    Certain Definitions....................................   1

ARTICLE II  FORMATION.....................................................   6
    Section 2.1    Formation of Company...................................   6
    Section 2.2    Name of Company........................................   6
    Section 2.3    Purposes and Objectives................................   6
    Section 2.4    Term...................................................   6
    Section 2.5    Principal Place of Business............................   6

ARTICLE III  REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS.............   7
    Section 3.1    Representations of the Members.........................   7
            3.1.1  Due Organization.......................................   7
            3.1.2  Authorization..........................................   7
            3.1.3  Effect of this Agreement...............................   7
            3.1.4  Litigation.............................................   8
    Section 3.2    Indemnification by 77 WWLP.............................   8

ARTICLE IV  CAPITAL CONTRIBUTIONS.........................................   8
    Section 4.1    Capital Account........................................   8
            4.1.1  Establishment of Capital Accounts......................   8
    Section 4.2    Capital Contributions..................................   8
            4.2.1  Members' Initial Contributions.........................   8
            4.2.2  Other Contributions....................................   9
    Section 4.3    Consequences of Default in the Payment of Capital
                     Contributions........................................   9
            4.3.1  Non-Recourse...........................................   9
            4.3.2  Withdrawal of Contribution.............................   9
            4.3.3  Other Alternatives.....................................   9
    Section 4.4    Return of Capital......................................   10

ARTICLE V  ALLOCATIONS AND DISTRIBUTIONS..................................   11
    Section 5.1    Cash Distribution......................................   11
    Section 5.2    Distributions of Distributable Cash....................   11
    Section 5.3    Net Sale or Refinancing Proceeds.......................   11
    Section 5.4    Allocations of Profit..................................   12
    Section 5.5    Losses.................................................   12

ARTICLE VI  ACCOUNTING, TAXATION, AND OTHER MATTERS.......................   12
    Section 6.1    Company Taxable Year...................................   12
    Section 6.2    Location of Records; Inspection........................   13
    Section 6.3    Books of Account.......................................   13
    Section 6.4    Reports................................................   13
    Section 6.5    Taxation...............................................   13
    Section 6.6    Tax Returns and Audits.................................   16
    Section 6.7    Other Reports..........................................   16
    Section 6.8    Bank Accounts; Investments.............................   17
    Section 6.9    Insurance..............................................   17
    Section 6.10   Record Retention.......................................   17
    Section 6.11   UBTI...................................................   17


ARTICLE VII  MANAGEMENT OF THE COMPANY....................................   19
    Section 7.1    Administrative Member..................................   19
    Section 7.2    Duties of Administrative Member; Agents................   20
    Section 7.3    Major Decisions........................................   20
    Section 7.4    Non-Delegation.........................................   21

ARTICLE VIII  OTHER BUSINESS..............................................   22
    Section 8.1    Prime..................................................   22
    Section 8.2    OTR....................................................   23

ARTICLE IX  TRANSFERABILITY...............................................   23
    Section 9.1    General................................................   23
    Section 9.2    Transferee Not Member in Absence of Consent............   24
    Section 9.3    Sale of Membership Interest............................   24
    Section 9.4    Change of Control......................................   25

ARTICLE X  DISSOLUTION AND TERMINATION....................................   25
    Section 10.1   Dissolution............................................   25
    Section 10.2   Continuance of Company.................................   25
    Section 10.3   Termination............................................   26
    Section 10.4   Activities During Wind Up..............................   26
    Section 10.5   Liquidation............................................   26

ARTICLE XI  NO WAIVER.....................................................   27

ARTICLE XII  NO RIGHT TO PARTITION........................................   27

ARTICLE XIII  GENERAL.....................................................   27
    Section 13.1   Entirety of Agreement..................................   27
    Section 13.2   Notices................................................   27
    Section 13.3   Further Assurances.....................................   29
    Section 13.4   Applicable Law and Choice of Forum.....................   29
    Section 13.5   Counterparts...........................................   29
    Section 13.6   Headings...............................................   29
    Section 13.7   Waiver.................................................   29
    Section 13.8   Pronouns and Plurals...................................   29
    Section 13.9   Force Majeure..........................................   29
    Section 13.10  Section Numbers........................................   30
    Section 13.11  Notice of Litigation...................................   30
    Section 13.12  Severability...........................................   30
    Section 13.13  No Drafting Presumption................................   30
    Section 13.14  Third-Party Beneficiaries..............................   30
    Section 13.15  Remedies...............................................   30
    Section 13.16  Designation of Forum and Consent to Jurisdiction.......   30
    Section 13.17  Waiver of Jury Trial...................................   31
    Section 13.18  Binding Agreement......................................   31
    Section 13.19  Exculpation............................................   31
    Section 13.20  Like Kind Exchange.....................................   31
    Section 13.21  Performance/Holiday....................................   32

EXHIBIT A  Loan Agreements
EXHIBIT B  Determination of Fair Market Value
EXHIBIT C  Property Description
EXHIBIT D  Property Management and Leasing Agreement
EXHIBIT E  Annual Plans

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT


     This Amended and Restated Operating Agreement ("Agreement") is entered into as of the 30th day of September, 1999 (the "Effective Date"), between OTR, an Ohio general partnership acting as nominee on behalf of and legally binding on THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("OTR"), an instrumentality of the State of Ohio, and PRIME GROUP REALTY, L.P. ("Prime"), a limited partnership organized under the laws of the State of Illinois, both of which are referred to as the "Members" and individually as a "Member." In consideration of the mutual promises contained herein the Members agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 CERTAIN DEFINITIONS. Without limitation of the applicability of other defined terms used herein, the following terms shall have the following meanings when used in this Agreement:

          1.1.1 "77WWLP" means 77 West Wacker Limited Partnership, an Illinois limited partnership.

          1.1.2 "77WWLP Contributed Assets" means all assets contributed by 77WWLP to the Company pursuant to the Contribution Agreement.

          1.1.3 "Act" means the Delaware Limited Liability Company Act.

          1.1.4 "Additional Capital Contributions" shall have the meaning set forth in Section 4.2.2.

          1.1.5  "Administrative  Member"  shall have the  meaning  set forth in
     Section 7.1.

          1.1.6 "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with another Person, with control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

          1.1.7  "Annual  Plans"  shall  have the  meaning  set forth in Section
     7.2(b).

          1.1.8  "Capital  Account"  shall have the meaning set forth in Section
     4.1.

          1.1.9 "Capital Contribution" means, with respect to any Member, the amount of money and the initial fair market value of any property (other than money), net of the amount of any debt to which such property is subject, contributed to the Company with respect to the Interest in the Company held by such Member.

          1.1.10 "Capital Transaction" shall mean (a) any event or Company transaction (other than receipt of a Capital Contribution) not in the ordinary course of the Company's business, including (i) a sale or other disposition of all or substantially all of the Property, (ii) receipt of an installment of the outstanding principal amount of or interest on purchase money obligations accepted by the Company on any sale or other disposition of all or substantially all of the Company's assets, (iii) any damage to or condemnation, destruction or loss of all or any portion of the Company's assets resulting in receipt by the Company of condemnation awards or insurance proceeds on the basis of actual or constructive total loss (other than business interruption insurance proceeds), in excess of the amounts, if any, of such awards or proceeds applied to the acquisition or reconstruction of Company assets; and (b) any financing or refinancing of all or substantially all of the Company's assets or of indebtedness of the Company.

          1.1 "City Agreement" means that certain restated redevelopment agreement dated September 30, 1987 between the City of Chicago and Baird and Warner-Higginbottom-Stein & Company Venture as amended, modified and supplemented as of the date hereof.

          1.1.11 "Code" means the Internal Revenue Code of 1986, as amended, or any successor or replacement statute.

          1.1.12 "Common Equity" shall initially be $22,000,000 for each Member.

          1.1.13 "Company" means the limited liability company formed pursuant to this Agreement.

          1.1.14  "Contributing  Member"  shall  have the  meaning  set forth in
     Section 4.3.

          1.1.15 "Contribution Agreement" means the Contribution Agreement dated as of September 30, 1999, among OTR and 77WWLP.

          1.1.16 "Depreciation" means for each Company taxable year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if an asset of the Company is reflected on the books of the Company at a book value that differs from the adjusted tax basis of such asset pursuant to Section 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f) of the Regulations,
     depreciation, amortization, or other cost recovery deductions shall be computed for book purposes with respect to such asset pursuant to Section 1.704-1(b)(2)(iv)(g) of the Regulations.

          1.1.17  "Distributable  Cash"  shall  have the  meaning  set  forth in
     Section 5.1.

          1.1.18 "Distribution Date" means the date which is twenty (20) days after the end of each month.

          1.1.19 "Effective Date" means September 30, 1999, which is the date closing occurs pursuant to Section 5.1 of the Contribution Agreement.

          1.1.20 "Fair Market Value" means the value of the Property as determined pursuant to Exhibit B hereto.

          1.1.21 "Interest" or "Percentage Interest" means the ownership interest of each Member in the Company and shall include its right to share in income, gain, profits, losses and expense and to receive distributions of Company assets pursuant to this Agreement. Immediately after the distribution set forth in the first sentence of Section 5.1 and the contribution of the 77WWLP Contributed Assets and the OTR Contributed Assets, the respective Interests of the Members shall be:

                  OTR                 50%
                  Prime               50%

          1.1.22 "Loan Agreements" means the loan documents set forth in Exhibit A.

          1.1.23 "Lock Out Period" shall have the meaning set forth in Section 9.3.

          1.1.24 "Member" means each party executing this Agreement and their successors and assigns who are admitted pursuant to the terms of this Agreement.

          1.1.25 "Net Sale or Refinancing Proceeds" shall mean the net proceeds remaining from any Capital Transaction (including any interest received under any purchase money obligations accepted by the Company on any sale or other disposition of Company assets) after providing for the payment of all costs and expenses related thereto, the payment for any capital expenditures or expenses for which such proceeds are to be used, the satisfaction of any debt, and the setting aside of any reserves for creditors as reasonably determined by the Administrative Member.

          1.1.26  "Non-Contributing  Member" shall have the meaning set forth in
     Section 4.3.

          1.1.27 "OTR Contributed Assets" means the cash contributed by OTR to the Company pursuant to the Contribution Agreement.

          1.1.28 "Person" means an individual, corporation, limited liability company, general partnership, limited partnership, voluntary association, joint stock company, business trust, joint venture, proprietorship, or other legal entity, however constituted.

          1.1.29   "Preferred   Equity"  means   $66,000,000  of  OTR's  Capital
     Contribution less cumulative distributions pursuant to Section 5.3.2.

          1.1.30 "Priority Return" means an annual cumulative, compounded, nine and one-half percent (9-1/2%) preferred return on the Preferred Equity.

          1.1.31 "Profits" and "Losses" and reference to any item of income, gain, loss or deduction thereof mean, for each Company taxable year, an amount equal to the Company's taxable income or loss for such Company taxable year, determined in accordance with Code Section 703(a) (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
     Section 702(a)), with the following adjustments:

          i. any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          ii.  any  expenditures  of  the  Company  described  in  Code  Section
               705(a)(2)(B)  (or  treated  as  expenditures  described  in  Code
               Section 705(a)(2)(B) pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          iii. in the event the gross fair market value of any Company asset is adjusted in accordance with the Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          iv. gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross fair market value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its gross fair market value;

          v. in lieu of the depreciation, amortization and other cost recover deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Company taxable year or other period;

          vi. to the extent an adjustment to the adjusted tax basis of any Property is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated either as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases the basis of the asset) in respect of such asset and shall be taken into account for purposes of computing Profits and Losses; and

          vii. notwithstanding   any  other  provision  of  this  definition  of
               "Profits" and "Losses," any items which are specially allocated pursuant to Section 6.5 hereof shall not be taken into account.

          1.1.32. "Property" means the fifty story Class A office building located at the southeast corner of West Wacker Drive and North Clark Street in Chicago, Illinois and containing approximately 944,556 net rentable square feet of office space, an approximately 12,288 square foot health club facility in an air rights parcel adjacent to the Property, an approximately 4,800 square foot cafeteria style restaurant, 45 indoor parking spaces, certain air rights and the benefits of a parking rights agreement and a skywalk agreement more fully described in Exhibit C hereto.

          1.1.33.   "Property   Management  and  Leasing  Agreement"  means  the
     agreement set forth in Exhibit D hereto.

          1.1.34. "Readjusted Equity" shall mean the Common Equity of the Members restated to reflect the Fair Market Value of the Property.

          1.1.35. "Regulations" mean the temporary and final income tax regulations promulgated under the Code from time to time.

                                   ARTICLE II

                                    FORMATION

     Section 2.1 FORMATION OF COMPANY. The Company was formed as a limited liability company pursuant to the Act, effective August 9, 1999. The original Member now desires to admit OTR as a Member, to distribute its interest to Prime (its sole member), to confirm Prime as a Member as a result of such distribution, to withdraw as a Member itself as a result of such distribution and to confirm, amend and restate the Agreement in its entirety. The rights, privileges, liabilities and obligations of the Members shall be as provided in the Act, except as herein expressly stated to the contrary in this Agreement.

     Section 2.2 NAME OF COMPANY. The name of the Company shall be 77 West Wacker Drive, L.L.C. The Administrative Member shall cause a certificate of formation that complies with the requirements of the Act to be properly filed with the Delaware Secretary of State. In the future, the Administrative Member shall execute such further documents (including amendments to the articles of organization) and take such further action as shall be appropriate or necessary to comply with the requirements of law for the formation and operation of a limited liability company in all states and counties where the Company elects to carry on its business.

     Section 2.3 PURPOSES AND OBJECTIVES. The purposes of the Company shall be to engage primarily in the ownership, leasing and operation of the Property in accordance with the terms and provisions of this Agreement and to engage in such other activities as may be related, incident or ancillary thereto.

     Section 2.4 TERM. The Company shall commence as of the date hereof and continue in existence in perpetuity, or until terminated in accordance with the terms of this Agreement.

     Section 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 or such other location as the Administrative Member shall determine. The Administrative Member shall give reasonable prior written notice of any change in such principal place of business to the Members. The name and address of the registered agent in Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   ARTICLE III

                REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS

     Section 3.1 REPRESENTATIONS OF THE MEMBERS. Each Member represents and warrants to the other:

          3.1.1 Due Organization. Such Member is duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite power and authority (a) to carry on its business as presently conducted and to own or hold under lease its properties, where the failure to have such power and authority would have a material adverse effect on its ability to perform its obligations under this Agreement, and (b) to enter into and perform its obligations under this Agreement.

          3.1.2 Authorization. The execution, delivery and performance by such Member of this Agreement have been duly authorized by all necessary action on the part of such Member. This Agreement has been duly authorized, executed and delivered by such Member and is a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and except as the application of general equitable principles may limit the availability of certain remedies.

          3.1.3 Effect of this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by such Member with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the constituent documents of such Member; (b) require the approval or consent of, or filing or registration with, any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other Person the failure of which to make or obtain would have a material adverse effect on the ability of such Member to perform its obligations under this Agreement; (c) violate any provision of any law or regulation or violate, breach or, with the giving of notice or passage of time, constitute an event of default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Member is a party, or by which it may be bound, which violation, breach or default (or right of termination, cancellation or acceleration) would have a material adverse



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     effect on the ability of such Member to perform its obligations  under this
     Agreement and the transactions  contemplated hereby,  except in the case of
     (b) and (c) as to which requisite waivers or consents have been obtained.

          3.1.4 Litigation. There is no action, suit or proceeding pending or, to the knowledge of such Member, threatened against such Member which, if adversely determined could, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of such Member to perform its obligations under this Agreement.

     3.2 INDEMNIFICATION BY PRIME. Prime shall indemnify OTR for any and all expenses, costs and liability with respect to activity of the Company which have accrued prior to the Effective Date of this Amended and Restated Operating Agreement of the Company.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

     Section 4.1 CAPITAL ACCOUNT.

          4.1.1 Establishment of Capital Accounts. A capital account (the "Capital Account") shall be established and maintained for each Member. The Capital Account of each Member shall be (a) credited with any income of the Company allocated to such Member pursuant to the terms of this Agreement and the amount of cash and net fair market value (as set forth in Section
     4.2 for the initial Capital Contributions and as reasonably determined by the Administrative Member in writing for any subsequent Capital Contributions) of any property contributed by such Member under this Agreement; (b) debited with the amount of cash and the net fair market value (as reasonably determined by the Administrative Member in writing) of any property distributed to such Member by the Company (including without limitation the distribution to 77WWLP described in Section 5.1 hereto) and with any deductions, losses and expenditures of the Company allocated to such Member pursuant to the terms of this Agreement, and (c) otherwise kept in conformance with Regulations Sections 1.704-1(b) and 1.704-2.

     Section 4.2 CAPITAL CONTRIBUTIONS. The Members shall make the following Capital Contributions to the Company:

          4.2.1 Members' Initial Contributions

               (a) 77WWLP has contributed to the Company all of its right, title and interest in and to the 77WWLP Contributed Assets. 77WWLP was credited with a Capital Contribution equal to $110,000,000, as such amount may be adjusted in accordance with the Contribution Agreement, such amount representing the net fair market value of the 77WWLP Contributed Assets.

               (b) OTR has contributed on the date hereof to the Company the OTR Contributed Assets. OTR shall be credited with a Capital Contribution equal to $88,000,000, as such amount may be adjusted in accordance with the Contribution Agreement, such amount representing the amount of the OTR Contributed Assets. This Capital Contribution shall be made in accordance with the terms and provisions of the Contribution Agreement.

               (c) 77WWLP Interest was then transferred to Prime with Prime succeeding to 77WWLP Capital Account.





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          4.2.2 Other  Contributions.  If additional  capital is required by the
     Company as determined  unanimously  by the Members,  the Members shall make
     such   additional   capital    contributions   (the   "Additional   Capital
     Contribution") in proportion to their respective Interests.

     Section 4.3 CONSEQUENCES OF FAILURE TO PAY CAPITAL CONTRIBUTIONS. If any Member (the "Non Contributing Member") fails to make any Capital Contribution, or any portion thereof, which such Member is required to make pursuant to this Agreement within 30 days after agreement to make Additional Capital Contributions, then the Lock Out Period shall expire and the other Member (the "Contributing Member") may make such Capital Contribution, or such portion thereof which the Non-Contributing Member has failed to make, and the Contributing Member shall have the following remedies as its sole and exclusive remedies under the Agreement, at law and in equity:

     4.3.1 NON-RECOURSE. The Contributing Member may exercise any and all rights and remedies provided in this Agreement, but not any other remedies that are available at law or in equity, to enforce the Non-Contributing Member's obligation to make such Capital Contributions or for damages suffered or incurred by the Contributing Member or the Company by reason of the failure of the Non-Contributing Member to contribute. Notwithstanding anything to the contrary contained in this Agreement, no assets of the Non-Contributing Member other than its Interest shall be subject to any lien or recourse as a result of the failure of such Non-Contributing Member to make such unpaid Capital Contributions.

     4.3.2 WITHDRAWAL OF CONTRIBUTION. In the case of any failure to timely make any Capital Contribution, the Contributing Member may withdraw its share of such requested Capital Contribution by delivery of notice to such effect to the Company and the Non-Contributing Member.

     4.3.3 OTHER ALTERNATIVES. In the case of any failure to timely make any Capital Contribution, as an alternative to the remedies provided for above in
Section 4.3.2, any Contributing Member may contribute the Non-Contributing Member's share of such requested Capital Contributions, and the Contributing Member may elect treatment of its contribution on behalf of the Non-Contributing Member pursuant to clause (a) or (b), below, by delivery of notice of such election to the Company and the Non-Contributing Member.

          (a) Loan: A Contributing Member may treat such contribution as a loan to the Non-Contributing Member, in which event the Non-Contributing Member shall be indebted to the Contributing Member in the principal amount equal to the Capital Contribution made by such Contributing Member on behalf of the Non-Contributing Member, which loan shall bear interest at the lesser rate of fifteen percent (15%) per annum or the maximum rate the Contributing Partner is permitted to charge by law, compounded monthly, which loan shall be due and payable in full on the third anniversary after the funding of such Capital Contribution or greater period as the Contributing Member may specify in its notice subject however to the terms of Section 4.3.1. Any Contributing Member having elected to treat its contribution as a loan pursuant to this clause (a) may change its election after such third anniversary, by written notice to the Non-Contributing Member, to elect treatment under clause (b) below.

          (b) Squeeze-Down: A Contributing Member may elect to decrease (but not below zero) the Percentage Interest of the Non-Contributing Member pursuant to this clause (b). If the Contributing Member so elects, the Member's Percentage Interest shall thereafter by determined for the Non-Contributing Member by dividing its Readjusted Equity by the total Readjusted Equity and the applicable Additional Capital Contribution of the Contributing Member and for the Contributing Member by dividing the sum of its Readjusted Equity and the applicable Additional Capital Contribution by the sum of the total Readjusted Equity and the applicable Additional Capital Contribution.

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     Section 4.4 RETURN OF CAPITAL.  No Member shall have any personal liability for the repayment of the Capital Contributions of any Member except as otherwise provided in this Article IV. No Member shall be entitled to the withdrawal or return of its Capital Contributions except to the extent, if any, that distributions made pursuant to this Agreement or upon the winding up of the Company may be considered as such by operation of law, and then only to the extent provided for in this Agreement. Except as set forth in Article V, no Member shall have priority over any other Member either as to the return of capital or as to profits, losses or distributions or be entitled to receive any interest on its Capital Contributions or to receive or demand any property from the Company other than cash.

                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

     Section 5.1 CASH DISTRIBUTION. The OTR Contributed Assets have been distributed to 77WWLP or its Assignee pursuant to Section 13.20 hereof. Subject to Section 13.20 hereto, such contribution and distribution shall be treated for federal and state income tax purposes as a cash contribution by OTR to the Company followed by a part sale, part capital contribution by 77WWLP of the 77WWLP Contributed Assets to the Company. All subsequent distributions shall be made from cash of the Company remaining after repayment of all amounts then due and payable pursuant to the Loan Agreements and other expenses, liabilities of the Company then due and payable and after establishment of such reserves as the Administrative Member may reasonably determine for specific purposes (the "Distributable Cash"). During the existence of the Company, no Member shall be entitled to receive as distributions from the Company any asset of the Company other than cash.

     Section 5.2 DISTRIBUTIONS OF DISTRIBUTABLE CASH. Distributable Cash as of each Distribution Date shall be distributed as follows:

          5.2.1 First, to OTR until the cumulative distributions to OTR for the current and all prior Company taxable years pursuant to this Section 5.2.1, and Section 5.3.1 equals the Priority Return; and

               5.2.2 The balance, if any, shall be distributed to the Members, pro rata, in accordance with their Percentage Interests.

     Section 5.3 NET SALE OR REFINANCING PROCEEDS. Except as otherwise provided herein or upon dissolution and termination under Article X, the Administrative Member shall cause the Company to distribute all Net Sale or Refinancing Proceeds not later than five (5) business days after the closing date of the Capital Transaction(s) giving rise to such proceeds to the Members in the following order and priority:

          5.3.1 First, to OTR until the cumulative distributions to OTR for the current and all prior Company taxable years pursuant to this Section 5.3.1 and Section 5.2.1 equals the Priority Return;

          5.3.2 Second, to OTR until the cumulative distributions to OTR for the current and all prior Company taxable years pursuant to this Section 5.3.2 equals the Preferred Equity; and

          5.3.3 The balance, if any shall be distributed to the Members, pro rata in accordance with their Percentage Interest.

     Section 5.4 ALLOCATIONS OF PROFIT. Except as otherwise provided herein, Profits of the Company shall be allocated in the following order of priority:




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          5.4.1 First, to the Members in proportion to the cumulative unreversed
     Losses allocated to each Member pursuant to Section 5.5.3 until the cumulative Profit allocated pursuant to this Section 5.4.1 are equal to the cumulative Losses allocated to such Members under Section 5.5.3 for all prior Company taxable years;

          5.4.2 Second, to OTR, in an amount equal to the excess, if any, of the Priority Return as of the end of such Company taxable year over the cumulative allocations of Profit allocated pursuant to this Section 5.4.2 (net of allocations of Losses made to OTR under Section 5.5.2) made to OTR for all prior Company taxable years; and

          5.4.3 The balance, if any, to each Member, pro rata, in accordance with such Member's Interest.

     Section 5.5 LOSSES. Except as otherwise provided herein, Losses of the Company shall be allocated in the following order and priority:

          5.5.1 First, to each Member in accordance with such Member's Interest until the cumulative Losses allocated pursuant to this Section 5.5.1 for the current and all prior Company taxable years equals the cumulative Profits, if any, allocated pursuant to Section 5.4.3 for all prior Company taxable years;

          5.5.2 Second, to OTR, until the cumulative Losses allocated to OTR pursuant to this Section 5.5.2 for the current and all prior Company taxable years equals the cumulative Profits allocated pursuant to Section
     5.4.2 for all prior Company taxable years; and

          5.5.3 The balance, if any, shall be allocated fifty percent (50%) to OTR and fifty percent (50%) to Prime.

                                   ARTICLE VI

                     ACCOUNTING, TAXATION, AND OTHER MATTERS

     Section 6.1 COMPANY TAXABLE YEAR. The taxable year of the Company shall be the calendar year. The first taxable year of the Company shall begin on the date hereof and end on December 31, 1999.

     Section 6.2 LOCATION OF RECORDS; INSPECTION. The books, records and accounts for the Company shall be kept and maintained at the principal office of the Administrative Member. Each Member, at its own expense and upon reasonable notice, shall have the right and power to examine and inspect, or cause to be examined and inspected, at any and all reasonable times, the books, records and accounts of the Company and any tax returns prepared for the Company prior to the filing thereof.

     Section 6.3 BOOKS OF ACCOUNT. The books of account for the Company shall be maintained by the Administrative Member on an accrual basis in accordance with generally acceptable accounting principles.

     Section 6.4 REPORTS. As soon as practicable following the end of each Company taxable year and in any event within the time specified below, the Administrative Member shall cause to be prepared on both a cash and accrual basis and delivered to each Member:

          6.4.1 As soon as practical but in no event later than one hundred twenty (120) days following the end of such Company taxable year a report containing financial statements of the Company including a statement of each Member's Capital Account. The costs of such report shall be paid by the Company.


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          6.4.2 As soon as  practical  but in no event  later  than one  hundred twenty (120) days following the end of such Company taxable year (or such later time as the Administrative Member shall permit), a report containing information regarding changes to the Capital Account of each Member during
     such  Company   taxable   year,   including   (a)  the  amount  of  Capital
     Contributions credited to each Member's Capital Account during such Company taxable year, (b) any distributions received by a Member during such Company taxable year under this Agreement, and (c) any items, such as Profits or Losses from the Company's activities, allocated to each Member's Capital Account during such Company taxable year.

          6.4.3 Such other reports and information as either Member shall reasonably request.

     Section 6.5 TAXATION.

          6.5.1 The parties intend that the Company shall be treated as a partnership for federal, state and local income and other tax purposes. The Members agree to cooperate in the taking of all action, including the amendment of this Agreement and the execution of other documents, if required, to qualify for and receive such tax treatment.

          6.5.2 Notwithstanding the provisions of Section 5.3:

               (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulations Section 1.704-2(d)) for a Company taxable year, then, there shall be allocated to each Member items of income and gain for that year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in minimum gain (within the meaning of Regulations Section 1.704-2(g)(2)). The foregoing is intended to be a "minimum gain charge back" provision as described in Regulations Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulations Section.

               (b) If during a Company taxable year there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Regulations Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the Company taxable year shall be allocated items of income and gain for that year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in such partner nonrecourse minimum gain. The foregoing is intended to be a "chargeback of partner nonrecourse debt minimum gain" as required by Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with such Regulations Section.

               (c) If during any  Company  taxable  year of the Company a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), which causes or increases a deficit balance in the Member's Capital Account in excess of that which the Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g) and 1.704-2(i), there shall be allocated to such Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulations Section.
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
               (d) If the allocation of any item of loss or deduction for any Company taxable year would cause or increase a deficit balance in the Capital Account of any Member as of the end of such Company taxable year in excess of that which the Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g) and 1.704-2(i), then, to the extent the allocation of such item of loss or deduction would have such effect, it shall instead be allocated (a) first, to the other Member to the extent that such allocation reduces such other Member's Capital Account to, but not cause such deficit Capital Account to such other Member, and (b) thereafter, in accordance with Section 5.5.3. For purposes of this paragraph (d), a Member's Capital Account shall not be reduced for items listed in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) for purposes of determining (i) whether the allocation of any item of loss or deduction for a Company taxable year would cause or increase a deficit balance in the Capital Account of any Member as of the end of such Company taxable year, and
          (ii) the amount of items of loss or deduction that can be specially allocated pursuant to this paragraph (d) to the other Member without reducing such other Member's Capital Account below zero.

               (e) Notwithstanding anything to the contrary in this Section 6.5.2, any item of deduction, loss, or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Members bear the economic risk of loss for such debt (determined in accordance with Regulations Section 1.704-2(i)).

               (f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Regulations) and throughout the full term of the Company such deductions shall be allocated to the Members as part of the Profit or Losses allocated for such period.

               (g) All recapture of income tax deductions resulting from the sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

               (h) Any credit or charge to the Capital Account of a Member pursuant to paragraphs (a), (b), (c), (d), (e) or (f) of this Section
          6.5.2 shall be taken into account by computing subsequent allocations of Profits and Losses, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 5.4 and 5.5 and pursuant to paragraphs (a), (b), (c), (d), (e) and (f) of this Section
          6.5.2 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of Sections 5.4 and 5.5 if the special allocations required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.5.2 had not occurred.

               (i) In any Company taxable year in which the Company is liquidated pursuant to Article V, items of income, gain, loss and deduction shall, to the extent necessary, be reallocated between Members in order to permit the liquidating distributions made under Sections 10.5.3 and 10.5.4.

               (j) In accordance with Section 704(c) of the Code and the applicable Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to capital


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          of the Company, or with respect to any property which has a book basis different than its adjusted tax basis, shall, solely for federal income tax purposes be allocated between the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the book basis of such property. All items of Company income, gain, loss, deduction and any other allocation otherwise provided for shall be divided between the Members in the same priority in proportion as they share gain, income, or loss, as the case may be for such year.

     Section 6.6 TAX RETURNS AND AUDITS. The Administrative Member shall prepare or cause to be prepared and timely file (after giving effect to all extension periods) all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Company. If requested by a Member not less than fifteen (15) days prior to the date (as extended) on which the Company intends to file its federal income tax return or any state income tax return, the return proposed to be filed by the Administrative Member shall be furnished to the Members for review and comments. In addition, not less than thirty (30) days after the date on which the Company actually files its federal income tax return or any state income tax return, a copy of the return so filed by the Administrative Member shall be furnished to the Members. Prime is hereby designated the tax matters partner under Section 6231 of the Code. The Administrative Member shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any governmental body. In addition, the Administrative Member shall promptly furnish to the Members periodic reports, not less often than quarterly, concerning the status of any such proceeding. Without the written consent of all of the Members, the tax matters partner, in its capacity as such, shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Company taxable year of the Company.

     Section 6.7 OTHER REPORTS. The Administrative Member shall prepare and file, or cause to be prepared and filed, all reports prescribed by any other commission or governmental agency having jurisdiction over the business or properties of the Company or required by the Loan Agreements, the costs of which shall be paid by the Company.

     Section 6.8 BANK ACCOUNTS; INVESTMENTS.

          (a) The Administrative Member shall cause the Company to open and maintain bank accounts at banks selected by the Administrative Member. All funds of every kind and nature received by the Company, including Capital Contributions, loan proceeds and operating receipts, shall be deposited in such bank accounts. The Administrative Member shall give the Members written notification of the banks at which Company bank accounts are maintained. Signatories for such accounts shall be authorized from time to time in writing by the Administrative Member.

          (b) The Company may make such investments as are approved by the Administrative Member provided such investments are not prohibited by any Member's organizational documents; provided, however, that such investments shall not preclude the timely distribution of Distributable Cash as set forth in Article V; and provided, further, that any investment of working capital shall not preclude the timely payment of Company obligations when and as due.

     Section 6.9 INSURANCE. The Administrative Member shall determine the type and levels of insurance coverage to be obtained and maintained by the Company to protect the Company's properties and businesses against loss and liability.

     Section 6.10 RECORD RETENTION. The Administrative Member shall cause all records that are required under this Agreement or under any other agreement entered into pursuant to this Agreement to be retained by the Company for such period of time as required by law, but in no event for less than seven years.

     Section 6.11. UBTI. Notwithstanding anything to the contrary contained in other Sections of this Agreement, the Administrative Member agrees to use commercially reasonable efforts not to do any of the following:

          (a) enter into any contract for the acquisition or improvement of real property where the price for such acquisition or improvement is not a fixed amount determined as of the date of the acquisition or the completion of such improvement;

          (b) incur any indebtedness with respect to the Property the amount of which, or of any other amount payable with respect to such indebtedness, or the time for making any payment of any such amount, depends, in whole or in part, on any revenue, income or profits derived from the Property;

          (c) subject to the exception in Section 514(c)(9)(G) of the Code, lease the Property or any part thereof to the Person selling the Property to the Company or to any Person related to the selling Person within the meaning of Section 267(b) or 707(b) of the Code;

          (d) knowingly lease the Property or any part thereof;

               (i) to any person who is related, within the meaning of Section 4975(e)(2)(C), (E), or (G) of the Code, to OTR; or

               (ii) to any person who is related, within the meaning of Section 4975(e)(2)(F) or (H) of the Code, to any person described in Section 6.11(d)(i) above;

          (e) enter into any lease or arrangement with respect to the Property or any part thereof;

               (i) which would provide for rent or other compensation for use or occupancy of the Property that depends in whole or in part upon the income or profits derived by any person from the leased property (other than an amount based upon a fixed percentage or percentages of receipts or sales;

               (ii) under which fifty percent (50%) or more of the total rent receivable by the Company would be attributable to incidental personal property within the meaning of Section 512(b) of the Code.

          (f) incur any indebtedness with respect to the Property from a person described in Section 6.11(c) hereof or knowingly incur any indebtedness with respect to the Property from a person described in Section 6.11(d) hereof; or

          (g) following the date of this Agreement, knowingly take any action, or permit any action to be taken, that would subject any Affiliate of OTR to the tax on unrelated business taxable income under Section 511, et seq. of the Code ("UBTI") unless in each case OTR has consented in writing to any transaction that might cause such tax to be imposed. If OTR refuses to consent in writing to a particular transaction, and such refusal causes the Administrative Member to violate any provision of this Agreement other than this Section 6.11, then such violation shall not constitute a breach of this Agreement. Upon OTR's refusal to consent, OTR shall have the rights set forth below in this Section 6.11.

     The Administrative Member shall use commercially reasonable efforts to comply with such other requirements in connection with the avoidance of UBTI by OTR or any Affiliate of OTR as OTR's counsel may reasonably request in writing from time to time, but under no circumstances shall the Administrative Member be required to comply with such requirements if doing so would have a material adverse effect on the Administrative Member or Prime; provided, however, upon the Administrative Member's failure to comply with such requirements, the Lock Out Period shall terminate in one hundred twenty (120) days from OTR's refusal to consent. Because the provisions of this Section 6.11 are for the benefit of OTR, only OTR shall have the right, exercisable in its sole discretion, to approve the waiver of the application of this Section 6.11 to any incident or transaction (and no other Member shall have the right to approve or otherwise affect such waiver). Any instrument purporting to be such a waiver shall be invalid unless it is signed by OTR. Any such waiver shall not constitute a permanent waiver of this Section 6.11 and shall apply only to the incident or transaction specified in the waiver; and any subsequent or similar incident or transaction shall require another waiver as specified above. Notwithstanding anything herein to the contrary, if any provision of the Code or Regulations (as written as of the date of this Agreement) is amended, superseded, or otherwise modified such that any lease agreement, loan agreement or other arrangement (including this Agreement) existing as of the date of this Agreement violates, or causes the Administrative Member to violate, the provisions of the first sentence of this Section 6.11, any adverse consequence shall be born entirely by OTR; provided, however, the Administrative Member agrees to notify OTR of any known violation as soon as possible and to use commercially reasonable efforts to attempt to cure such violation, but under no circumstances shall the Administrative Member be required to cure any such violation if it would have a material adverse effect on the Administrative Member or Prime.

                                   ARTICLE VII

                            MANAGEMENT OF THE COMPANY

     Section 7.1 ADMINISTRATIVE MEMBER. The Administrative Member initially means Prime and thereafter any successor manager as may be appointed by the Members. Subject to the express limitations set forth in this Agreement and the Property Management and Leasing Agreement, the Administrative Member shall have
(a) the full, complete and exclusive authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company, (b) all the rights and powers of a Administrative Member under the Act, and (c) all authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Administrative Member on behalf of the Company, other than a Major Decision as provided in Section 7.3 that both Members shall have approved in writing, shall constitute the act of and shall serve to bind the Company. In dealing with the Administrative Member acting on behalf of the Company, no Person shall be required to inquire into the authority of the Administrative Member to bind the Company, and such Persons dealing with the Company shall be entitled to rely conclusively on the power and authority of the Administrative Member.

     Section 7.2 DUTIES OF ADMINISTRATIVE MEMBER; AGENTS.

          (a) The Administrative Member shall cause the affairs of the Company to be conducted in an efficient and businesslike manner and in complete compliance with the City Agreement. The Administrative Member shall perform its duties as a Administrative Member in good faith, in a manner it reasonably believes to be in or not opposed to the best interests of the Company and with the care that an ordinary prudent person in a similar position would use under similar circumstances. The Administrative Member may, by written instrument and at the expense of the Company, delegate all or any of its powers, rights and obligations hereunder and may appoint, employ, contract or otherwise deal with any Person for the transaction of business of the Company, which Person may, under supervision of the Administrative Member, perform any acts or services for the Company as the Administrative Member may approve.

          (b) Each year the Administrative Member shall prepare an Annual Operating Budget, Annual Leasing Plan and Annual Capital Plan ("Annual Plans") for approval by the Members, which approval shall not be unnecessarily conditioned or delayed. A Member shall be deemed to have approved such Annual Plans unless such Member shall have stated its objections to same within 45 days after receipt of such Annual Plans. Prior to approval by the Members of the Annual Plans the appropriate provisions of the prior versions of such Annual Plans shall remain in effect with the dollar amounts increased by the Consumer Price Index ("CPI") for the most recently completed calendar year. The CPI shall be the CPI-U index published by the U.S. Bureau of Labor Statistics (All Urban Consumers, All Items, All Areas, 1984-86 = 100) or any successor index. The initial Annual Plans are attached hereto as Exhibit E.

     Section 7.3 MAJOR DECISIONS. The Administrative Member shall not have the authority to take any of the following actions on behalf of the Company without the prior written approval of all Members without regard to their Percentage
Interest:

               (i) change the purposes of the Company as set forth in Section 2.3, or take any action which is inconsistent with such purposes;

               (ii) obligate the Company as guarantor, endorser, surety or accommodation party except as provided in the Loan Agreements;

               (iii) except as provided in the Annual Plans, cause the Company to incur or refinance any indebtedness;

               (iv) assign, transfer, pledge, compromise or release any claims of or debts in amounts in excess of $200,000 due the Company except on payment in full;

               (v) enter into any contract or agreement between the Company and any Affiliate of the Administrative Member which is not on terms at least as favorable to the Company as an arms-length transaction;

               (vi) except as provided in Article IX, admit any Person as a Member to the Company;

               (vii) allow the Company to enter into any lease (A) in which the lessee's two year average net worth is not equal to or greater than the amount which is ten (10) times the estimated total rent obligation of the prospective lessee; (B) in which lessee shall not have been in business at least five (5) years; (C) in which the area of the premises to be leased is in excess of one full floor of the Property; or (D) which contains terms which materially differ from the Annual Leasing Plan then in effect;

               (viii) initiate any renovation, alteration or redevelopment of the Property or any single capital expenditure item in excess of $200,000, except as included in the Annual Capital Plan then in effect or to address a need of the Company in an emergency;

               (ix) enter into any property management or leasing agreement (except commission agreements with an unrelated third party brokers in connection with leasing in the ordinary course of business);

               (x) determine not to enforce any material lease of the Property;

               (xi) list the Property for sale;

               (xii) make a direct or indirect transfer of an Interest in the Company except as otherwise permitted in this Agreement;

               (xiii) file for bankruptcy; or

               (xiv) sell the Property.

     Section 7.4 NON-DELEGATION. Each Member shall indemnify and hold harmless the other Member and the Company against any and all claims that my be asserted against the other Member or the Company arising out of or relating to unauthorized actions that such Member or any Affiliate of such Member has purported to take on behalf of the other Member or the Company, or both. Except as expressly set forth in Article VII of this Agreement or specifically approved by the Members, neither any Member nor the Administrative Member shall have the unilateral authority to act for or to bind the Company.

                                  ARTICLE VIII

                                 OTHER BUSINESS

     Section 8.1 PRIME. Nothing herein shall limit or restrict the ability of any Member to engage in any business activity, whether or not directly or indirectly competitive with the business of the Company, or whether or not such activity may be an opportunity of a nature that the Company would undertake. Notwithstanding the foregoing, and except as provided in this Article in connection with Permitted Activities (as defined hereinafter), Prime, an Affiliate or the property manager shall not have any discussions with the following three (3) tenants ( the "3 Tenants") of the Property: (i) Jones Day Reavis & Pogue, (ii) Everen Securities, Inc., and (iii) R.R. Donnelley & Sons Company, about leasing space in any other building in the downtown Chicago loop controlled by Prime (and which Prime or an Affiliate has some direct ownership) if such discussions also involve relocation of any one or more of such tenants from the Property.

     The foregoing restrictions shall not be construed to prohibit Prime, an Affiliate or the property manager from engaging in the ordinary course of business discussions regarding building services, repairs and maintenance items and other ordinary day-to-day tenant inquiries including limited discussions in response to a direct inquiry by or on behalf of such tenant regarding space needs (so long as OTR receives notice of such discussions within ten (10) days of such discussions) or the following activities (collectively, the "Permitted Activities") with any one or more of the 3 Tenants following written notification to OTR that such activities would be taking place: (i) discussions during the last thirty (30) months of the lease term regarding space needs, including, but not limited to, discussions and negotiations regarding relocation to other properties, and entering into lease agreements with such tenant at any other properties, (ii) substantive negotiations in response to a direct inquiry by or on behalf of such tenant regarding space needs, including discussions and negotiations regarding relocation opportunities at any time from one or more of the 3 Tenants or their respective lease or tenant representative, including entering into lease agreements with such tenant for space at any other property,
(iii) discussions regarding additional space needs (in addition to space required at the Property), including discussions and negotiations regarding opportunities at other properties owned by Prime, or (iv) discussions regarding space needs at any other time if Prime, an Affiliate or the property manager reasonably believes in good faith that as a result of such discussions that it will have lease opportunities with any tenant or prospective tenants of similar credit worthiness which will not materially reduce the market value of the Property based on then current market conditions.

     Section 8.2 OTR. Nothing herein shall limit or restrict the ability of any Member to engage in any business activity, whether or not directly or indirectly competitive with the business of the Company, or whether or not such activity may be an opportunity of a nature that the Company would undertake. Notwithstanding the foregoing, and except as provided in this Article in connection with Permitted Activities, OTR shall not have any discussions with the 3 Tenants about leasing space in any other building in the downtown Chicago loop controlled by OTR (and which OTR or an Affiliate has some direct ownership) if such discussions also involve relocation of any one or more of such tenants from the Property.

     The foregoing restrictions shall not be construed to prohibit OTR from engaging in the ordinary course of business discussions regarding building services, repairs and maintenance items and other ordinary day-to-day tenant inquiries including limited discussions in response to a direct inquiry by or on behalf of such tenant regarding space needs (so long as Prime receives notice of such discussions within ten (10) days of such discussions) or the Permitted Activities with any one or more of the 3 Tenants following written notification to Prime that such activities would be taking place.

                                   ARTICLE IX

                                 TRANSFERABILITY

     Section 9.1 GENERAL. Except as otherwise provided in this Agreement, no Member may sell, assign, exchange (collectively "sell" or "sale") all or any part of its Membership Interest to a transferee (a "Transferee") without the prior written consent of the other Member which may be withheld in its sole discretion. Notwithstanding the foregoing, no consent shall be required if the Transferee is an Affiliate of the Transferor. Transferor shall not be released from its obligations in the event of such sale. Each Member hereby acknowledges the reasonableness of the restrictions on sale of such interests imposed by this Agreement (including this Article IX) in view of the Company's purposes and the relationship of the Members. Accordingly, the restrictions on sale contained herein shall be specifically enforceable. If any Member pledges or otherwise encumbers its Membership Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article IX. The restrictions on transfer contained in this Article IX are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in the ?18-702 of the Act.

     Section 9.2 TRANSFEREE NOT MEMBER IN ABSENCE OF CONSENT. Notwithstanding anything contained herein to the contrary, a Transferring Member may only sell its Membership Interest to a Transferee which is not a Member immediately prior to the sale upon: (i) the reasonable determination of legal counsel to the Company that the sale is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws and does not jeopardize any exemption from such laws on which the Company had previously relied in selling Membership Interests; (ii) the reasonable determination of legal counsel to the Company that the sale will not adversely affect the status of the Company for tax purposes or the status of the Company as a limited liability company under applicable laws; (iii) the reasonable determination of counsel to each Member that the sale will not cause a violation of any applicable law or regulation binding upon it; (iv) the Transferee's written agreement to be bound by the terms of this Agreement; and (v) the Transferee's agreement to pay all reasonable expenses of the Company in connection with the transfer. Any attempted or purported sale in contravention of the terms of this Operating Agreement shall be voidable at the option of the Company. No transfer of a Member's Interest shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member.

     Section 9.3 SALE OF MEMBERSHIP INTEREST. At any time after September 30, 2001 (the period prior to such date hereinafter referred to as the "Lock Out Period") either OTR or Prime (the "Initiating Member") may, by notice to the other, require the other (the "Responding Member") to elect either (x) to purchase all (but not less than all) of the Initiating Member's Interest in the Company, or (y) to sell to the Initiating Member all (but not less than all) of the Responding Member's Interest in the Company, in either case at a price and terms set forth in such notice. Upon receipt of such notice, the Responding Member receiving such notice shall notify the Initiating Member within one hundred twenty (120) days whether the Responding Member elects so to purchase or sell. If the Responding Member does not notify the Initiating Member of the Responding Member's election in such 120-day period, the Responding Member shall be deemed to have elected to sell. The purchasing party shall pay for the other Member's Interest in cash. The closing will be held at the principal offices of the Company within sixty (60) days after the Responding Member has notified (or been deemed to have notified) the Initiating Member of the Responding Member's election. The purchasing Member agrees to cooperate with the selling Member to have the sale structured as a like kind exchange under Section 1031 of the Code if the selling Member so requests.

     Section 9.4 CHANGE OF CONTROL. If Prime Group enters into an agreement for merger, consolidation, reorganization or similar transaction with another entity, and if immediately following the effective date of such merger, consolidation or similar transaction ("Transaction Effective Date") the majority of the Board of Directors of Prime is comprised of persons who were not members of the Board of Directors or employees of Prime immediately preceding such Transaction Effective Date, then the Lock Out Period shall expire on the 180th day following the Transaction Effective Date.

                                    ARTICLE X

                           DISSOLUTION AND TERMINATION

     Section 10.1 DISSOLUTION. The Company shall continue until dissolved by any of the following events:

          (a) the unanimous written consent of the Members;

          (b) the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company; or

          (c) any other event causing dissolution of a limited liability company under the Act.

     Section 10.2 CONTINUANCE OF COMPANY. Notwithstanding the foregoing provisions of Section 10.1, upon the occurrence of an event described in Section 10.1(b) with respect to a Member (the "Withdrawing Member"), the other Member shall have the right to continue the business of the Company. Such right can be exercised only if the Member that is not the Withdrawing Member consents in writing, within 90 days after the occurrence of the event described in Section 10.1(b), to continue the business of the Company. If the right to continue the business of the Company is exercised, the Withdrawing Member shall no longer be a Member of the Company but shall continue to be entitled to the distributions such Member would otherwise be entitled to receive if it was not a Withdrawing Member. If the Member that is not the Withdrawing Member does not consent to continue the Company, the right of the Members to continue the business of the Company shall expire, the Administrative Member shall file a statement of intent to dissolve, and the Company's affairs shall be wound up by the Administrative Member.

     Section 10.3 TERMINATION. After an event occurs that requires a winding up as described in this Article X, the Company will continue in existence until the winding up and liquidation of its business as described in this Article X is completed. When the winding up is completed, the Company will terminate.

     Section 10.4 ACTIVITIES DURING WIND UP. After the date as of which winding up is required, the Company shall not enter into any contract or undertake any business not then subject to contract or which is not related to the winding up of the Company. Upon winding up, a proper accounting shall be made of the Company's assets, liabilities, and operations from the date of the last previous accounting to the date as of which winding up is required. The Profits and Losses realized subsequent to the date as of which winding up is required shall be allocated in accordance with Article V and proper adjustments made to the Capital Account of each Member. Profits and Losses realized on the sale of any Company asset in the process of winding up shall be allocated as provided in
Article V. Assets not sold will be valued at their fair market value and gain or loss allocated as provided in Article V as if they had been sold at their fair market value.

     Section 10.5 LIQUIDATION. As soon as the actions contemplated by preceding sections of this Article have been completed, the cash and other assets of the Company shall be applied or distributed in the following order of priorities:

          10.5.1 In payment of all liabilities of the Company to creditors other the Members. If any liability is contingent, or uncertain in amount, a reserve equal to the maximum amount to which the Company could reasonably be held liable will be established. Upon the satisfaction or other discharge of such contingency, the amount of the reserve not needed, if any, will be distributed in accordance with the balance of this Section;

          10.5.2 To the Members in payment of any amounts outstanding to any of the Members in payment of any loans made by the Members to the Company;

          10.5.3 To OTR until the cumulative distributions to OTR for the current and all prior Company taxable years pursuant to Sections 5.2.1,
     5.3.1 and this Section 10.5.3 equals the Priority Return;

          10.5.4 To OTR until the cumulative distributions to OTR for the current and all prior Company taxable years pursuant to Section 5.3.2 and this Section 10.5.4 equals the Preferred Equity; and

          10.5.5 To the Members in accordance with the positive Capital Accounts of the Members.

No Member with a negative balance in its Capital Account shall be liable to the Company or any other Member for the amount of such negative balance upon winding up and liquidation.

                                   ARTICLE XI

                                    NO WAIVER

     The failure of either Member to enforce any provision of this Agreement or right granted hereby shall not in any way be construed to be a waiver of such provision or right, nor in any way affect the validity of this Agreement or any part thereof, or limit, prevent, or impair the right of either Member subsequently to enforce such provisions or exercise such right in accordance with its terms.

                                   ARTICLE XII

                              NO RIGHT TO PARTITION

     The Members expressly waive and release any right to have the Company's assets partitioned or sold for the period during which the Company shall remain in existence.
                                  ARTICLE XIII

                                     GENERAL

     Section 13.1 ENTIRETY OF AGREEMENT. This Agreement, together with the Contribution Agreement and Property Management and Leasing Agreement, reflects the whole and entire agreement among the Members with respect to the subject matter herein and supersedes all previous agreements and understandings among the Members, and may be amended, restated, or supplemented only by the written agreement of all Members.

     Section 13.2 NOTICES. Unless otherwise specifically provided in this Agreement, any written notice or other communication given pursuant to this Agreement shall be sufficiently delivered if delivered personally (including delivery by a nationally recognized express delivery service) or mailed by registered or certified mail:

          (a) to each of the Members at the address set forth below or at such other address as may be designated from time to time by a Member by written notice to the other Member and to the Company:

                  If to Prime:

                  Prime Group Realty, L.P.
                  77 Wacker Drive, Suite 3900
                  Chicago, IL  60601
                  Attention: President

                  With a copy to:

                  Prime Group Realty, L.P.
                  77 Wacker Drive, Suite 3900
                  Chicago, IL  60601
                  Attention:  General Counsel

                  With a copy to:

                  Winston & Strawn
                  35 W. Wacker Drive
                  Chicago, Il 60601
                  Attention:  William J. Ralph

                  If to OTR:

                  The State Teachers Retirement
                    System of Ohio
                  275 East Broad Street
                  Columbus, OH  43215-3771
                  Attention:  Director, Real Estate Assets

                  With a copy to:

                  Taft, Stettinius & Hollister, L.L.P.
                  1800 Firstar Tower
                  425 Walnut Street
                  Cincinnati, Ohio 45202-3957
                  Attention: Edward D. Diller

          (b) to the Company at the principal office of the Company or such other address as may be designated from time to time by written notice to each of the Members.

     A notice (i) sent via hand delivery shall be deemed delivered upon receipt or refusal of delivery or (ii) sent via a nationally recognized overnight courier shall be deemed delivered one business day after deposit with such courier.

     Any Member may request that copies of notices be given to an Affiliate of the Member at the address designated by such Member by written notice to the other Member and to the Company; provided, however, that any failure to give such notice shall not affect the validity of any notice given to the Member or to the Company in accordance with this Section 13.2. Each of the Members agrees to give such designated notice to any designated Affiliate.

     Section 13.3 FURTHER ASSURANCES. Each Member agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate the Company and carry on the Company business in accordance with this Agreement.

     Section 13.4 APPLICABLE LAW AND CHOICE OF FORUM. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, except that any conflict of laws rule of such jurisdiction which would require reference to the laws of some other jurisdiction shall be disregarded.

     Section 13.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     Section 13.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 13.7 WAIVER. No waiver or default by either Member in the performance of any provision, condition, or requirement herein shall be deemed to be a waiver of, or in any manner release the other Member from, performance of any other provision, condition, or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Member from future performance of the same provision, condition, or requirement. Any delay or omission of either Member to exercise any right hereunder shall not impair the exercise of any such right, or any similar right, accruing to it thereafter. The failure of either Member to perform its obligations hereunder shall not release the other Member from the performance of such obligation.

     Section 13.8 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

     Section 13.9 FORCE MAJEURE. If either Member is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, the obligations of such Member, so far as they are affected by such force majeure, shall be suspended during the continuance of such force majeure. The term "force majeure," as used herein, shall mean an act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or supplies, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of such Member. The requirement that any force majeure shall not be reasonably within the control of such Member shall not require settlement of strikes, lockouts, or other labor difficulty by such Member, contrary to its wishes; and all such difficulties shall be handled entirely at the discretion of such Member.

     Section 13.10 SECTION NUMBERS. Unless otherwise indicated, references to Section numbers are to Sections of this Agreement.

     Section 13.11 NOTICE OF LITIGATION. Either Member that becomes aware of any litigation pending against the Company shall give timely notice of such to the Company and the other Member. Additionally, any Member against which any litigation is filed in its capacity as a Member shall give the other Member and the Company timely notice of such litigation.

     Section 13.12 SEVERABILITY. Any provision of this Agreement prohibited by applicable law shall be invalid to the extent of such prohibition and severed from this Agreement unless it is determined by the Members by unanimous vote that such prohibition invalidates the purpose or intent of this Agreement, in which case the Company shall be dissolved and its business and affairs wound up, liquidated, and terminated.

     Section 13.13 NO DRAFTING PRESUMPTION. No presumption shall operate in favor of or against any Party hereto as a result of any responsibility that any Party may have had for drafting this Agreement.

     Section 13.14 THIRD-PARTY BENEFICIARIES. The representations, warranties, covenants, and obligations of the Parties hereto are made for the express benefit of the Parties hereto, and Persons that are not express signatories hereto are not intended to have, nor shall have, the benefit of, or any right to seek enforcement or recovery under, any of such covenants or obligations.

     Section 13.15 REMEDIES. Except as otherwise expressly provided in this Agreement, all rights and remedies under this Agreement are cumulative and in addition to other rights or remedies under this Agreement or any applicable law.

     Section 13.16 DESIGNATION OF FORUM AND CONSENT TO JURISDICTION. The parties hereto (a) designate the United States District Court for the Northern District of Illinois as the forum where all matters pertaining to this Agreement may be adjudicated, and (b) by the foregoing designation, consent to the exclusive jurisdiction and venue of such court for the purpose of adjudicating all matters pertaining to this Agreement

     Section 13.17 WAIVER OF JURY TRIAL. As a specifically bargained inducement for each other party to enter into this Agreement, each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement, the Contribution Agreement and the Property Management and Leasing Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

     Section 13.18 BINDING AGREEMENT. This Agreement shall be binding upon all parties hereto, their successors and assigns, and shall inure to the benefit of the parties hereto, their successors and assigns.

     Section 13.19 EXCULPATION.

          (a) OTR. This Agreement is executed by certain general partners of OTR, not individually, but solely on behalf of, and as the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"), and in consideration for entering into this Agreement, Prime and 77WWLP hereby waive any rights to bring a cause of action against the individuals executing this Agreement on behalf of OTR (except for any cause of action based upon lack of authority or fraud), and all persons dealing with OTR must look solely to STRBO's assets for the enforcement of any claim against OTR, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

          (b) Prime. This Agreement is executed by certain individuals, not individually, but solely on behalf of, and as the authorized representative for 77 WWLP and its general partners. OTR hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of 77 WWLP (except for any cause of action based upon lack of authority or fraud), and all persons dealing with 77 WWLP must look solely to the assets of 77 WWLP and its general partner and such general partner's general partner for the enforcement of any claim against 77 WWLP, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of (i) 77 WWLP or (ii) the general partner of 77 WWLP or such general partner's general partners.

     Section 13.20 LIKE KIND EXCHANGE.

          (a) The Company and OTR agree to cooperate with 77WWLP, as described in subsection (b) below, to accommodate the desire of 77WWLP to treat the Capital Contribution and distribution to 77WWLP contemplated by Section 4.2.1(a) and 5.1 as part of a tax deferred exchange by 77WWLP under Section 1031 of the Code; however, OTR and 77WWLP acknowledge and agree that the Company and OTR shall have no responsibility for the tax treatment to 77WWLP and all cost, expenses and liabilities will be borne by 77WWLP.

          (b) In order to accommodate 77WWLP, the Company agrees that (i) consistent with Section 13.20(a) hereof, it shall make payment, as requested by 77WWLP, to the person or persons designed by 77WWLP, which person will be intended to be a "qualified escrow" or "qualified trust" for purposes of Section 1.1031(k)-1(g)(3) of the Regulations, and (ii) as requested by 77WWLP, the Company will consent to the assignment of this Agreement on or after the date hereof to a person, who is intended to be a "qualified intermediary" for purposes of Section 1.1031(k)-1(g)(3) of the Regulations.

     Section 13.21 PERFORMANCE/HOLIDAYS. Whenever under the terms of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

     In WITNESS WHEREOF, the Members have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                   77 WEST WACKER LIMITED PARTNERSHIP

                                   By: Prime Group Realty, L.P., its
                                       general partner

                                   By: Prime Group Realty Trust, its
                                       managing partner

                                   By: /s/ Jeffrey A. Patterson
                                       -----------------------------------------

                                   PRIME GROUP REALTY, L.P.

                                   By: Prime Group Realty Trust, its managing
                                       partner

                                   By: /s/ Jeffrey A. Patterson
                                       -----------------------------------------

                                   OTR

                                   By: /s/ Stephen A. Mitchell
                                       -----------------------------------------
                                       General Partner

                                   Exhibit "A"

                                 LOAN AGREEMENTS


                             Intentionally Deleted

                                   Exhibit "B"

                       DETERMINATION OF FAIR MARKET VALUE

(i) "FAIR MARKET VALUE" shall mean the purchase price that a willing and able buyer would pay, and a willing seller would accept, in an arm's length transaction, for the Property, all as determined as of the date of the election by the Contributing Member in Section 4.3.

(ii)  Within  thirty  (30)  days  after  Non-Contributing  Member  receives  the
Contributing Member's notice of election to decrease the Non-Contributing Member's Percentage Interest, the Contributing Member will Notify Non-Contributing Member in writing of its estimate of the Fair Market Value. If Non-Contributing Member does not object to such estimate in writing within thirty (30) days after receiving the Contributing Member's estimate of Fair Market Value, such estimate shall be deemed to be the Fair Market Value for purposes of this provision. If Non-Contributing Member does object to such estimate in writing within thirty (30) days after receiving the Contributing Member's estimate of Fair Market Value, the parties will negotiate in good faith to agree on Fair Market Value. If the parties fail to agree on the Fair Market Value within thirty (30) days after the date that Contributing Member receives Non-Contributing Member's notice of objection, the determination of Fair Market Value will be determined by appraisal in accordance with the same appraisal procedure outlined in this Exhibit "B".

(iii) If the Fair Market Value is to be determined by appraisal, within ten (10) days after the expiration of the 30-day negotiation period referred to in paragraph (ii) above, Contributing Member and Non-Contributing Member will each appoint an independent appraiser who is a member of the American Institute of Real Estate Appraisers ("MAI") and who has had a minimum of ten (10) years' of experience in valuation of high rise office buildings in the Chicago marketplace, and shall deliver written notice of the name of such appraiser to the other party. If only one of Contributing Member or Non-Contributing Member so delivers such written notice of the name of such an appraiser, then such appraiser will be deemed to be a mutually acceptable appraiser who will act as the third appraiser described below. If neither Contributing Member nor Non-Contributing Member so delivers such written notice of the name of an appraiser to the other party, then either party may petition the appropriate federal court sitting in Illinois to appoint the third appraiser described below. If two appraisers are so named by the parties, then the two appraisers will meet within 15 days after the date on which the notice of the second of such appraisers is so given, and such appraisers will select a third appraiser, who also meets the qualification requirements of the first two appraisers, and who has not acted previously in any capacity for either Non-Contributing Member or Contributing Member, and will deliver written notice of the name of such third appraiser to the parties within such 15 day period. If such two appraisers have not so delivered written notice of such third appraiser within such 15 day period, then either party may petition the appropriate federal court sitting in Illinois to appoint such third appraiser.

(iv) Within forty-five (45) days after such third appraiser is so named or appointed (including a sole appraiser deemed to be the third appraiser as provided above), Non-Contributing Member and Contributing Member will each deliver to the third appraiser Non-Contributing Member's and Contributing Member respective estimates of the Fair Market Value. Such estimates will be delivered to such third appraiser in sealed packages, and such package may contain such supporting data as the party delivering such estimate desires. If such estimates are within one and one-half percent (1 1/2%) of each other then Fair Market Value shall be equal to the average of the two estimates. If only one of Non-Contributing Member or Contributing Member so delivers such estimate to the third appraiser within such time, then the estimate so delivered will be deemed to be the Fair Market Value. If neither Non-Contributing Member nor Contributing

Member deliver such estimate to the third appraiser within such time, then the estimate first delivered to the third appraise thereafter will be deemed to be the Fair Market Value. Within thirty (30) days after the delivery of such estimates by Non-Contributing Member and Contributing Member, the third appraiser will make a determination as to which of the Non-Contributing Member's or Contributing Member's estimate of Fair Market Value is closest to the Fair Market Value. The third appraiser may not substitute any other estimate of Fair Market Value, may not average the estimates of Fair Market Value estimated by Non-Contributing Member and Contributing Member, and may not alter in any manner the estimate of Fair Market Value made by either Non-Contributing Member or Contributing Member (it is the parties' intent that appraisal under this paragraph will be a so called "baseball" appraisal under which the third appraiser must select either the Non-Contributing Member's estimate of Fair Market Value or Contributing Member's estimate of Fair Market Value, as such estimates are submitted to the third appraiser by the parties). Non-Contributing Member and Contributing Member will pay the fee of the appraiser each selected and each shall pay 50% of the fee of the third appraiser.

                                   EXHIBIT E
                                   ---------


             Management Office Furniture & Equipment Furniture List

                                 77 West Wacker
                                    Chicago


                             Intentionally Deleted

                                  APPENDIX 2.2
                                  ------------

                                Escrow Agreement

                         CHICAGO TITLE AND TRUST COMPANY


         STRICT JOINT ORDER #1 ESCROW TRUST INSTRUCTIONS (EARNEST MONEY)
         ---------------------------------------------------------------


ESCROW TRUST NO.:  D2 099064809                           DATE:  August __, 1999

To:  Chicago Title and Trust Company, Escrow Trustee:


Customer Identifications

Seller:  77 West Wacker Limited Partnership, an Illinois limited partnership

Purchaser:  OTR,  an Ohio  general  partnership,  acting  on behalf of The State
            Teachers Retirement System of Ohio

Property Address:  77 W. Wacker Drive, Chicago, IL

Project Reference:

Proposed Disbursement Date:  September 30, 1999


Deposits:
---------

1.   The sum of $500,000 by OTR representing EARNEST MONEY


Delivery of Deposits:
---------------------

The above-referenced escrow trust deposits ("deposits") are deposited with the escrow trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns.

In no case shall the above-mentioned deposits be surrendered except upon the receipt of an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below.

Billing Instructions:
---------------------

Escrow trust fee will be billed as follows: one-half to Seller and one-half to Purchaser.

An annual maintenance fee, as determined by the then current rate schedule, will commence the Effective Date.

PLEASE NOTE: The escrow trust fee for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company, at its sole discretion, may reduce or waive the escrow trust fee for these joint order escrow instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title.

Investment:
-----------

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all parties to this escrow, and also provided that escrow trustee is in receipt of the taxpayer's identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.

In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions.

Direction Not to Invest/Right to Commingle:
-------------------------------------------

Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling the parties hereto direct the escrow trustee NOT to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on funds deposited hereunder. In the absence of an authorized direction to invest funds, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and, further, that escrow trustee may commingle such funds with other deposits or with its own funds in the manner provided for the administration of funds under said Section 2-8 and may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee's obligation to apply the full amount of such funds in accordance with the terms of these escrow instructions.

Compliance With Court Order:
----------------------------

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

Execution:
----------

These escrow trust instructions are governed by and are to be construed under the laws of the state of Illinois. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

For Seller:                                 For Purchaser:

Name:    WINSTON & STRAWN                   Name:  TAFT, STETTINIUS & HOLLISTER
                                                   LLP

By:      WILLIAM J. RALPH                   By:    EDWARD D. DILLER

Address: 35 W. Wacker Drive                 Address: 1800 Firstar Tower
         Suite 4200                                  425 Walnut Street
         Chicago, IL  60601                          Cincinnati, OH  45202

Phone:   (312)558-5600                      Phone:   (513) 357-5313
Fax:     (312)558-5700                      Fax:     (513) 381-0205


Signature:___________________               Signature:__________________________

Accepted: Chicago Title and Trust Company, as Escrow Trustee



By:__________________________               Date:_______________________________
    NANCY CASTRO

                                  APPENDIX 2.6
                                  ------------

                                   Loan Terms

     The loan terms shall be the same as set forth in the attached letter from Armin Gemmerich of Westdeutsche Immobilien Bank to The Prime Group dated May 10, 1999, as modified by letter dated August 9, 1999 by Louis G. Conforti to Dirk Richolt, and except (i) that no interest rate cap agreement shall be obtained, or if one is obtained, it shall be obtained at no cost to OTR and (ii) interest shall be payable at a floating rate equal to LIBOR plus 125 basis points, or LIBOR plus 135 basis points during such period as the ratio of outstanding principal balance of the Debt to the value of the Property exceeds 65%.

                                 APPENDIX 2.7(1)
                                 ---------------

                     PROPOSED DISTRIBUTION -- 77 WEST WACKER

--------------  ------------  ------------  ------------  ------------  ------------  ------------
   Company        Primary      Secondary        Share       Tertiary        Share         Total
--------------  ------------  ------------  ------------  ------------  ------------  ------------
CTIC             14,000,000    40,000,000      0.25641     25,000,000      0.22727     79,000,000

Ticor                          20,000,000      0.12821     19,000,000      0.17273     39,000,000

SUTIC                          10,000,000      0.06410     17,000,000      0.15455     27,000,000

CT&T                                                        5,000,000      0.04545      5,000,000

Commonwealth                   24,000,000      0.15385     11,000,000      0.10000     35,000,000

FATCO                          24,000,000      0.15385     11,000,000      0.10000     35,000,000

Old Republic                   15,000,000      0.09615     10,000,000      0.09091     25,000,000

Stewart                        23,000,000      0.14744     12,000,000      0.10909     35,000,000
--------------  ------------  ------------  ------------  ------------  ------------  ------------
Totals           14,000,000   156,000,000      1.00000    110,000,000      1.00000    280,000,000
--------------  ------------  ------------  ------------  ------------  ------------  ------------

                                 APPENDIX 2.7(3)
                                 ---------------

1.   ALTA Statement executed by 77 WWLP.

2.   GAP executed by 77 WWLP.

3. Affidavit that to the best of 77 WWLP's knowledge no known violations or restrictions of record executed by 77 WWLP.

4.   Survey.

5. Non-Imputation Affidavit and Indemnity Agreement executed by 77 WWLP re Non-Imputation Endorsement.

6.   Personal Undertaking re: Mechanic's Liens executed by Prime.

7.   Property Manager Lien Waiver.

8.   Payoff Letter and to follow Closing:

     (a)  Mortgage Release;

     (b)  UCC Termination.

9.   Ground Lessor Estoppel.

10.  Deed from 77 WWLP to LLC.

11.  77 WWLP Corporate Documents:

     (a)  Partnership Agreement and Amendments;

     (b)  Good Standing Certificate.

12.  LLC Documents:

     (a) certification from the Illinois and Delaware Secretary of State that LLC has properly filed its Articles of Organization;

     (b) a copy of the Articles of Organization, together with any amendments thereto;

     (c) a copy of the Operating Agreement, if any, together with any amendments thereto;

     (d) a list of incumbent managers or of incumbent members if managers have not been appointed; and

     (e)  certification that no event of dissolution has occurred.

13.  Transfer Declaration and Water Certificate to be executed by 77 WWLP:

     (a)  For OTR Equity Investment:

          1)   State of Illinois  Green Sheet;
          2)   Cook County; and
          3)   City of Chicago.

Note:  City and County Stamps to be obtained by Title Company.

     (b)  For transfer from 77 WWLP to LLC:

          1)   City of Chicago.

Note: No Water Certificate required by Title Company because no stamps since no consideration

                                  APPENDIX 3.2

1.   Title Insurance Endorsement
2. Most current Title Report, including full copies of all exceptions and exhibits
3.   Legal Description
4. Most recent "As Built" survey showing locations of all improvements, easements, parking spaces and lot size
5.   Easements, Covenants, and Restrictions
6.   Plans and Specifications
7.   Soils Report
8.   All existing Environmental Assessments or Impact Report/Certifications
9.   Copies of all Leases, including amendments, and work letters
10.  Building Insurance Certificates (as applicable)
     (a)  Liability
     (b)  Property
     (c)  Boiler and Machinery
     (d)  Flood/Earthquake
     (e)  Rental and Business Interruption
11.  Building Certificate of Occupancy and Final Completion Certificate
12.  Service Contracts
13.  Construction and other warranties (still in effect)
14.  Tax Parcel ID Number
15.  Property Tax Statements for the last two years
16.  Financial Statements of 77 WWLP and the Property for the year 1998
17. Association Rules and Regulations, if applicable, and 1998 dues or assessment
18.  Leasing Agreement and Property Management Agreement
19. Files concerning any litigation associated with the Property, currently pending, or active within the last three years (1)
20.  Tenant Correspondence Files (1)
21.  Names and telephone numbers for Owner's contact personnel
22.  Current Rent Roll
23.  Tenant financial information in Owner's possession
24.  As schedule of any tenants currently in default
25.  Fitness center operating agreement and extensions
26.  Lease abstracts
27.  Parking agreement
28.  Collateral agreement summary page
29.  Leasing prospects
30.  Property condition assessment checklist
31.  Standard lease agreement
32.  June 1999 (current) rent billing
33.  Three-year occupancy history
34.  Three year tenant improvement summary
35.  Downtown market studies/reports
36.  Stacking plan
37.  Development cost schedule
38.  1999 operating budget
39.  Monthly income statements - January 1999 - May 1999 (YTD)
40.  Monthly check registers - January 1999 - May 1999
41.  Monthly bank statements - January 1999 - May 1999
42.  1998 CAM pool and expenses pool reconciliations
43.  June 1999 (current) aged receivables report
44.  Summary of Security Deposits
45.  Wacker Drive improvement memorandum

Notes: Items marked (1) need not be physically delivered to OTR. OTR may inspect and copy such items upon request.

To the extent that an item does not exist, 77 WWLP will furnish a written statement to that effect.

                                  APPENDIX 3.4
                                  ------------

                                     [DRAFT]

                               September __, 1999



Mr. Stephen Huber
OTR, Acting on Behalf of
the State Teachers Retirement of Ohio
275 East Broad Street
Columbus, OH  43215-3771

     Re:  Contribution   Agreement  Between  OTR  and  77  West  Wacker  Limited
          Partnership Dated as of September __, 1999; Tax P.I.N. #17-09-422-010

Dear Mr. Huber:

     This  letter  agreement,  when  fully  signed,  modifies  the  Contribution
Agreement referred to above. Words with initial capital letters used in this letter agreement without definition shall have the meanings ascribed to them in the Contribution Agreement. 77 WWLP has been advised that a portion of the real property taxes relating to the two-story building located below the Air Rights Parcel for the year 1997 are unpaid and that a tax sale occurred on April 2, 1999.

     This letter confirms the understanding of 77 WWLP and OTR concerning the effect of such tax sale on the rights of the lessee under the Air Rights Lease (the Lease executed by 77 WWLP and American National Bank and Trust Company of Chicago, not personally, but solely as Trustee under Trust No. 66121, as Lessor, and 77 West Wacker Limited Partnership dated March 7, 1991 (recorded 3/18/91 as Document No. 91119739)).

     If at any time, to the knowledge of 77 WWLP, the purchaser of the parcel identified as Tax Parcel Identification Number 17-09-422-010 (the "Ground") or a third party asserts that such tax sale has limited or impaired in any fashion the obligations of the lessor under the Air Rights Lease (or the correlative rights of the LLC under the Air Rights Lease), whether by initiating a lawsuit, seeking a permit to demolish the support for the Air Rights Parcel, using self help to impair rights of the LLC under the Air Rights Lease, asserting such impairment in response to a request from the LLC under the Air Rights Lease for an estoppel certificate, or otherwise, 77 WWLP shall notify OTR. Within fifteen
(15) days following receipt of such notice, OTR may elect for either 77 WWLP, on behalf of the LLC, or the LLC itself, to initiate (or defend, as the case may be) a proceeding (a "Proceeding") for injunctive and declaratory relief to the effect that such tax sale has not impaired the obligations of the lessor under the Air Rights Lease or the correlative rights of the LLC under the Air Rights Lease.

     If OTR elects for 77 WWLP to initiate or defend a Proceeding on behalf of the LLC, 77 WWLP shall on behalf of the LLC vigorously assert the LLC's rights under the Air Rights Lease, its rights of quiet enjoyment, its claim for an easement by necessity, and any other legal and equitable rights and remedies that the LLC might have, except for the right to compensatory damages, as to which OTR must consent as provided herein in order for 77 WWLP to assert such right. At OTR's election, which shall be made at the same time as the election whether to initiate or defend a Proceeding, 77 WWLP or the LLC, as the case may be, shall pay the cost of such appearance and contest, and be liable for the liabilities and obligations, if any, incurred in such Proceeding by the 77 WWLP or the LLC. In no event in any such Proceeding shall 77 WWLP seek compensatory damages for the loss of any rights of the LLC under the Air Rights Lease resulting from the sale of the Ground at such tax sale, without the prior written consent of the LLC, exercising its sole and absolute discretion.

     If OTR has elected for 77 WWLP (as opposed to the LLC) to initiate or defend a Proceeding, in the event of any recovery by the LLC, the LLC shall pay the amount of such recovery to 77 WWLP.

     At any time and from time to time, at the request of OTR, the LLC shall, and 77 WWLP and its successors and assigns, shall authorize and empower the LLC to, request an estoppel certificate pursuant to the Air Rights Lease from the holder of title to the Ground.


                                       Very truly yours,



                                       77 West Wacker Limited Partnership

                                       By Prime Group Realty, L.P., a Delaware
                                       limited partnership, its managing
                                       general partner

                                       By Prime Group Realty Trust, a Maryland
                                       real estate investment trust, its
                                       managing general partner


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


         OTR agrees as provided in the foregoing letter.

                                       OTR


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                  APPENDIX 3.7
                                  ------------

                          Tenant Estoppel Certificates


                             Intentionally Deleted

                                 APPENDIX 5.3(b)
                                 ---------------

                                  Form of Deed

                              SPECIAL WARRANTY DEED


     THIS SPECIAL WARRANTY DEED is made as of the ______ day of ______________, 1999, by 77 WEST WACKER LIMITED PARTNERSHIP (the "Grantor"), having an address at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, to 77 WEST WACKER DRIVE, L.L.C. (the "Grantee"), the tax mailing address of which is 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601.

     Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt of which is hereby acknowledged, and pursuant to proper authority, hereby Grants, Bargains, Sells and Conveys unto Grantee and its successors and assigns, all right, title and interest of Grantor in the following described property (collectively the "Property").

     a. The real property described on Exhibit A attached hereto and made a part hereof (the "Land").

     b. All buildings, improvements, fixtures, structures, parking areas and landscaping on the Land;

     c. All and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any matter appertaining to such Land, including any and all mineral rights, development rights, water rights and the like;

     d. All right, title and interest of Grantor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land;

     e. The interest of the tenant in a certain parcel (the "Air Rights Parcel") pertaining to the air space more particularly described in Parcel [ ] in Exhibit A attached hereto and incorporated herein pursuant to a certain Lease dated March 7, 1991, between American National Bank and Trust Company, as trustee under Trust Agreement dated November 26, 1985 and known as Trust Number 66121, as landlord, and 77 West Wacker Limited Partnership, an Illinois limited partnership, as Tenant, and recorded as Document Number 9119739 in the office of the Recorder of Cook County, Illinois (the "Air Rights Lease") and the interest of the party identified as 77 West Wacker Limited Partnership, an Illinois limited partnership, in a certain Parking Agreement (the "Parking Agreement") dated October 21, 1991 among American National Bank and Trust Company of Chicago, not personally but as trustee under trust agreement dated June 18, 1991 and known as trust number 52947, North Loop Transportation Center Limited Partnership and 77 West Wacker Limited Partnership (such rights being referred to as the "Appurtenances") pertaining to the property more particularly described in Parcel [ ] in Exhibit A attached hereto and incorporated herein; and

     (f)  The right, title and interest of the tenant under the Air Rights Lease
          to  buildings,  improvements,   fixtures  and  structures  on,  in  or
          appurtenant to the Air Rights Parcel.

     TO HAVE AND TO HOLD the Property in fee simple unto Grantee and its successors, heirs and assigns, forever.

     Grantor has not done or suffered to be done anything whereby the Property is or may be encumbered or charged, except for those matters set forth in Exhibit B attached hereto and incorporated herein (the "Permitted Encumbrances"). Grantor shall warrant and defend the Property against all persons lawfully claiming, or to claim the Property, by, through or under Grantor, subject to the Permitted Encumbrances.


                  IN WITNESS WHEREOF, said Grantor has caused this instrument to be duly executed and delivered by its duly authorized officer, as of the day and year first above written.


                                       77 WEST WACKER LIMITED PARTNERSHIP

                                       By:  Prime Group Realty, L.P., a Delaware
                                       limited partnership, its general partner

                                       By:  Prime Group Realty Trust, a Maryland
                                       real estate investment trust, its
                                       managing general partner



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



STATE OF ________________ )
                          )  SS:
COUNTY OF _______________ )


     The foregoing instrument was acknowledged before me this ______ day of _________________, 1999 by ___________________, the ___________________ of Prime
Group Realty Trust, a real estate investment trust organized under the laws of Maryland, managing general partner of Prime Group Realty, L.P., a limited partnership organized under the laws of Delaware, general partner of 77 WEST WACKER LIMITED PARTNERSHIP, a limited partnership organized under the laws of Illinois, on behalf of the trust and such partnerships.



                                       _________________________________________
                                       Notary Public

                                    EXHIBIT A
                                    ---------

                                LEGAL DESCRIPTION
                                -----------------

                                    EXHIBIT B
                                    ---------

    [Insert Schedule B of proforma title policy attached as Appendix 2.7(2)]

                        STATEMENT BY GRANTOR AND GRANTEE

The grantor or his agent affirms that, to the best of his knowledge, the name of the grantee shown on the deed or assignment of beneficial interest in a land trust is either a natural person, an Illinois corporation or foreign corporation authorized to do business or acquire and hold title to real estate in Illinois, a partnership authorized to do business or acquire and hold title to real estate in Illinois, or other entity recognized as a person and authorized to do business or acquire and hold title to real estate under the laws of the State of Illinois.

                                       77 WEST WACKER LIMITED PARTNERSHIP

Dated____________________,    1999     Signature:_______________________________
                                                          Grantor or Agent

Subscribed and sworn to before me by the

said____________________________________

this______________ day of _________ ,

1999

________________________________________
Notary Public


The grantee or his agent affirms and verifies that the name of the grantee shown on the deed or assignment of beneficial interest in a land trust is either a natural person, an Illinois corporation or foreign corporation authorized to do business or acquire and hold title to real estate in Illinois, a partnership authorized to do business or acquire and hold title to real estate in Illinois, or other entity recognized as a person and authorized to do business or acquire and hold title to real estate under the laws of the State of Illinois.

                                       77 WEST WACKER DRIVE, L.L.C.

Dated____________________,    1999     Signature:_______________________________
                                                 Grantee or Agent

Subscribed and sworn to before me by the

said____________________________________

this______________ day of __________,

1999

________________________________________
Notary Public

NOTE:Any person who knowingly submits a false statement concerning the identity of a grantee shall be guilty of a Class C misdemeanor for the first offense and of a Class A misdemeanor for subsequent offenses.

[Attach to deed or ABI to be recorded in Cook County, Illinois, if exempt under provisions of Section 4 of the Illinois Real Estate Transfer Tax Act.]

                                 APPENDIX 5.3(c)
                                 ---------------

                       BILL OF SALE AND OMNIBUS ASSIGNMENT

     This Bill of Sale and Omnibus Assignment (this "Assignment") is made as of the ______ day of _______________, 1999 by and between 77 WEST WACKER LIMITED PARTNERSHIP ("Contributor"), a limited partnership organized under the laws of Illinois, and 77 WEST WACKER DRIVE, L.L.C., a limited liability company organized under the laws of Delaware ("LLC").

                                R E C I T A L S:
                                - - - - - - - -

     A. This Bill of Sale and Omnibus Assignment is executed and delivered pursuant to that certain Contribution Agreement (as amended, the "Contribution Agreement") dated as of August _____, 1999, between Contributor and LLC in which Contributor agreed to contribute to LLC the real property described in Schedule 1 attached hereto (the "Land").

     B. All terms with initial capital letters that are used but not defined herein shall have the same meanings ascribed to such terms in the Contribution Agreement.

          1. ASSIGNMENT AND ASSUMPTION. For good and valuable consideration, Contributor hereby sells, assigns, conveys and contributes to LLC, and LLC hereby accepts:

               (a) LEASES. The Leases set forth on the Rent Roll attached hereto as Schedule 2;

               (b) PERSONAL PROPERTY. All Personal Property, including without limitation such items, if any, specifically identified on Schedule 3 attached hereto;

               (c) INTANGIBLE PROPERTY. All Intangible Property; and

               (d) SERVICE CONTRACTS. All Service Contracts, if any, described in Schedule 4 attached hereto; and

               (e) APPURTENANCES AND APPURTENANT IMPROVEMENTS. All Appurtenances and Appurtenant Improvements.

          2. ASSUMPTION. LLC hereby assumes:

               (a) All of Contributor's obligations under the Leases arising from and after Closing, other than those excepted in Schedule 5 attached hereto, but as to Contributor's obligations with regard to security deposits and other deposits, only to the extent the security deposits have been transferred or credited to LLC;

               (b) All of the obligations of Contributor under Service Contracts arising from and after Closing; and

               (c) All of the obligations of Contributor under the Appurtenances arising from and after Closing.

          3. WARRANTY. Contributor represents and warrants to LLC that it has not done or suffered to be done anything whereby the property described above is or may be encumbered or charged, except for those arising under the Permitted Exceptions. Contributor shall warrant and defend the above-described property unto LLC, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, from, or through Contributor, subject only to the Permitted Exceptions.

          4. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.


                                       CONTRIBUTOR:

                                       77 WEST WACKER LIMITED PARTNERSHIP

                                       By:  Prime Group Realty, L.P., a Delaware
                                       limited partnership, its general partner

                                       By:  Prime Group Realty Trust, a Maryland
                                       real estate investment trust, its
                                       managing general partner



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       LLC:

                                       77 WEST WACKER DRIVE, L.L.C.

                                       By:  Prime Group Realty, L.P., a Delaware
                                       limited partnership, its member

                                       By:  Prime Group Realty Trust, a Maryland
                                       real estate investment trust,its managing
                                       general partner



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       And By: OTR, an Ohio general partnership,
                                       acting on behalf of the State Teachers
                                       Retirement Systems of Ohio, an
                                       instrumentality of the State of Ohio, its
                                       member



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                   SCHEDULE 1
                                   ----------

                                LEGAL DESCRIPTION
                                -----------------

                                   SCHEDULE 2
                                   ----------

                                     TENANTS
                                     -------

                                   SCHEDULE 3
                                   ----------

                                PERSONAL PROPERTY
                                -----------------

                                   SCHEDULE 4
                                   ----------

                                SERVICE CONTRACTS
                                -----------------

                                   SCHEDULE 5
                                   ----------

                              EXCEPTED OBLIGATIONS
                              --------------------


1. Obligations of lessor under Section 29 of Lease in favor of Jones, Day, Reavis & Pogue LLP.

                                 APPENDIX 5.3(d)
                                 ---------------

                            TENANT AND VENDOR NOTICES
                            -------------------------
                                                                        [TENANT]


                               September __, 1999


VIA CERTIFIED MAIL/RRR
----------------------

______________________
______________________
______________________


    Re:  77 West Wacker, Chicago
         -----------------------


Dear Tenant:

     You are hereby advised that the above-referenced property in which you are a tenant was transferred and your lease was assigned and transferred effective as of the date of this letter to 77 West Wacker Drive, L.L.C. (the "Company"). Your security deposit and advance rental, if any, have been transferred to the Company.

     All future checks for rent and other charges should be made payable to:

                           77 West Wacker Drive, L.L.C.

         and forwarded to:

                           LaSalle National Bank
                           135 South LaSalle Street
                           Chicago, IL  60674-3806
                           Attention:  Dept. ______

         If Overnight:

                           LaSalle National Bank
                           200 West Monroe Street, Suite 200
                           Chicago, IL  60674-3806
                           Attention:_____________

     Building-related correspondence and notices to Landlord should be forwarded to:

                           Prime Group, L.P.
                           77 West Wacker Drive
                           Suite 3900
                           Chicago, IL  60601
                           Attention:_____________


                                       77 WEST WACKER LIMITED PARTNERSHIP


                                       By:      ________________________________
                                       Name:    Jeffrey A. Patterson
                                       Its:     Executive Vice President

                                                                        [VENDOR]


                               September __, 1999



VIA CERTIFIED MAIL/RRR
----------------------

______________________
______________________
______________________


    Re:  77 West Wacker, Chicago
         -----------------------

Ladies and Gentlemen:

     This is to advise you that the above-referenced property was transferred to 77 West Wacker Drive, L.L.C. (the "Company"). As part of the transfer, your contract has been assigned to the Company, and any goods, services or utilities supplied to the property subsequent to the date of this letter shall be for its account. All future invoices and correspondence and andy and all Notices to the Company should be sent to the Company's property manager at the following address:

                           Prime Group Realty, L.P.
                           c/o ____________________
                           77 West Wacker Drive
                           Suite 3900
                           Chicago, IL  60601


77 WEST WACKER LIMITED PARTNERSHIP

By:      Prime Group Realty, L.P.
Its:     General Partner

         By:      Prime Group Realty Trust
                  Managing General Partner

                  By:      ________________________
                  Name:    Jeffrey A. Patterson
                  Its:     Executive Vice President

                                 APPENDIX 5.3(f)
                                 ---------------

                            Form of FIRPTA Affidavit

                                FIRPTA Affidavit



     Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by 77 WEST WACKER LIMITED PARTNERSHIP, an Illinois limited partnership (the "Transferor") to 77 WEST WACKER DRIVE, L.L.C., a Delaware limited liability company (the "Transferee"), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby certify the following on behalf of the Transferor:

     1. The undersigned is the _________________ of Prime Group Realty Trust ("REIT"), a Maryland real estate investment trust, which is the managing general partner of Prime Group Realty, L.P. ("OP"), a Delaware limited partnership which is the general partner of the Transferor and is familiar with the business of the Transferor;

     2. The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

     3. The Transferor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois;

     4. The Transferor's United States employer identification number is ____________;

     5. The Transferor's office address and principal place of business is 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601; and

     6. This certificate and affidavit is made to induce the Transferee to consummate the transactions contemplated by the Transferor and Transferee.

     The Transferor understands that this affidavit and certificate may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, the undersigned declares that he has examined this affidavit and certificate, and to the best of the undersigned's knowledge and belief, it is true, correct and complete. The undersigned further declares that he has authority to sign this affidavit and certificate on behalf of the Transferor.

     This affidavit and certificate is executed and delivered as of the ______ day of _____________, 1999.


                                       77 WEST WACKER LIMITED PARTNERSHIP

                                       By:  Prime Group Realty, L.P.,
                                            a Delaware limited partnership,
                                            its general partner

                                       By:  Prime Group Realty Trust, a Maryland
                                            real estate investment trust, its
                                            managing general partner



                                       By:______________________________________
                                            Name:_______________________________
                                            Title:______________________________


STATE OF ______________ )
                        ) SS
COUNTY OF _____________ )

     The foregoing instrument was acknowledged before me the _____ day of ______________, 1999 by _________________________, _________________ of Prime
Group Realty Trust, a real estate investment trust organized under the laws of Maryland, managing general partner of Prime Group Realty, L.P., a limited partnership organized under the laws of Delaware, general partner of 77 WEST WACKER LIMITED PARTNERSHIP, a limited partnership organized under the laws of Illinois on behalf of the trust and such partnerships.


                                       _________________________________________
                                       Notary Public

                                       My Commission Expires:___________________

                                 APPENDIX 6.1(e)
                                 ---------------

     Leasing Commissions Payable by 77 WWLP or Prime Following Closing Date


     77 WWLP shall be liable to pay as provided in Section 6.1(e) the leasing commissions incurred in connection with the Leases identified in section 1(a) through (j) of the attached Memorandum dated August 5, 1999 from Scott McKibben to Steve Huber (as summarized below), excluding, however, any commissions relating to the exercise of extensions or options to renew in the future, if any.

----------------------  ------------  ----------------  -------------------
       Tenant               RSF       Leasing Comm/RSF  Leasing Commissions
----------------------  ------------  ----------------  -------------------

Castle Creek                4,822         $  7.27            $  35,051
TDRC                        6,697         $  6.04            $  40,419
McGuire Wood Expansion        950         $  1.62            $   1,537
McGuire Wood Expansion     15,671         $  1.50            $  23,507
Microsoft                   2,424         $  4.53            $  10,993
Marakon                     1,424         $  3.25            $   4,630
USA Broadcasting            6,729         $  6.23            $  41,898
Jones Day                   4,991         $  1.30            $   6,489
PGRT                        2,685         $  1.50            $   4,028
Peregrin Capital            2,122         $  1.50            $   3,183
Carvill                     3,155         $  4.75            $  14,987
----------------------  ------------  ----------------  -------------------
Total Prime Obligation     51,670         $  3.61            $ 186,723
----------------------  ------------  ----------------  -------------------

                                APPENDIX 6.10(a)

                         77 WWLP or Prime TI Obligations

     77 WWLP shall pay for all TI Obligations incurred in connection with the Leases identified in section 1(a) through (h) of the August 5, 1999 Memorandum attached to Appendix 6.1(e) (as summarized below).

----------------------  ------------  ----------------  -------------------
       Tenant               RSF       Leasing Comm/RSF  Leasing Commissions
----------------------  ------------  ----------------  -------------------

Castle Creek                4,822         $  30.00           $  144,660
TDRC                        6,697         $  35.50           $  237,744
McGuire Wood Expansion        950         $   0.00           $        0
Microsoft                   2,424         $  20.00           $   48,480
Marakon                     1,424         $  24.00           $   34,176
USA Broadcasting            6,729         $   8.57           $   57,650
Jones Day                   4,991         $  30.00           $  149,730
PGRT                        2,685         $  55.00           $  147,675
Peregrin Capital            2,122         $  40.00           $   84,880
Carvill                     3,155         $  10.00           $   31,550
----------------------  ------------  ----------------  -------------------
Total Prime Obligation     35,999         $  26.02           $  936,545
----------------------  ------------  ----------------  -------------------

                                APPENDIX 6.10(b)
                                ----------------

                               LLC TI Obligations




--------------------------------------------------------------
  Tenant                RSF            TI/RSF             TI
--------------------------------------------------------------


RR Donnelly                                                             $100,000


Note:RR Donnelly is entitled to a $100,000 tenant improvement allowance after July, 2002.

                                 APPENDIX 7.1(c)
                                 ---------------

                                 Tenant Defaults



----------------  ------------  ------------  ----------------
     Tenant            RSF      $ in Arrears     Date Due
----------------  ------------  ------------  ----------------
Cafe Baci             4,819     $ 144,373.00  1/1/96 - 9/1/98
Castle Creek          4,822     $  13,422.00  2/4/99 - 2/28/99
----------------                ------------
Total Defaults                  $ 157,795.00
----------------                ------------

                                 APPENDIX 7.1(o)
                                 ---------------

                                   Litigation





                             Intentionally Deleted

                                 APPENDIX 10.11
                                 --------------

                                   Notice List


77 WWLP and Prime:                  OTR
------------------                  ---

Jeffrey A. Patterson
Executive Vice President            Director, Real Estate Assets
and Chief Investment Officer        The State Teachers Retirement System of Ohio
Prime Group Realty Trust            275 East Broad Street
77 West Wacker, Suite 3900          Columbus, OH  43215-3771
Chicago, IL  60601                  Direct Dial:  (614) 227-4090
Direct Dial:  (312) 917-4230

                                    with a copy to:

                                    Outside Counsel
                                    ---------------
                                    Edward D. Diller, Esq.
with a copy to:                     Taft, Stettinius & Hollister LLP
                                    1800 Firstar Tower
In-House Counsel:                   425 Walnut Street
-----------------                   Cincinnati, OH  45202-3957
James Hoffman                       Direct Dial:  (513) 381-2838
Senior Vice President
and General Counsel
Prime Group Realty Trust
77 West Wacker, Suite 3900
Chicago, IL  60601
Direct Dial:  (312) 917-4237